                                                                                    EXHIBIT 4.19

                                            OFFICE LEASE AGREEMENT

                                            ROYAL PALM I AT SOUTHPOINTE
                                            1000 South Pine Island Road
                                             Plantation, Florida 33324

TENANT:           SUN INTERNATIONAL NORTH AMERICA, INC.

SUITE: 620, 700 and 800    SQUARE FEET: 65,000 Square Feet of Net Rentable Area

TERM: Fifteen (15) Years

LEASE EXECUTION DATE:

LEASE COMMENCEMENT DATE:

RENTAL COMMENCEMENT DATE:

                                                    LEASE INDEX

NUMBER            ITEM                                                                                         PAGE

                  LEGAL DESCRIPTION                                                          EXHIBIT "A"
                  FLOOR PLAN                                                                 EXHIBIT "B"
                  ANNUAL RENT ADJUSTMENT                                                     EXHIBIT "C"
                  WORK LETTER AGREEMENT FOR INITIAL PREMISES                                 EXHIBIT "D-1"
                  WORK LETTER AGREEMENT (SUBSEQUENT PREMISES)EXHIBIT "D-2"
                  RULES AND REGULATIONS                                                      EXHIBIT "E"
                  CONSTRUCTION RULES AND REGULATIONS                                         EXHIBIT "F"
                  OPTION TO RENEW                                                            EXHIBIT "G"
                  JANITORIAL SPECIFICATIONS                                                  EXHIBIT "H"
                  COMMENCEMENT DATE AGREEMENT -
                  INITIAL PREMISES                                                           RIDER #1-A
                  COMMENCEMENT DATE AGREEMENT-
                  SUBSEQUENT PREMISES                                                        RIDER #1-B
                  RIGHT OF FIRST OFFER                                                       RIDER #2
                  REIMBURSEMENT AGREEMENT EXISTING LEASE                                     RIDER #3
                  FORM OF LETTER OF CREDIT                                                   RIDER#4

                                              OFFICE LEASE AGREEMENT

         THIS  OFFICE   LEASE   AGREEMENT   (the   "Lease"),   is  made  and  entered  into  on  the  ____  day  of
__________________,  2002,  between TEACHERS  INSURANCE AND ANNUITY  ASSOCIATION OF AMERICA, a New York corporation
("Landlord"),  and SUN INTERNATIONAL NORTH AMERICA,  INC., a corporate entity organized under the laws of the State of Delaware ("Tenant").

                                                  1. DEFINITIONS.

1.1      "Building"  means the office  building  known as the Tower at Royal Palm I and related  parking deck known located at 1000 South Pine Island  Road,  Plantation,  Florida  33324.  The Net  Rentable  Area in the  Building is
stipulated by Landlord and Tenant to be 217,400 square feet.

1.2      "Arcade  Building"  means the  adjacent  building to the  Building.  The Net  Rentable  Area of the Arcade
Building is 22,908 square feet.

1.3      "Building  Project"  means the land  described  in Exhibit  "A" hereto  and the  improvements  constructed thereon  including  the  Building,  the Common Areas and  Exterior  Common  Areas,  and the Arcade at Royal Palm I,
having and address of 950 South Pine Island Road,  Plantation,  Florida 33324,  and the parking  structure  serving the Building and the Arcade Building.

1.4      "Premises"  means the suites of offices known as Suite 620,  Suite 700 (which is the entire  seventh floor of the  Building),  and Suite 800 (which is the entire  eighth  floor of the  Building) . The Premises are depicted and outlined on the floor plan  attached as Exhibit "B".  The Premises are  stipulated  for all purposes to contain
65,000  square  feet of "Net  Rentable  Area"  (as  defined  below).  The  Premises  consist  of both the  "Initial
Premises",  namely Suite 700 and Suite 800,  stipulated to consist of 49,677 square feet of Net Rentable  Area, and the "Subsequent  Premises",  namely Suite 620,  stipulated to consist of 15,323 square feet of Net Rentable Area on the sixth floor of the Building,  further depicted on Exhibit "B".  Premises also means subsequent  expansions,  if any,  under the terms of this Lease,  including  such  expansions as may be effected  under Tenant's Right of First
Offer.

1.5      "Base  Rental" or "Base Rent"  means the sum of the  amounts  set forth in Exhibit "C" hereto,  plus sales tax  thereon,  due without  notice or demand on the first day of each  calendar  month during the Lease Term as set forth therein.  In the event that the first month of the Lease Term is a partial  calendar  month,  then Additional
Rent,  if any, for such month shall be due on the  Commencement  Date,  and shall be prorated to reflect the number of days  included  in such  partial  month.  The dates on which the  amount of Base Rent set forth in  Exhibit  "C"
hereto shall be adjusted shall occur,  if the  Commencement  Date occurs on the first day of the month,  also occur on the first day of the month;  if the  Commencement  Date  occurs on a date other than the first day of the month, then such adjustment dates shall annually occur on the first day of the month following the Commencement Date.

1.6      "Additional  Rental" or "Additional Rent" means Tenant's  Proportionate  Share of Operating  Expenses,  as
further  defined and  described  in Section 24 hereof.  "Additional  Rent" or  "Additional  Rental"  also refers to
Tenant's other monetary  obligations under this Lease including,  without limitation,  those referred to in Section
10.2 Section 17.2, and Section 18 hereof.  Between December 1, 2002 and the October 31, 2005,  Tenant shall pay its
Proportionate  Share of  Operating  Expenses to the extent that  Landlord's  actual  expenses  exceed the amount of
$8.00 per square foot per year. From and after the  thirty-seventh  month following the Commencement  Date,  Tenant shall pay its  Proportionate  Amount of Operating  Costs,  and the "expense stop" of $8.00 per square foot per year shall no longer be applicable.

1.7      "Parking  Spaces"  means,  with  respect to the  Initial  Premises,  250 spaces in the  parking  structure adjacent  to the  Building  under the terms of Section 13  hereof.  Of such  parking  spaces,  235 spaces  shall be allocated  and  unreserved  spaces,  which shall not be subject to an  additional  charge,  and 15 spaces  shall be parking  spaces in the reserved area of the parking  structure at no additional  charge.  "Parking  Spaces"  means, with respect to the  Subsequent  Premises,  10 spaces  allocated  and  unreserved  spaces in the parking  structure adjacent  to the  Building,  and 65  additional  allocated  and  unreserved  parking  spaces  either in the parking structure  adjacent to the  Building or in another  surface  area  adjacent to the  Building  Project or within the
Building  Project,  and to be specified by Landlord prior to the  commencement  of Tenant's lease of the Subsequent
Premises  (and  subject to change by  Landlord  to another  area  adjacent  to the  Building  Project or within the
Building  Project from time to time  thereafter).  Notwithstanding  anything  herein to the contrary,  the distance between the Building's  main entrance and any of said 65 spaces shall not exceed the maximum  distance  between the
Building's main entrance and any parking space within the Building Project.

1.8      "Tenant's  Proportionate  Share" of the  Building  and the  Arcade  Building,  which  together  are hereby stipulated to contain  240,308 square feet of Net Rentable  Area, is 27.0486  percent,  and has been  calculated as set forth in Section 24.1(3) hereof.  Tenant's  Proportionate  Share for the Initial  Premises is 20.6722  percent.
Tenant's Proportionate Share of the Subsequent Premises is 6.3764 percent.

1.9      "Commencement  Date" means,  with respect to Tenant's Initial  Premises,  the earlier of (i) the date that
Tenant  substantially  completes the work to be performed under Exhibit "D-1" hereto and actually occupies Tenant's
Initial  Premises for the purpose of the conduct of its  business,  or (ii) December 1, 2002.  "Commencement  Date"
means, with respect to Tenant's  Subsequent  Premises (as defined in Section 1.4), the earlier of (i) the date that
Tenant  substantially  completes  the work to be  performed  by Tenant  under  Exhibit  "D-2"  hereto and  actually occupies the  Subsequent  Premises,  as set forth below,  for the purpose of the conduct of its  business;  or (ii)
ninety (90) days following  Landlord's  tender of delivery to Tenant of the Subsequent  Premises for the purpose of
Tenant's  construction  of the Tenant  Improvements  to be performed  under  Exhibit "D" hereto.  In the event that
Landlord  does not receive an earlier  request  from Tenant to tender  delivery of the  Subsequent  Premises,  then
Landlord  shall tender such delivery of possession to Tenant on January 1, 2004 and the  Commencement  Date for the
Subsequent  Premises  shall  occur not later than  April 1, 2004.  In the event  that  Tenant  desires to  commence construction of the Tenant  Improvements  for the Subsequent  Premises prior to January 1, 2004, then it shall give
Landlord  irrevocable  notice at least one hundred twenty (120) days prior to the date it requires such delivery of possession,  and in such event,  Landlord shall tender  delivery of the  Subsequent  Premises to Tenant on the date set forth in such Tenant notice.

1.10     "Lease  Term"  means  (i) the term  commencing  on the  Commencement  Date for the  Initial  Premises  and
continuing  until the last day of the month  that is one  hundred  eighty  (180)  months  thereafter,  and (ii) any
Renewal Terms.  Landlord shall tender delivery of possession of the Initial Premises to Tenant,  for the purpose of
Tenant's  commencement  of the work to be performed  under  Exhibit D-1 hereto,  on the later of the date that this
Lease has been executed by both Landlord and Tenant,  or the date that Tenant  tenders to Landlord  evidence of the insurance  that it is required to provide under the terms of this Lease.  Between the date that Landlord so tenders delivery of  possession of the Initial  Premises and the  Commencement  Date,  Tenant shall be bound by each of its covenants and obligations under this Lease, except only the obligation to pay Base Rent or Additional Rent.

1.11     "Lease Payment" and "Security Deposit"

(1)      "Lease  Payment"  means the sum of  $3,740,000.00  to be paid by Tenant to  Landlord  on or before June 1,
2002;  such  payment is in  consideration  of  Landlord's  agreement  to enter into this Lease  under the terms and conditions  hereof.  The Lease Payment shall be deemed earned by Landlord upon Landlord's  execution of this Lease, and is not prepaid rent or other prepaid charges under this Lease.

(2)       "Security  Deposit"  means the sum of  $260,000.00,  to be deposited by Tenant with Landlord on or before
June 1, 2002, in the form of the Letter of Credit attached hereto as Rider #4.

1.12     "Common  Areas" means those areas devoted to corridors,  elevator  foyers,  restrooms,  mechanical  rooms, lobbies,  janitorial  closets,  electrical  and  telephone  closets,  vending  areas and other  similar  facilities provided for the common use or benefit of tenants generally and/or the public.

1.13     "Service Areas" means those areas within the outside walls used for elevator  mechanical  rooms,  building stairs, fire towers,  elevator shafts,  flues, vents, stacks, pipe shafts and vertical ducts and other penetrations
(but shall not include any such areas for the exclusive use of a particular tenant).

1.14     "Net  Rentable  Area" of the  Premises  shall mean the gross area  within the inside  surface of the outer glass of the exterior  walls,  to the  mid-point of any demising  walls  separating  portions of the Premises  from those of  adjacent  tenants  and to the  finished  side of Common  Area and  Service  Areas  walls  separating  the premises.  Net Rentable Area shall not include any Service Areas,  but shall include  Tenant's pro rata part of the
Common Areas within the  Building.  Space in the  Building  occupied  under  agreement  with  Landlord by a Service
Provider  (as defined  hereinafter)  for the  operation  of  telecommunications  equipment  shall not alter its Net
Rentable Area of the Building.

1.15     "Exterior  Common  Areas"  means the portion of the  Building  Project  which are not  located  within the
Building or the Arcade  Building and which are provided and  maintained  for the common use and benefit of Landlord and tenants of the  Building  and the Arcade  Building  generally  and the  employees,  invitees  and  licensees of
Landlord and such  tenants'  including  without  limitation,  all parking  areas,  enclosed or  otherwise,  and all streets, sidewalks and landscaped areas.

1.16     "Building Standard" means the quality,  amount, level of performance or standards,  as the case may be, as established in the Work Letter Agreement attached hereto as Exhibits "D-1" and "D-2".

1.17     "Building  Standard  Improvements"  means those improvements  (including the "Shell  Improvements" and the
"Allowance Items" as defined in Exhibits "D-1" and "D-2") to the Premises.

1.18     "Building Grade" means the type, brand and/or quality of materials  Landlord  designates from time to time to be the minimum  quality to be used in the  Building or the  exclusive  type,  grade or quality of material to be used in the Building.

2.       GRANT.  Subject to and upon the terms herein set forth,  Landlord  leases to Tenant and Tenant leases from
Landlord the Premises.

3.       LEASE TERM.

3.1      This Lease Term shall commence on the  Commencement  Date and continue in full force and effect during the
Lease Term,  unless this Lease is sooner  terminated  or extended to a later date under any other term or provision of this  Lease.  Notwithstanding  the  foregoing,  however,  Landlord  and  Tenant  shall  each be  bound  by their obligations  hereunder (except for Tenant's  obligation to pay rent, which shall occur on the Commencement Date for such portion of the Premises) from the date of this Lease.  Landlord shall not, however,  have any obligations with respect to the provision of janitorial  services to the Premises prior to the Commencement  Date for the applicable portion of the Premises.

4.       USE.

4.1      Tenant and those subsidiaries  covered by Tenant's insurance  submitted to Landlord under the terms hereof will use and occupy the  Premises  only for  general  office use  consistent  with a first class  office  building, including sales and marketing offices, a reservation call center, finance,  information technology,  administrative offices and any other  general  office use  provided  that  Tenant's  call center  shall be located on a floor that
Tenant occupies in full (e.g., Suite 700 or Suite 800 of the Premises.

4.2      Notwithstanding  the  provisions  of  Section  4.1,  Tenant  agrees  not to use or  permit  the use of the
Premises  (i) for any  purpose  inconsistent  with the use  specified  in Section  4.1 or (ii) for any use which is illegal,  dangerous to life,  limb or property or which,  in  Landlord's  sole but  reasonable  opinion,  creates a nuisance or which,  because of any special  insurance  rating tied to Tenant that is not  applicable to the balance of the Building,  would increase the cost of insurance coverage with respect to the Building.  Notwithstanding  the foregoing,  however,  Tenant  shall  bear the  incremental  additional  cost tied to such  insurance  rating and be permitted to engage in the associated use so long as such use is otherwise consistent with Section 4.1 hereof.

5.       BASE RENTAL.

5.1      Tenant promises to pay and shall pay to Landlord,  during the Lease Term,  without any setoff or deduction whatsoever,  the Base Rental and the  Additional  Rental,  all of which are sometimes  herein  collectively  called
"rent".

5.2      The annual Base  Rental,  for each lease year or portion  thereof  during the Lease Term,  then in effect, shall be due and payable in twelve  (12) equal  installments  on the first day of each  calendar  month  during the
Lease Term and any  extensions  or renewals  hereof.  Tenant  agrees to pay all such sums in  advance,  and without demand.

5.3      Tenant  shall pay such Base  Rental to  Landlord  at  Landlord's  address  provided  herein (or such other address  as may be  designated  by  Landlord  in  writing  from time to time).  All rent shall be payable in lawful money of the United  States of America,  drawn on a financial  institution  with an office in the United  States of
America.

5.4      If the Lease Term  commences on a day other than the first day of a month,  or  terminates  on a day other than the last day of a month,  then the  installments  of Base Rental for such month or months  shall be  prorated, based on the number of days in such month.

5.5      All  installments  of rent not paid  within  three  business  days of when due shall bear  interest at the maximum  lawful  contract  rate in the State of  Florida  until  paid but Tenant  shall be  permitted  to make such payments  within five business days of the due date up to two times in each  calendar  year before  interest  shall become due.

5.6      The Base Rental shall be adjusted  upward in  accordance  with the  provisions  of Exhibit "C" annually on the first day of the month following the third anniversary of the Commencement Date.

5.7      Tenant  shall pay all sales and use taxes  levied or  assessed  against all rent  payments  due under this
Lease simultaneously with each rent payment required.

6.       SERVICES TO BE FURNISHED BY LANDLORD.

6.1      Landlord agrees to furnish Tenant the following services (herein called "defined services"):

(1)      Cold water at those points of supply provided for general use of tenants in the Building.

(2)      Central  heat and air  conditioning  at such  temperatures  and in such  amounts are  standard for a first class office  building in  Plantation,  Florida but not less than  required by  governmental  authority;  provided, however,  heating and air  conditioning  service at times other than for "Normal  Business  Hours" for the Building shall be furnished only upon the written  request of Tenant  delivered to Landlord in accordance  with the Building
Rules.  Tenant  shall bear the entire  cost of such  additional  service as such costs are  determined  by Landlord from time to time. After hours air conditioning  shall be available,  for the first year following the Commencement
Date,  at the hourly rate of $25.00 per floor (or portion  thereof),  and such rate shall not increase by more than the rate  increases  actually paid by Landlord for  electricity.  Normal  Business  Hours for the Building shall be from 8:00 a.m. to 6:00 p.m.  Monday  through  Friday,  and  Saturdays  from 9:00 a.m. to 1:00 p.m.,  except for the following  holidays and the business day on which they are celebrated:  New Year's Day, Memorial Day,  Independence
Day, Labor Day, Thanksgiving Day, and Christmas Day.

(3)      Landlord  shall  maintain  the Common  Areas of the  Building  and the  Building  Project and the Exterior
Common Areas,  including without limitation lobbies,  stairs,  elevators,  corridors and restrooms,  the windows in the Building,  the mechanical,  plumbing and electrical  equipment  serving the Building,  the roof, roof membrane, exterior  walls,  parking and paved areas,  and the structure  itself in reasonably  good order and condition for a
Class A office building  located in the  Plantation,  Florida  market,  except for damage  occasioned by the act of
Tenant,  which damage shall be repaired by Landlord at Tenant's  expense,  but Tenant's  liability shall be limited to Landlord's out of pocket costs after considering the application of insurance  proceeds,  if any,  available for such work.

(4)      Janitor  service  including  those  services  typical to a first class office  Building in the area of the
Building,  Mondays through Fridays,  exclusive of normal business  holidays  provided,  however,  if Tenant's floor covering  or  other  improvements  require  special  treatment,  Tenant  shall  pay the  additional  cleaning  cost attributable  thereto as  additional  rent upon  presentation  of a statement  therefore  by  Landlord.  Landlord's contract for janitorial  services in the Building shall include  substantially  those services set forth in Exhibit
"H" hereto.

(5)      Subject to the  provisions of Section 11,  provide all  electrical  current  required by Tenant in its use and occupancy of the Premises.

(6)      All Building  Standard  fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

(7)      Controlled  access to the Building  during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate and may, at Landlord's  election,  include access only to person's holding authorized card keys.  Landlord,  however,  shall have no liability to Tenant,  its employees,  agents,  invitees or licensees for losses due to theft or  burglary,  or for damages  done by  unauthorized  persons on the  Premises  and neither shall Landlord be required to insure against any such losses.  Tenant shall cooperate  fully in Landlord's  efforts to maintain safety  measures in the building and shall follow all regulations  promulgated by Landlord with respect thereto.  Tenant  shall have access to the  Premises,  the  Building  and the parking  structure  outside of Normal
Business  Hours seven days per week,  twenty-four  hours per day, under the terms and  requirements  established in the Rules and Regulations.

(8)      Landlord  shall cause manned food service to be provided in the lobby of the Building  beginning not later than nine (9) months following the Commencement Date.

6.2      The failure by  Landlord to any extent to furnish,  or the  interruption  or  termination  of, the defined services in whole or in part,  resulting  from causes beyond the  reasonable  control of Landlord  shall not render
Landlord liable in any respect nor be construed as an eviction  (constructive or otherwise) of Tenant,  nor work an offset or abatement of rent,  nor relieve  Tenant from the  obligation to fulfill any covenant or agreement of this
Lease.  Landlord  agrees that it shall take  commercially  reasonable and diligent steps to seek the restoration of such defined services in the event of their interruption.

6.3      Should any of the equipment or machinery used in the provision of defined services,  for any cause,  cease to  function  properly,  Tenant  shall  have no claim for offset or  abatement  of rent or damages on account of an
interruption  in  service  occasioned  thereby  or  resulting  therefrom.   Landlord  agrees  that  it  shall  take
commercially reasonable and diligent steps to seek the restoration to service of such equipment or machinery.

6.4       Except  as  otherwise  expressly  provided  herein,  Landlord  shall  not  be  required  to  perform  any maintenance on or make any repairs to the Premises.

7.       IMPROVEMENTS TO BE MADE BY LANDLORD.  All  installations  and  improvements,  if any,  hereafter placed on the Premises by the Landlord at Tenant's  request shall be for Tenant's  account and at Tenant's  cost,  which cost shall be payable by Tenant to Landlord  as  Additional  Rent.  Tenant  shall be  required to pay ad valorem  taxes, personal property taxes, and increased insurance thereon or attributable thereto.

8.       GRAPHICS.  Landlord  shall  provide and  install,  at Tenant's  cost (but  subject to offset by the Tenant
Improvement  Allowance,  if any, as defined in Exhibit  "D-1" and Exhibit "D-2"  hereto),  one sign adjacent to the entry door to the  Premises.  All letters and numerals  shall be in the  standard  graphics for the Building and no others shall be used or permitted on the Premises  without  Landlord's  prior written  consent,  which shall not be unreasonably  withheld for interior  signs that are designed and  constructed  in a manner  appropriate  to a first class office building and are consistent with the Building's  signage  program.  Landlord will also cause Tenant to be listed on the lobby directory.

9.       CARE OF THE  PREMISES  BY TENANT.  Tenant  shall  maintain  the  Premises  in good  repair and in a clean, attractive,  first-class  condition.  Tenant  shall not commit or allow any waste to be committed on any portion of the Premises.  At the expiration or earlier  termination of this Lease,  subject to the terms of Section 20 hereof,
Tenant  shall  deliver  the  Premises to Landlord in as good  condition  as at the date of the  Commencement  Date, ordinary wear and use excepted.

10.      REPAIRS AND ALTERATIONS BY TENANT.

10.1     Tenant  shall,  at Tenant's  own cost and  expense,  repair any damage  done to the  Premises by Tenant or those acting by,  through or under  Tenant,  or any part  thereof,  including  replacement  of damaged  portions or items, caused by Tenant or Tenant's agents,  employees,  invitees, or visitors,  and Tenant covenants and agrees to make all such  repairs as may be  required to restore  the  Premises  to as good a condition  as it was in prior to such damage by Tenant or those acting by, through or under Tenant.  In addition,  Tenant shall reimburse  Landlord, within  ten (10)  business  days  following  Landlord's  tender of an  invoice  from time to time,  for  Landlord's commercially  reasonable  out of pocket  expenditures  that are not  covered  by  insurance,  including  Landlord's insurance  deductible,  in connection with any damage to the Building Project,  or any part thereof,  in connection with Tenant's  actions under this Section 10.1, by Tenant or Tenant's agents,  employees or invitees,  but Tenant's liability  under this  sentence  shall not  exceed the limits of the  liability  insurance  policy  required  to be carried by Tenant under the terms of this Lease.

10.2     All such work or repairs by Tenant shall be effected in compliance  with all  applicable  laws;  provided, however,  if  Tenant  fails  to make  such  repairs  or  replacements  promptly  within a  period  of time  that is commercially  reasonable  for such repair or  replacement,  Landlord  may, at its  option,  and after first  giving notice  and ten (10) days to comply  (but no such  notice  shall be  required  in  emergencies),  make  repairs  or replacements,  and Tenant shall pay the  commercially  reasonable cost thereof to the Landlord within ten (10) days of Landlord's demand therefor, as Additional Rent.

10.3     Tenant agrees with Landlord not to make or allow to be made any  alterations to the Premises,  install any vending  machines on the  Premises,  or place signs on the Premises  which are visible  from outside the  Premises, without first  obtaining the prior written  consent of Landlord in each such  instance,  which consent may be given on such conditions as Landlord may reasonably elect.  Notwithstanding  the foregoing,  however,  Tenant may install up to five  (5)  vending  machines,  for the use of its own  employees  and  invitees,  in an area of the  Premises approved  in writing by  Landlord.  Landlord  shall  reasonably  grant its  consent to  Tenant's  proposed  changes provided  that  Tenant's  proposed  alterations  are  consistent  in type and  character  with a first class office building in the  location  of the  Building,  and do not have any adverse  impact on the  Building's  structure  or systems.

10.4     Any and all  alterations  to the Premises  shall become the property of Landlord upon  termination of this
Lease  (except  for  movable  equipment  or  furniture  owned by Tenant  and except  for trade  fixtures  and other furnishings  that are not in the nature of tenant  improvements).  Landlord may,  nonetheless,  by notice to Tenant given at the time that Landlord  consents to such  alteration  under Section 10.3 hereof,  require Tenant to remove any and all  fixtures,  equipment  and other  improvements  installed  on the  Premises and restore the Premises to
Building Standard,  but Tenant shall not be required to remove the Tenant Improvements  constructed under the terms of Exhibits "D-1" and "D-2" hereto,  nor shall Tenant be required to remove subsequent  Alterations unless Landlord imposed the  requirement  of such removal at the time that it consented to the subject  Alteration.  If Landlord so requires and Tenant fails to remove such  improvements,  Landlord may remove such  improvements  at Tenant's  cost, and Tenant shall pay Landlord  within ten (10) business  days of Landlord's  written  demand,  as Additional  Rent, the cost of restoring the Premises to Building Standard.

10.5     Tenant shall assure that any  contractors  performing any  alterations or  improvements  to benefit Tenant abide by the  Construction  Rules and  Regulations  attached  hereto as Exhibit "F", and Tenant shall be liable for the  noncompliance  of all such work by  contractors  engaged  by,  through  and under  Tenant  (and not engaged by
Landlord).

10.6     It shall,  subject to  Tenant's  obligations  in this Lease for  damage  by,  through or under  Tenant and subject to the  inclusion  of such costs in  Operating  Expenses,  be  Landlord's  responsibility  to maintain  the
Building's  Common Areas,  the Exterior Common Areas,  and the Building's  structure and systems in good repair and working order and to make repairs,  replacements  and restorations to the Building which are required in its normal operation and use,  including  without  limitation  the  structure,  mechanical  plumbing and  electrical  systems, walkways,  paths,  landscaping,  exterior  walls and roof,  footings and  foundation,  equipment  and other utility facilities that serve more than one tenant, and other exterior improvements to the Building.

11.      USE OF ELECTRICAL  SERVICES BY TENANT.  Tenant's use of electrical  services  furnished by Landlord  shall not exceed, either in voltage,  rated capacity,  or overall load of the Building,  namely two watts per square foot at 120 volts and 3.5 watts per square foot at 277 volts for  lighting.  If Tenant shall  request that it be allowed to consume  electrical  services in excess of the foregoing,  Landlord may consent upon such conditions as Landlord reasonably  elects  (including the  requirement  that  submeters be installed at Tenant's  expense or that capacity upgrades be performed) and Tenant shall pay all costs and expenses thereby  incurred,  including but not limited to the cost of  electricity  and the cost of  upgrading  the HVAC system to handle the heat caused by such  additional usage.  Exhibits  "D-1" and "D-2" hereto  address the  installation  by Tenant of a back-up  generator to serve the
Premises  and the  installation  of  additional  electrical  services  sufficient  to  serve  Tenant's  information technology, data center operation, and other permitted uses in the Premises.

12.      ELECTRIC CURRENT AND ACCESS RIGHTS FOR CABLING COMMUNICATIONS EQUIPMENT.

12.1     Landlord  hereby  grants to  Tenant  non-exclusive  access to the  Building's  pathways,  shafts,  risers, raceways,  conduits,  available  telephone  closets,  service  areas or utility  connections  and entries  into and through  the  Building  owned or under the control of  Landlord  (the  "Communications  Spaces and  Pathways"),  to
install such fiber optic or other wiring (the "Telecom  Cabling")  therein as may be necessary for Tenant to obtain telecommunications  services  at the  Premises  (subject to such rules and  regulations  as may be  promulgated  by
Landlord from time to time and to the extent  specifically  approved by Landlord in the Plans and Specifications as set  forth in  Subsection  12.4  below,  and  subject  to  Tenant's  independent  verification  of the space in the
Communications  Spaces and Pathways then available in the Building),  and under service agreements (each a "Service
Agreement")  with  telecommunications  service  providers  (each a "Service  Provider")  provided that such Telecom
Cabling (i) does not adversely  affect the structure or safety of the Building;  (ii) does not adversely affect the electrical,  mechanical or any other system of the Building or the  functioning  thereof;  (iii) does not interfere with the  operation of the Building or the  provision of services or utilities to Tenant or any other tenant of the
Building;  (iv) is provided  pursuant to a written  agreement  approved by Landlord  (which  approval  shall not be unreasonably,  withheld,  conditioned  or delayed,  provided that it is  consistent  with  Landlord's  policies and procedures for the Building);  and (v) is for Tenant's own use, and shall not be subleased,  sublicensed or sold by
Tenant  unless  under a  sublease  of the  Premises  or  assignment  of this  Lease  consented  to by  Landlord  in accordance  with the  requirements  of  Section 16  hereof.  In no event  shall the  percentage  of the  Building's
Communications  Spaces and Pathways exceed by more than ten percent (10%) Tenant's  Proportionate Share. Tenant may utilize up to such amount as of the  Commencement  Date and shall not be required to phase-in such use based on the
Commencement  Dates for the Initial Premises and the Subsequent  Premises.  Landlord will, within five (5) business days following  Tenant's  submittal to Landlord of its  specifications  for copper wiring and T1 and fiber cabling, give Tenant  notice of whether it  believes  that the  Communications  Spaces and  Pathways  can  accommodate  such requirements.

12.2     Tenant  expressly  acknowledges  and agrees that (i) the Service  Agreement  shall contain  provisions for mandatory  expiration/termination  of the Service  Agreement  at the end of the term of this Lease,  shall bind the
Service  Provider to abide by the contractor  rules and regulations  promulgated by Landlord from time to time (and
Landlord shall make commercially  reasonable  efforts to uniformly  enforce such rules and regulations),  and shall require  the Service  Provider  to give  Landlord a  certificate  of  insurance  naming  Landlord as an  additional insured,  and shall have a combined  single limit amount of not less than One Million  Dollars  ($1,000,000.00)  in primary coverage and Three Million Dollars  ($3,000,000.00)  in excess liability  coverage for injury to one person in one  accident,  occurrence or casualty,  or for injuries to more than one person in one accident,  occurrence or casualty  (ii)  Landlord  is not a party to and shall not be a party to  Tenant's  Service  Agreements  and  Tenant waives and  releases  Landlord  from any  obligation  or liability  relating  thereto,  and (iii) any  cessation or interruption  in the  provision of Services by the Service  Provider or failure of the Service  Provider to perform its  obligations  under the Service  Agreement does not constitute a default or  constructive  eviction by Landlord under this Lease or entitle  Tenant to an abatement of rent.  Tenant hereby  acknowledges  that if Tenant elects to enter  into a Service  Agreement  with a Service  Provider  that is not  providing  Services  to any other  tenant, licensee  or  occupant  of the  Building,  the  Service  Provider  shall be  required to first enter into an access agreement  with the  Landlord  and shall be  obligated  to contract  directly  with the utility  companies  for its utility service.

12.3     Tenant shall  install and maintain the Telecom  Cabling in  compliance  with the  provisions of this Lease concerning  Tenant  alterations or improvements,  all present and future rules and regulations of any local,  State or Federal authority having jurisdiction with respect thereto,  including,  without limitation, the laws, rules and regulations  of the FCC,  the  jurisdiction  in which  the  Building  is  located  and any other  governmental  and quasi-governmental  authorities  having  appropriate  jurisdiction over the Building or Tenant's use of the Telecom
Cabling.
12.4     Tenant shall obtain all permits,  licenses,  variances,  authorizations and approvals that may be required in order to install and maintain such Telecom Cabling,  Tenant shall, at its sole cost and expense,  be responsible for the insurance and  maintenance of the Telecom Cabling and its compliance  with all applicable  laws,  rules and regulations.  Tenant  shall  indemnify  and save  Landlord  harmless  from and  against  any and all  loss,  costs, liabilities,  damages,  judgments,  and expenses (including  reasonable  attorneys fees) arising in connection with the installation, operation, maintenance and removal of the Telecom Cabling.

12.5     Prior to  installation  of the Telecom  Cabling and any  modifications  or changes  thereto,  Tenant shall submit in writing to Landlord  all plans and  specifications  for the Telecom  Cabling for  Landlord's  consent and shall  commence  work  only  after  having  obtained  Landlord's  written  consent  (which  consent  shall  not  be unreasonably,  withheld,  conditioned or delayed). The materials,  exact location and method of installation of the
Telecom  Cabling,  and the  location  of and method of  identifying  and marking  all cables and  equipment  in the
Communications  Spaces and Pathways are subject to the prior written  consent of Landlord  (which consent shall not be  unreasonably,  withheld,  conditioned  or  delayed).  Tenant  or its  Service  Provider  shall  be  solely  and exclusively  for inspecting the field  conditions in the Building in conjunction  with the preparation of the Plans and  Specifications.  Tenant's  right of access to the  Communications  Spaces and Pathways  shall be to the extent described in the plans and specifications approved by Landlord.

12.6     Within thirty (30) days prior to the expiration or earlier  termination of this Lease,  Landlord may elect by written  notice to Tenant to (i) retain any or all Telecom  Cabling  from the  Building,  (ii) remove any or all such Telecom Cabling and restore the  Communications  Spaces and Pathways affected to the condition  existing prior to  installation  of the Telecom  Cabling  (the  "Telecom  Cabling  Restoration  Work") at  Tenant's  sole cost and expense,  or (iii)  require  Tenant to perform  the Telecom  Cabling  Restoration  Work at  Tenant's  sole cost and expense.

(1)      If  Landlord  elects for Tenant to perform the  Telecom  Cabling  Restoration  Work,  the Telecom  Cabling
Restoration  Work shall be  performed by a licensed  contractor  previously  approved in writing by Landlord  (such approval not to be unreasonably  withheld,  conditioned or delayed),  in a workmanlike  manner in accordance with a previously  approved  removal plan (such  approval not to be  unreasonably  withheld,  conditioned  or delayed) and without causing any damage or material and continuous  interference to the structures,  equipment, or operations of
Landlord  or any of its  licensees  or tenants at the  Building.  Should any  interference,  damage or  destruction occur,  remedy  thereof shall be immediately  commenced and diligently  pursued by Tenant at Tenant's sole cost and expense.  If Tenant fails to eliminate  any such  interference  or to make any such repair within seven (7) days of receiving  written or oral notice of the occurrence of interference  or damage,  Landlord may perform the necessary work at Tenants cost and expense and such amount shall be paid by Tenant,  as  Additional  Rent  hereunder,  within thirty (30) days of Tenant's receipt of an invoice therefor.

(2)      In the event  Landlord  elects to retain the Telecom  Cabling,  Tenant  covenants that (a) Tenant shall be the sole owner of such Telecom Cabling,  that Tenant shall have good right to surrender such Telecom  Cabling,  and that such Telecom  Cabling shall be free of all liens and  encumbrances,  and (b) all Telecom Cabling shall be left in good condition,  working order,  clearly marked to show Tenant's name,  address,  telephone number,  the name of the person to contact in case of emergency,  FCC call sign,  frequency and location;  the transmissions lines shall be identified at the bottom and top of each line.

(3)      The provisions of this Section shall survive the expiration or earlier termination of the Lease.

12.7     Except to the extent  resulting  directly  from the gross  negligence  or willful  misconduct of Landlord,
Tenant shall indemnify and save Landlord harmless from and against any and all loss, costs,  liabilities,  damages, judgments,  and expenses,  including those arising as a result of Landlord's  negligence,  and including reasonable attorney's fees, in connection with claims  resulting from bodily injury or death of any person,  or from damage to any property  sustained by any person,  including  Tenant,  arising from the installation,  operation,  removal and maintenance  of the Telecom  Cabling.  As used in this Section 12.7,  "Landlord"  refers to Teachers  Insurance and
Annuity  Association of America and its  subsidiaries,  and its successors  and/or  assigns,  but not third parties with whom Landlord  contracts to provide  services to the Building or the Project.  Tenant  preserves its rights of recourse against such third parties based on their negligence,  gross negligence or willful  misconduct,  including but not limited to third parties  contracting  with Landlord to provide building and property  management  services and janitorial services.

13.      PARKING.

13.1     During the term of this Lease,  Tenant shall have the  non-exclusive  use in common with  Landlord,  other tenants of the Building  (or the project in which the  Building is located,  in a  multi-building  project),  their guests and invitees,  of the  non-reserved  common  automobile  parking areas,  driveways and footways,  subject to rules and  regulations  for the use thereof as prescribed  from time to time by Landlord.  Tenant's  employees will not be permitted to park in the  designated  visitor  parking  area and Tenant will use all  reasonable  efforts to adhere to this regulation.

13.2     No specific  designated  parking  spaces shall be assigned to Tenant unless  otherwise  agreed by Landlord and Tenant in Section 1.7  hereof,  and Tenant  shall not be allowed to park in the  reserved  parking  area unless otherwise  agreed in Section 1.7 hereof.  Landlord  shall have the right to reserve such parking spaces or areas as it elects and condition use thereof on such terms as it elects.

13.3     The  parking  areas may be used by  Tenant's  employees,  guests  and  invitees  only when such  person is working in the  Building,  and the parking  areas may not be used for the storage of vehicles or for the  servicing of vehicles  (except for emergency  road service to address  issues such as dead  batteries or keys locked within a vehicle).

14.      LAWS, REGULATIONS AND RULES.

14.1     Tenant shall comply with all  applicable  laws,  ordinances,  rules and  regulations  of any  governmental entity, agency, or authority having jurisdiction of the Premises or Tenant's use of the Premises.

14.2     Tenant  shall  comply with the Building  Rules and  Regulations  and  Construction  Rules and  Regulations
amended by Landlord  from time to time and will cause all of its agents,  employees,  invitees  and  visitors to do
so. All changes to such rules will be furnished by Landlord to Tenant in writing.  Landlord  will use  commercially reasonable and good faith efforts to enforce the Building Rules and Regulations,  and any amendments  thereto, in a uniform and  non-discriminatory  fashion. Any amendments to the Rules and Regulations will not cause Tenant to make alterations,  additions or improvements or replacements to the Premises, nor will any such amendments  unreasonably interfere  with the normal  business use of Class A premises in Plantation,  Florida.  In the event of any conflict between this Lease and the Rules and Regulations, then the terms of this Lease shall prevail.

15.      ENTRY BY LANDLORD.  Tenant shall permit Landlord or its agents or  representatives  to enter into and upon any part of the Premises at all  reasonable  hours after  notification  to Tenant (and in  emergencies at all times and  without  the  requirement  of prior  notification)  to inspect the  condition,  occupancy  or use; to show the
Premises to prospective  purchasers,  mortgagees,  tenant or insurers, or to clean or make repairs,  alterations or additions.  Tenant  shall not be entitled to any  abatement  or reduction of rent by reason of this right of entry.
Landlord's  right to show the Premises to  prospective  tenants  shall be after  Landlord  has provided  reasonable prior notice to Tenant and,  provided  that Tenant is not in default  hereof  beyond any  applicable  grace or cure period, be limited to the last nine (9) months before the expiration date.  Except for emergency  access,  Landlord shall not materially interfere with Tenant's use or occupancy of the Premises during such access.

16.      ASSIGNMENT AND SUBLETTING.

16.1     Tenant shall not assign,  sublease,  transfer,  pledge,  or encumber  this Lease or any  interest  therein without  Landlord's  prior  written  consent.  Landlord  shall not  unreasonably  withhold  its consent to Tenant's proposed  subtenant or assignee provided that: (i) the financial  statement of such proposed  subtenant or assignee is  reasonably  acceptable  to Landlord;  (ii) the proposed  office use by such  proposed  assignee or subtenant is consistent  with the general  office use  allowed by  Landlord in the  Building,  and such  proposed  subtenant  or assignee  and its use are not subject to any  restriction  then  applicable  to the Building as a result of a lease between  Landlord and another  tenant;  (iii)  Landlord  reasonably  determines  that the proposed  subtenant's  or assignee's  business  reputation  is  appropriate  for a first class office  building.  Any  attempted  assignment, sublease or other  transfer or  encumbrance  by Tenant in violation of the terms and covenants of this Section will be void. If Tenant is a corporation  or a partnership,  the conveyance of the corporate  stock or the assignment of such  partnership  interest,  as the case may be, shall be deemed an  assignment  for the purposes  hereof.  In the event that Tenant  offers or  advertises  the  Premises or any portion  thereof for  subletting,  Tenant  shall not advertise  space for sublease at a starting  base rental rate lower than  Landlord's  then current  highest  asking base  rental  rate for other  comparable  premises in the  Building  which is then on the market for direct  lease.
Tenant may, however,  without  advertising such rate,  sublease the Premises or assign this Lease for less than the
Base Rent payable hereunder.

16.2     If Tenant shall desire  Landlord's  consent in the  subletting or  assignment,  Tenant shall give Landlord thirty (30) days' prior  written  notice  thereof.  Such notice  shall,  in the event that Tenant is  proposing  to assign this Lease or to sublease  substantially  all of the Premises for all of substantially  all of the remaining
Lease Term,  give  Landlord the right to recapture the portion of the Premises  subject to the proposed  assignment or sublease by written notice to Tenant,  and in the event that Landlord elects this option to recapture,  Tenant's obligations  under this Lease shall be deemed to have expired as of the proposed  effective  date of the assignment or  sublease  and  confirmed  by  Landlord  in its  notice to  Tenant of its  exercise  of the  foregoing  right to recapture.

16.3     If  Landlord  does not give  notice to Tenant of its  election  to  recapture  within the thirty  (30) day notice period,  then  Landlord's  right to recapture  shall be deemed to be waived,  but nothing  herein  contained shall be deemed to be a consent by Landlord to any  subletting or  assignment  unless  Landlord  delivers to Tenant its written consent.  In the event that Landlord  deposits checks by a payor other than Tenant,  such deposit shall in no event and under no  circumstances  be deemed a consent by  Landlord  to any  assignment  or  sublease to such payor or to any other party unless  Landlord has  delivered  its written  consent to an  assignment  or sublease to such party.

16.4     Notwithstanding  Landlord's  consent on any one  occasion,  the right to  recapture  noted in Section 16.2 shall apply to any further subletting or assignment.

16.5     The  covenants in this  Section  concerning  assignment  shall bind Tenant and  Tenant's  heirs,  personal representatives, successors and assigns.

16.6     Anything contained in the foregoing  provisions of this section to the contrary  notwithstanding,  neither
Tenant nor any other person having an interest in the  possession,  use,  occupancy or  utilization of the Premises shall enter into any lease, sublease,  license,  concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use,  occupancy or utilization  based, in whole or in part, on the net income or profits derived by any person from the Premises  leased,  used,  occupied or utilized  (other than an amount based on a fixed  percentage  or  percentages  of receipts of sales),  and any such proposed  lease,  sublease,  license,  concession or other  agreement shall be absolutely void and ineffective as a conveyance or any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

16.7     Fifty  percent  (50%) of all cash or other  consideration  received by Tenant in excess of the rent as the proceeds of any assignment,  sale or sublease of Tenant's  interest in this Lease (after first  deducting  Tenant's commercially  reasonable  and  customary  out of pocket costs  including  brokerage  commissions,  advertising  and attorneys' fees in association  with such assignment or sublease),  whether  consented to by Landlord or not, shall be paid to Landlord,  notwithstanding  the fact that such proceeds  exceed the rentals  called for  hereunder,  and
Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord.

16.8     All reasonable  legal costs incurred by Landlord in approving,  reviewing and processing any assignment or sublease  shall be paid by Tenant as a condition  of  Landlord's  consent and at the time that Tenant  executes and submits to Landlord the consent to assignment  or consent to sublease  prepared by Landlord to evidence its consent to the subject assignment or sublease.

16.9     Tenant shall not be relieved of its obligations  hereunder in the event of any assignment or sublease.  In the event this Lease is rejected or deemed  rejected in any voluntary or  involuntary  bankruptcy  case in which an assignee is the debtor,  Tenant shall remain primarily liable for the obligations on this Lease,  immediately prior to its  rejection or deemed  rejection,  for the entire Lease Term and in no way will be released from the full and complete performance of all the terms, conditions, covenants and agreements contained herein.

17.      MECHANIC'S LIENS.

17.1     Tenant will not permit any  mechanic's  lien or liens to be placed upon the  Premises or the Building as a result of work  performed by,  through or under  Tenant.  Nothing in this Lease shall be deemed or construed in any way as constituting  the consent or request of Landlord,  express or implied,  to any person for the performance of any labor or the  furnishing  of any  materials  to all or part of the  Premises,  nor as giving  Tenant any right, power,  or authority to contract for or permit the rendering of any services or the  furnishing  thereof that would or might give rise to any mechanic's or other liens against the Premises.

17.2     If any such lien is claimed  against the  Premises,  then Tenant shall be required to discharge  said lien or transfer it to bond within ten (10)  business  days of Tenant's  notice of filing,  and in addition to any other right or remedy of Landlord,  Landlord may, but shall not be obligated to,  discharge the same.  Any amount paid by
Landlord  for such  purposes  shall be paid by  Tenant to  Landlord  as  additional  rent  within  ten (10) days of
Landlord's demand therefor.

18.      INSURANCE.

18.1     Property Insurance.  The following Property Insurance is required under this Lease:

(1)      Landlord shall maintain and pay for fire and extended  coverage  insurance on the Building in such amounts as Landlord or Landlord's  mortgagees  shall require,  in an amount at least equal to the  replacement  cost of the
Building.  Landlord reserves the right to self-insure the Building so long as it is a financial  institution having a net worth of at least $500  million.  Payments  for losses  thereunder  shall be made  solely to  Landlord or the mortgagees of Landlord as their  interests shall appear.  In the event that Landlord  elects to  self-insure,  then the  proceeds of such  self-insurance  shall be deemed paid to the same extent as if Landlord  had obtained a third party  policy  (and  under  the  terms  of its  typical  third  party  policies  as of prior  to such  election  to self-insure, subject to industry-wide policy changes applicable to such a policy in the interim).

(2)      Tenant shall  maintain at its  expense,  in an amount equal to full  replacement  cost,  fire and extended coverage insurance on all of its personal  property,  including  removable trade fixtures,  located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 19 hereof.

(3)      Landlord  and Tenant  each  hereby  waives  any and all rights of  recovery,  claim,  action,  or cause of action,  against Landlord or Tenant,  its respective  agents,  officers and employees,  for any loss or damage that may occur to the Premises,  or any improvements  thereto,  or personal property located therein, or the Building of which the Premises are a part or any  improvements  thereto,  by reason of fire,  the elements,  or any other cause which  could be  insured  against  under the terms of  standard  fire and  extended  coverage  insurance  policies, regardless  of cause or origin.  This mutual  waiver of  subrogation  is intended to cause  Tenant's  insurance  to provide  the first and  primary  source of  compensation  for  damage to or  occurring  within  the  Premises,  and
Landlord's  insurance to be the first and primary source of  compensation  for damage  occurring  within the common areas of the Building,  the parking structure,  and the Exterior Common Areas. This mutual waiver of subrogation is notwithstanding  anything in this Lease to the contrary,  but is subject,  however,  to Tenant's  obligations under
Sections 10 and 19 of this Lease.

18.2     Liability Insurance.  The following Liability Insurance is required under this Lease:

(1)      Tenant and  Landlord  shall,  each at its own  expense,  maintain a policy or  policies  of  comprehensive general  liability  insurance  with respect to the  respective  activities of each in the Building and the Building
Project with the premiums thereon fully paid on or before due date.  Tenant's  liability  insurance shall be issued by and binding upon an insurance  company bearing at least the ratings required under Section 18.6 below,  shall be effective  from the date  Tenant  enters  into  possession  and  during  the term of this  Lease,  and shall have a combined single limit amount of not less than One Million  Dollars  ($1,000,000.00)  in primary  coverage and Three
Million Dollars  ($3,000,000.00) in excess liability coverage for injury to one person in one accident,  occurrence or casualty, or for injuries to more than one person in one accident, occurrence or casualty.

18.3     Landlord shall not be required to maintain  insurance against thefts within the Premises,  the Building or any project within which the Building is located.

18.4     Tenant  agrees to  maintain,  throughout  the Lease Term (and any other  period  during which Tenant is in possession of the Premises),  at Tenant's sole cost and expense,  business  interruption  insurance with a limit of liability representing loss of at least approximately twelve (12) months of gross rent.

18.5     Tenant  agrees to  maintain,  throughout  the Lease Term (and any other  period  during which Tenant is in possession of the Premises),  at Tenant's sole cost and expense,  worker's  compensation  and employer's  liability insurance in compliance with applicable legal requirements.

18.6     The property  and  liability  insurance  policies  required of Tenant  hereunder  shall be from  insurance companies rated in Best's Insurance Guide, or any successor  thereto (or, if there be none, an organization  having a national  reputation)  as having a general  policyholder  rating of "A-" and a financial  rating of at least "X".
The property and liability  insurance  policies  required of Tenant  hereunder shall name Landlord as an additional insured and shall  provide  that the policies may not be modified or  terminated  without  thirty (30) days advance notice to Landlord,  and Tenant shall provide to Landlord and maintain  throughout the Lease Term  certificates  of insurance  adding Landlord as an additional  insured to Tenant's primary  liability,  excess liability and property insurance policies. Such certificates shall include the Best's Insurance Guide rating of the insurance company.

18.7     Tenant  shall also  maintain  and provide  such other  required  evidence to Landlord of any other form of insurance  which the Tenant or the  Landlord,  acting  reasonably,  requires from time to time in form, in amounts, and for risks against which a prudent tenant would insure.

19.      ASSUMPTION OF RISK.

19.1     With respect to loss,  damage and injury  occurring  within the Premises,  Landlord shall not be liable to
Tenant or Tenant's  customers,  licensees,  agents,  guests or  employees  for any injury or damages to its, his or their  persons or property by any cause  whatsoever,  including,  but not limited to acts or omissions of any other tenant in the Building,  construction  defects,  water,  rain,  sleet,  fire,  storms,  Landlord's  negligence  and accidents,  breakage,  stoppage, or leaks of gas, water heating,  sewer pipes,  boilers,  wiring or plumbing or any other defect in, on or about the Premises.

19.2      Tenant  expressly  assumes all liability for or on account of any such injury,  loss or damage,  and will at all times,  indemnify and save Landlord harmless from and against all liability,  fines, suits,  demands,  costs and expenses of any kind or nature (including,  without limitation,  attorneys' fees and disbursements),  including those arising from the Landlord's  negligence (but not Landlord's  gross  negligence,  and/or willful  misconduct), incurred  in or caused by or  arising  out of any such  injury,  loss or damage to  persons  or  property  upon the
Premises.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

19.3     As used in this Section 19,  "Landlord"  refers to Teachers  Insurance and Annuity  Association of America
and its  subsidiaries,  and its successors  and/or assigns,  but not third parties with whom Landlord  contracts to provide  services to the  Building or the  Project.  Tenant  preserves  its rights of recourse  against  such third parties  based on their  negligence,  gross  negligence or willful  misconduct,  including but not limited to third parties contracting with Landlord to provide building and property management services and janitorial services.

20.      CASUALTY DAMAGE.

20.1     If the Premises or any part thereof shall be damaged by fire or other  casualty,  Tenant shall give prompt written notice thereof to Landlord.

20.2     If the Building shall be so damaged that substantial  alteration or  reconstruction of the Building shall, in Landlord's  sole opinion,  be required  (whether or not the Premises  shall have been damaged by casualty) or in the event any  mortgagee  of  Landlord's  should  require  that the  insurance  proceeds  payable  as a result of a casualty be applied to the  payment of the  mortgage  debt or in the event of any  material  uninsured  loss to the
Building,  Landlord may, at its option,  terminate  this Lease by notifying  Tenant in writing of such  termination within ninety (90) days after the date of such damage.  Notwithstanding  Landlord's termination,  SUN INTERNATIONAL
NORTH  AMERICA,  INC.  may elect to  reinstate  this Lease on a month to month  basis as provided  hereinafter  and continue its  occupancy of the  Premises or portions  thereof  following  such  casualty,  and without any Landlord obligation  to repair,  restore or maintain the Building or Premises (i) if and to the extent such  occupancy  does not  interfere  with  Landlord's  demolition,  reconstruction,  or  other  activities  in the  Building  and on the
Premises;  (ii) if and to the extent such occupancy is permitted under  applicable law, code and ordinance.  In the event of such continued  occupancy,  Tenant's Base Rent shall be prorated to reflect the percentage of the Premises occupied by Tenant under such  circumstances.  Tenant shall  indemnify and hold Landlord  harmless from, and assume all risks related to, Tenant's occupancy under such  circumstances.  The foregoing right shall not be assignable to subtenants or assignees  unless  expressly  approved by Landlord.  Tenant shall tender  evidence of such additional insurance  that Landlord may require under the  circumstances  as a condition to Tenant's  rights of  reinstatement herein.  In the event that  Landlord  does not elect to so  terminate it shall,  within  ninety (90) days after the date of such damage,  provide Tenant with an estimate ("Landlord's  Restoration Notice") of the period of time that it estimates the  restoration  of the Building  shall  require.  In the event that  Landlord's  Restoration  Notice estimates  that the  restoration  shall take more than two  hundred  seventy  five (275) days from the date of such damage,  then Tenant may, within the ten (10) business days following  Landlord's  Restoration Notice, be permitted to give notice to Landlord that it has elected to terminate this Lease,  in which event this Lease shall  terminate as of the date set forth in such Tenant notice (and Landlord shall return  Tenant's  Security  Deposit,  subject to any offsets  permitted  under this Lease),  but in no event earlier than the later of (i) the date of the casualty, or (ii) thirty (30) days following the date of such Tenant notice.

20.3     If Landlord  does not thus elect to  terminate  this  Lease,  Landlord  shall  commence  and proceed  with reasonable  diligence  to restore the Building to  substantially  the same  condition  in which it was  immediately prior to the happening of the  casualty,  except that  Landlord's  obligation to restore shall not exceed the scope of the work required to be done by Landlord in  originally  constructing  the Building.  In the event that Landlord has not  substantially  completed such  restoration  and obtained a certificate of occupancy for the Building on or before two hundred  seventy  five (275) days from the date of the  casualty,  then  Tenant may,  not later than ten
(10)  business  days  following the  expiration  of such two hundred  seventy five (275) day period,  give Landlord notice that it has elected to terminate  this Lease,  in which event this Lease shall  terminate as of the date set forth in such Tenant notice if, by such date,  Landlord has not substantially  completed such  restoration,  but in no event shall such date occur less than twenty (20) days following the date of such Tenant notice.

20.4     When  Landlord has restored the Premises to Landlord's  Building  Standard  Improvements,  Tenant shall be obligated  to pay for the  completion  of  restoration  of the  Premises,  including  the  restoration  of Tenant's furniture and equipment.

20.5     Except for the  reconstruction  by Landlord to Landlord's  Building Standard  Improvements,  all costs and expenses for reconstruction of the Premises shall be borne by Tenant.

20.6     Landlord  shall not be liable for any  inconvenience  or  annoyance to Tenant or injury to the business of
Tenant  resulting  in any way from such damage or the repair  thereof,  except that  Landlord  shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy.

20.7     If the Premises or any portion of the  Building be damaged by fire or other  casualty  resulting  from the fault or negligence of Tenant or any of Tenant's agents,  employees,  or invitees,  the rent hereunder shall not be diminished,  offsetted,  or abated  during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and  restoration of the Building caused  thereby,  up to the amount of Landlord's  out-of-pocket costs  (but not to  exceed  the  limits  of the  liability  insurance  policy  required  to be  carried  by  Tenant hereunder),  as well as any other cost and expense  thereby  incurred by Landlord,  up to the policy  limits of the liability insurance required to be carried by Tenant under the terms hereof.

20.8      In the event that this Lease is  terminated  because of  Casualty,  as set forth in this  Article  20, or because of  Condemnation,  as set forth in Article 21, or as a result of Landlord's  rejection of this Lease in any bankruptcy  proceeding of Landlord,  or because the Lease is terminated because Landlord fails to hold title to the
Building,  then  Landlord  shall pay Tenant  the  following  amounts  corresponding  to the Dates set forth  below, prorated to the actual date of  termination  and subject to offset by any amounts due from Tenant to Landlord under the Lease.  In addition,  such payments shall be due in the event that Landlord is in breach of its  obligations to fund the Tenant  Improvement  Allowance due under the terms and conditions of Exhibit "D-1" and "D-2" (after Tenant has abided by each of its  obligations to receive such funds),  or if Landlord has breached its obligations to fund the amounts due to Tenant  under Rider #3 hereto  (after  Tenant has abided by each of its  obligations  to receive such funds).  In such event,  however,  the following amounts shall be due instead of the amounts due from Landlord under Exhibit "D-1",  Exhibit  "D-2",  and Rider #3, and not in addition to the amounts  otherwise due  thereunder.
The following  amounts  shall not be payable in the event any of the  termination  events  referred to above occurs after December 31, 2005, or for any other reason than those specifically enumerated herein:

Dates                                       Payment Amount
  9/1/02                            $3,785,348.00
12/1/02                             $3,645,042.00
  3/1/03                            $3,362,455.31
  6/1/03                            $3,083,267.48
  9/1/03                            $2,807,437.61
12/1/03                             $2,533,115.91
  3/1/04                            $2,258,496.62
  6/1/04                            $1,903,492.16
  9/1/04                            $1,552,757.57
12/1/04                             $1,199,138.49
  3/1/05                            $   835,652.28
  6/1/05                            $   476,537.97
  9/1/05                            $   121,742.91

21.      CONDEMNATION.

21.1     If the whole or  substantially  the whole of the Building or the  Premises  should be taken for any public or quasi-  public use, by right of eminent  domain or otherwise,  or if it should be sold in lieu of  condemnation, then this Lease shall  terminate as of the date when  physical  possession of the Building or the Premises is taken by the condemning authority.

21.2     If more  than  fifty  percent  (50%) of the  Building  or the  Premises  is thus  taken or sold,  Landlord
(whether or not the Premises are affected  thereby) may terminate  this Lease by giving  written  notice thereof to
Tenant,  in which event this Lease shall  terminate as of the date when physical  possession of such portion of the
Building or Premises is taken by the  condemning  authority.  In such event,  Tenant may also terminate this Lease, by notice to Landlord,  and  effective on the date of such taking,  in the event that more than fifty percent (50%)
of the Premises is so taken.

21.3     If this Lease is not so terminated  upon any such taking or sale,  Landlord  shall, to the extent Landlord deems  feasible,  restore the Building  and the Premises to  substantially  their former  condition,  but such work shall not exceed the scope of the work done by Landlord in  originally  constructing  the Building  and  installing
Building  Standard  Improvements  in the  Premises,  nor shall  Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage.

21.4     All amounts  awarded  upon a taking of any part or all of the  Building or the  Premises  shall  belong to
Landlord,  and Tenant shall not be entitled to and expressly  waives all claim to any such  compensation  except as otherwise provided in Section 21.5.

21.5     Tenant  shall be  entitled to claim  independently  against  condemning  authority  any damages  expressly referable to Tenant's  business (or Tenant's  out-of-pocket  investments  in  improvements  to the Premises and the contents  thereof) as the same may be permitted by law and to the extent of any provided  that such claim shall not reduce any award  payable to Landlord  (but  Landlord  disclaims  the right to seek  compensation  for such damages which are  specifically  attributable to Tenant's  business or  out-of-pocket  investments in the Premises  except, however,  that Landlord and Tenant  specifically agree that Landlord may, for purposes of any condemnation  action, claim as its own  damages  the amount of  $890,000  which  Tenant may have  invested  in the  Premises as an out of pocket expense.).

22.      DAMAGES  FROM  CERTAIN  CAUSES.  Neither  party shall be liable to the other for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy,  injunction,  riot,  strike,  insurrection, war,  court  order,  computer  failure,  requisition,  or order of  governmental  body or authority or by any other cause,  except for their gross  negligence or willful  misconduct and, except with respect to casualty,  subject to the specific  exceptions  herein.  Landlord shall be not be liable for any damage or inconvenience  which may arise through  repair or  alterations  of any part of the  Building  or  Premises,  except to the  extent  that its gross negligence  or willful  misconduct  causes such  damage or  inconvenience  (and except to the extent of  Landlord's obligations with respect to casualty damage set forth in Section 20 of this Lease.

23.      EVENTS OF DEFAULT/REMEDIES.

23.1     Event of Default by Tenant.  The  happening of any one or more of the following  listed events  (Events of
Default) shall constitute a breach of this Lease by Tenant:

(1)      The  failure  of Tenant to pay any rent or any other sums of money due  hereunder  within  three  business days of the due date,  but Tenant shall have,  up to two times per calendar  year,  five (5) days to pay  following
Landlord's notice;

(2)      The failure of Tenant to comply with any provision of this Lease or any other agreement  between  Landlord and Tenant, all of which terms, provisions, and covenants shall be deemed material;

(3)      The taking of the leasehold on execution or other process of law in any action against Tenant;

(4)      The  failure of Tenant to accept the  Premises,  to  promptly  move into,  to take  possession  of, and to operate its  business on the  Premises  when the Premises are  substantially  complete,  or if Tenant  ceases to do business in or abandons any substantial  portion of the Premises;  notwithstanding  the foregoing,  it shall not be an event of  default  for  Tenant to vacate  the  Premises  or any  portion  thereof  provided  that  Tenant is not otherwise in default of the terms hereof;

(5)      Tenant  becoming  insolvent  or unable to pay its debts as they become due,  or Tenant's  notification  to
Landlord that it anticipates either condition;

(6)      Tenant or any other entity  responsible  for the  obligations of Tenant under this Lease taking any action to, or notifying  Landlord that Tenant or any other entity  responsible  for the  obligations  of Tenant under this
Lease  intends to, file a petition  under the United  States  Bankruptcy  Code,  as amended,  or any similar law or statute of the United  States,  or any state;  or,  the  filing of a Petition  against  Tenant or any other  entity responsible  for the  obligations  of Tenant under this Lease under any such statute or law, or, any other creditor of Tenant or any other entity  responsible for the  obligations of Tenant under this Lease notifying  Landlord that it knows such a petition  will be filed;  or the  notification  by Tenant or any other entity  responsible  for the obligations of Tenant under this Lease, to Landlord that it expects such a Petition to be filed;

(7)      The  appointment  of a receiver  or  trustee  for the  leasehold  interest  of Tenant or any other  entity responsible  for the  obligations of Tenant under this Lease,  in the Premises or for all or a substantial  part of the assets of Tenant or any other entity responsible for the obligations of Tenant under this Lease; or

(8)      Tenant  defaulting  pursuant to  subsections  (1) through  (8) hereof  three (3) or more times  during any twelve-month period under the Lease.

23.2     Landlord's  Remedies  for  Tenant  Default.  Upon the  occurrence  of any event or events  of  default  by
Tenant,  whether  enumerated in Section 23.1 or not, if Tenant fails to cure any such default  within ten (10) days of written  notice from Landlord  (but,  except with respect to emergency  repairs or the cure of code  violations,
Tenant shall have up to sixty days to cure such defaults  that are not  reasonably  susceptible  of cure within ten
(10) days,  provided that Tenant promptly commences and diligently  pursues such cure until completion,  and except with regard to a default  pursuant to Section  23.1(1) as to which  default  Tenant  expressly  waives any right to notice from the  Landlord,  except as set forth  therein)  and Section  23.1(8) as to which  default  Tenant has no right to cure, Landlord shall have the option, at Landlord's  election,  to pursue any one or more of the following remedies:

(1)      Landlord may cancel and terminate this Lease and dispossess Tenant;

(2)      Landlord  may without  terminating  or canceling  this Lease  declare all amounts and rents due under this
Lease  for the  remainder  of the  existing  Lease  Term (or any  previous  extension  or  renewal  thereof)  to be immediately  due and payable,  and  thereupon all rents and amounts due hereunder to the end of the initial term or any renewal term or extension,  if applicable,  shall be accelerated (the  "Accelerated  Rent"). In such event, all
Additional  Rental due until the end of the initial term (or any previous  extension or renewal  thereof)  shall be calculated  by adding the amount of five percent (5%) per year to the amount of  Additional  Rental last payable by
Tenant under this Lease.  An annual  discount  rate of five percent (5%) shall be used in  calculating  the present value of the  Accelerated  Rent.  Tenant  shall  pay to  Landlord  the  Accelerated  Rent in  yearly  installments, commencing ten (10) days after  Landlord  notifies  Tenant that Landlord has exercised the remedy  provided in this subparagraph  (2) and on the first day of each twelve (12) month period  thereafter  until the Accelerated  Rent is paid in full. Such annual  installments  shall be in the amount of the portion of the Accelerated  Rent due for the twelve (12) months  following  the date on which each  installment  payment is due.  The amount of the final yearly installment  shall be the  balance,  after the  application  of all paid  installments,  of the  Accelerated  Rent.
Landlord  agrees to use reasonable  efforts to relet the Premises in the event it exercises the remedy  provided in this  subparagraph  (2). In no event,  however,  shall  Landlord be  obligated  in any manner to favor the Premises over any other  premises it holds for leasing or be required to market the Premises by any means beyond  Landlord's regular  marketing  efforts.  In the event Landlord  relets the Premises,  or any portion  thereof,  for any period during the  remainder of the existing  Lease Term (or any previous  extension or renewal  thereof),  then  Landlord shall tender to Tenant on an annual basis  commencing  twelve months after Landlord has relet the Premises,  or any portion  thereof,  the "Net Reletting  Proceeds"  defined as the net amount  collected by Landlord under (ii) below that exceeds the sums due to Landlord under (i) below.

i.       All rent and other  charges  due to Landlord  from  Tenant  under the Lease,  all of  Landlord's  costs in restoring the Premises and the Premises to the condition  required by the Lease at the end of the Term,  all costs  and  expenses  incurred  in  reletting  the
                                    Premises,  or any portion thereof,  from time to time, including customary real estate brokerage commissions,  costs incurred in preparing the Premises, or any portion thereof, for reletting,  including tenant improvement costs, Landlord's attorneys'  fees and costs incurred as a result of any  reletting,  advertising and marketing  expenses  associated  with the reletting,  all other  reasonable costs  associated with the reletting and any attorneys' fees and costs incurred in  seeking  possession  of the  Premises,  or any  portion  thereof,  after  a reletting  (if the  attorneys'  fees and costs are not  recovered and collected from the defaulting tenant).

ii.       All  cleared  funds  collected  by Landlord  for Base Rent and  Additional  Rent from a reletting  of the
                                    Premises,  or any portion  thereof,  during the remainder of the Lease term (or any previous extension or renewal thereof).

iii.     Notwithstanding  the  foregoing,  Tenant  shall not be  entitled  to  receive  and  Landlord  shall not be obligated  to tender to Tenant any Net  Reletting  Proceeds in the event Tenant has failed to pay to Landlord any of the  installments of the Accelerated  Rent as provided above.  If Tenant fails to pay to Landlord any of the  installments of Accelerated  Rent as provided  herein and Landlord  obtains a final judgment against  Tenant in the amount of the  Accelerated  Rent,  or any portion of the
                                    Accelerated  Rent then due and owing,  then Landlord shall provide to Tenant at the end of the Lease term (or any previous  extension or renewal  thereof) with a credit in the amount of the Net  Reletting  Proceeds in the form of a partial satisfaction of the final judgment;

(3)       Landlord may elect to enter and  repossess  the  Premises  and relet the  Premises for Tenant's  account, holding Tenant liable in damages for all expenses  incurred in such  reletting and for any  difference  between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease;

(4)      Landlord  may enter upon the  Premises  and do whatever  Tenant is obligated to do under the terms of this
Lease (and Tenant  shall  reimburse  Landlord on demand for any  expenses  which  Landlord  may incur in  effecting compliance with Tenant's  obligations  under this Lease, and Landlord shall not be liable for any damages resulting to the Tenant from such action).

23.3     Landlord's  Remedies are  Cumulative.  All the remedies of Landlord in the event of Tenant  default  shall be cumulative and in addition,  Landlord may pursue any other remedies  permitted by law or in equity,  forbearance by Landlord to enforce one or more of the  remedies  upon an event of  default,  shall not  constitute  a waiver of such default.

24.      OPERATING EXPENSES.

24.1     For the purposes of this Section, the following definitions apply:

(1)      "Utilities" means water, sewer, electricity, fuel oil, and gas.

(2)      "Operating  Expenses" means all expenses,  costs and disbursements of every kind and nature which Landlord shall pay or become  obligated  to pay because of or in  connection  with the  ownership  and/or  operation  of the
Building  including  common areas within the Building  Project,  but shall not include the  replacement  of capital investment  items  and  new  capital  improvements.  By way of  explanation  and  clarification,  but not by way of limitation, these Operating Expenses will include the following:

i.       Wages and  salaries of all  employees  engaged in  operation  and  maintenance  of the Building and common areas of the Building Project;  employer's social security taxes,  unemployment taxes or  insurance,  and any other taxes which may be levied on such wages and salaries;  the cost of disability  and  hospitalization  insurance,  pension or retirement benefits, and any other fringe benefits for such employees.

ii.      All  supplies and  materials  used in operation  and  maintenance  of the Building and common areas of the
                                    Building Project.

iii.     Cost of utilities including  electricity,  fuel oil, gas, sewer and water used by the Building Project and not charged directly to another tenant.

iv.      Cost of customary Building  management and Building Project  management;  janitorial  services;  trash and garbage  removal;  service  and  maintenance  of  all  systems  and  equipment, including, but not limited to, elevators, plumbing, heating,  air-conditioning, ventilating,  lighting,  electrical,  security,  fire alarms,  fire pumps, fire extinguishers,  hose cabinets, mail chute, and lawn sprinklers;  guard service;
                                    painting;  caulking;  pressure or steam  cleaning of  Building  exterior;  roof repairs; window cleaning; landscaping and gardening.

v.       Cost of casualty and liability  insurance  applicable to the Building and Building  Project and Landlord's
                                    personal property used in connection therewith.

vi.      All taxes and assessments  and  governmental  charges whether  federal,  state,  county or municipal,  and whether  they be by taxing  districts  or  otherwise,  and any other  taxes and assessments  attributable to the Building or its operation excluding,  however, federal  and state  taxes on  income,  and  franchise,  inheritance,  transfer, capital stock, or excise taxes.

vii.     All charges  assessed  against the Building  Project under the  Declaration of Covenants and  Restrictions of Southpointe  recorded  October 19, 1990 in Official Record Book 17851,  Page
                                    706, of the Public Records of Broward County, Florida.

viii.    Expenditures for capital  improvements  required by law effective  following the date hereof, in either of which cases the cost thereof  shall be included in  Operating  Expenses for the
                                    calendar   year  in  which  the  costs  are  incurred  or   subsequent   years,
                                    appropriately  allocated to such years on a  straight-line  basis to the extent that  such  items  are  amortized  over a  useful  life or over an  appropriate period,  but in no event more than ten years, with the addition of a reasonable interest  factor to  compensate  Landlord for having  initially  incurred  said expenditure  (but not any reserves for the replacement of capital items, or any long-term  lease  payments  for  rented  equipment,  the  cost of  which  would constitute a capital expenditure if the equipment were purchased).

ix.      If Landlord  shall  purchase  any item of capital  equipment or make any capital  expenditure  designed to result in savings or reductions  in any of the elements of Operating  Expenses, then the costs for such  capital  equipment  or capital  expenditure  are to be included  within the  definition of "Operating  Expenses" for the year in which the costs are incurred or  subsequent  years,  appropriately  allocated to such years on a  straight-line  basis to the extent  that such  items are  amortized over such period of time as  reasonably  can be  estimated as the time in which such  savings  or  reductions  in  Operating  Expenses  are  expected  to equal
                                    Landlord's costs for such capital  equipment or capital  expenditure,  with the addition of a  reasonable  interest  factor to  compensate  Landlord for having initially  incurred said expenditure.  If Landlord shall lease any such item of capital  equipment  designed to result in savings or  reductions  in  Operating
                                    Expenses,  then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the year in which they are incurred.

x.       Operating Expenses shall not include:

                                    (a)     Management Fees in excess of three percent (3%) of annual gross rents;

                                    (b)     Home office  expenses of Landlord or the  Building's  property  manager
                                            (but  property   management   personnel   providing  services  for  the
                                            Building,  such as accounting services,  but located in the home office
                                            of  the  Building's   property   manager,   may  be  included  for  the
                                            proportion of time spend on the Project );

                                    (c)     Building  leasing  commissions  and expenses of  maintaining  a leasing office.

                                    (d)     Any ground lease rental;

                                    (e)     Costs  incurred by Landlord  for the repair of damage to the  Building, to the extent that Landlord is reimbursed by insurance proceeds;

                                    (f)     Costs,  including permit,  license and inspection costs,  incurred with respect to the  installation  of tenant  improvements  made for tenants or other  occupants  in the  Building  or  incurred  in  renovating  or
                                            otherwise  improving,   decorating,  painting  or  redecorating  vacant
                                            tenant premises space in the Building;

                                    (g)     Marketing  costs  including  leasing  commissions,  attorneys'  fees in connection  with the  negotiation  and  preparation  of  letters,  deal memos, letters of intent, leases,  subleases and/or assignments,  space planning  costs,  and other costs and expenses  incurred in  connection with lease,  sublease and/or  assignment  negotiations and transactions with present or prospective tenants of the Building;

                                   (h)      Costs  incurred by  Landlord  due to the  violation  by Landlord or any tenant  of the  terms  and  conditions  of any  lease  of  space in the
                                            Building  and costs  chargeable  by  Landlord  directly  to a  specific tenant;

                                   (i)      Interest,  principal,  points and fees on debts or  amortization on any mortgage or  mortgages  or any other debt  instrument  encumbering  the
                                            Building or the site;

                                   (j)      Landlord's  general  corporate  overhead,  including  any  accrued  and unfunded  pension  or  other  benefits  of  any of  Landlord's  general corporate personnel;

                                   (k)      Costs arising from Landlord's charitable or political contributions;

                                   (l)      Costs for  sculpture,  paintings or other objects of art (but the costs of maintenance may be included,  as may decorative  items in the Common
                                            Areas);

                                   (m)      The cost of membership in any  professional or political  organization, other than the cost of certain  professional or trade  associations for its project  manager which relate  directly to the business and affairs
                                            of  Landlord  as  owner  of  the  Building  and  which  are   customary
                                            memberships  for owners of similar  type office  buildings  in the Fort
                                            Lauderdale metropolitan area such as, by way of example only, B.O.M.A.

                                   (n)      Notwithstanding  any  contrary  provision  of  this  Lease,   including
                                            without  limitation  any  provision  relating to capital  expenditures, costs  arising from the presence of hazardous  materials or  substances
                                            (as  defined  in  paragraph  36  hereof)  in or about the  Building  or
                                            Project  including,  without  limitation,  hazardous  substances in the ground  water  or  soil.  This  exclusion  does  not,  however,  dilute
                                            Tenant's   liability  for  those  matters  allocated  to  Tenant  under
                                            Paragraph 36 hereof;

                                   (o)      Landlord  shall not recapture  more than one hundred  percent (100%) of
                                            Operating Expenses.

                                   (p)      Notwithstanding  anything to the  contrary  herein,  the  "Controllable
                                            Portion" of  Operating  Expenses  shall not  increase by more than five percent  from  one  calendar  year  to the  next  (and  any  unutilized portion of such five  percent  limitation  shall accrue and be included in the amount of the  permitted  increase in  subsequent  years".)  For purposes  hereof,  the  "Controllable  Portion" of  Operating  Expenses
                                            does not include  taxes,  utilities,  insurance,  and wages tied to the minimum  wage.  The  calculation  of  the  permitted  increase  in  the
                                            Controllable   Portion  of  Operating  Expenses  shall  not  take  into
                                            account the Expense Stop  described  in Section 24.2 hereof,  but shall instead  be  calculated  on the full  amount of  Controllable  Expenses without reference to such Expense Stop.

(3)      "Tenant's  Proportionate  Share" means the ratio that the Net Rentable  Area of the Premises  bears to the
Net Rentable Area of the Building and the Arcade Building, and is set forth in Section 1.8 hereof.

(4)      "Expense Statement" means a statement from the Landlord setting forth the Operating Expenses.

24.2     Tenant shall pay Tenant's  Proportionate  Share of the  Operating  Expenses for each  calendar year during the Lease Term. From the Commencement  Date until the last day of the 37th month following the  Commencement  Date, and except as set forth in the notes to Exhibit C,  Tenant  shall pay  Tenant's  Proportionate  Share of  Operating
Expenses  to the extent  Operating  Expenses  exceed the amount of $8.00 per  rentable  square  foot per year (also referred to herein as the "Expense Stop").  Following such date,  Tenant shall pay all of its  Proportionate  Share of Operating  Expenses  without  subtraction  of the  foregoing  amount per square foot.  Landlord  estimates  that
Operating Costs for the 2002 calendar year are in the amount of $8.25 per rentable square foot per year.

24.3     Within  ninety  (90) days after the end of each  calendar  year,  Landlord  shall  furnish  Tenant with an
Expense  Statement  showing in  reasonable  detail the  Operating  Expenses  incurred by the Landlord for the prior calendar year.

24.4     Within  thirty (30) days  following  receipt by Tenant of the  Expense  Statement  for the prior  calendar year, Tenant shall pay in full,  Tenant's  Proportionate  Share of the portion of Operating  Expenses for the prior calendar year for which Tenant is liable hereunder.

24.5     As part of the Expense  Statement,  Landlord  may include an amount  representing  Tenant's  Proportionate
Share of the estimated Operating Expense to be incurred for the then current calendar year.

24.6     Upon receipt of the estimate  showing  Tenant's  Proportionate  Share, the amount thereof shall be divided into  twelve  (12) equal  monthly  installments,  and  Tenant  shall pay  Landlord,  at the same time that the next regular  monthly  rental payment is due, the number of  installments  necessary to bring the Tenant current for the calendar  year.  Credit  will be given for any  payment  of  estimated  increases  already  paid for those  months.
Subsequent  installments  shall be payable  together with the regular rent payments for the balance of the calendar year and shall continue until payments begin under the following calendar year's Expense Statement.

24.7     If Tenant's  Proportionate  Share of Operating  Expenses for a prior calendar year as shown on the Expense
Statement is greater than the  estimated  payments  made by the Tenant for that year,  then within thirty (30) days following  receipt by Tenant of the Expense  Statement,  Tenant  shall pay in full an amount  equal to such excess.
If Tenant's  Proportionate  Share of Operating  Expenses  actually incurred for the prior calendar year as shown on the Expense  Statement is less than the  estimated  payments  made by the Tenant for that year,  then the amount of such overpayment shall be credited against the next Operating Expense Payments falling due.

24.8     If this Lease expires or earlier  terminates  before the end of a calendar year,  payment will be based on the  percentage of the year in which Tenant  occupied the  Premises.  Any Expense  Statement  presented by Landlord shall be binding upon Tenant  unless,  within thirty (30) business  days  following its receipt of such  statement,
Tenant sends Landlord notice objecting thereto and specifying,  to the extent reasonably  practicable,  the aspects of the Expense  Statement  disputed by Tenant  ("Dispute  Notice").  Provided that Tenant timely issues the Dispute
Notice,  Tenant  shall  have the right not more  than once in any  calendar  year  during  the Lease  Term,  during business hours and at a location  designated by Landlord in Broward County,  Florida, to audit Landlord's books and records  in support  of the items in the  Dispute  Notice.  Tenant  may  select  and  engage,  at its sole cost and expense,  an  independent  certified  public  accountant or member of an  independent  firm which is engaged in the business  of  auditing  lease  additional  assessments,  provided  that  such  accountant  is not and has not  been affiliated  with or a shareholder  in Tenant or any affiliate of Tenant and is not  compensated in whole or in part on a contingency fee basis (such  accountant  being referred to as a "Qualified  Auditor").  The Qualified  Auditor
may examine  Landlord's  books and records  pertaining  to the contents of Tenant's  timely  Dispute  Notice.  Such
Tenant audit must be completed,  and its results tendered to Landlord,  within ninety (90) days following  Tenant's
Dispute Notice.  The Qualified  Auditor shall be engaged by Tenant subject to the  requirement  that Tenant and the
Qualified  Auditor  shall  maintain  the  results  of  such  examination  in  strict  confidence.  If,  after  such examination,  the Qualified  Auditor disputes  Landlord's  Expense  Statement,  and if Landlord does not agree with such audit  results,  then the dispute  shall be referred to a  reputable,  independent  firm of  certified  public accountants  acceptable to both Landlord and Tenant,  and the decision of such  accountants  shall be  conclusively binding.  The fees and expenses of such  independent  accountants  in resolving  such dispute shall be borne by the unsuccessful  party (and if both parties are partially  unsuccessful,  such accountants  shall apportion their fees and  expenses  between  Landlord  and Tenant  based upon the degree of their  success.)  Any pending  audit and the resolution of any subsequent  dispute  pertaining thereto shall not serve to relieve Tenant from its obligations to pay all sums due under this Lease including,  without limitation,  Additional Assessments under the statements that are subject to Tenant's Dispute Notice. In lieu of such audit procedures,

25.      PEACEFUL ENJOYMENT.

25.1     Tenant shall,  and may  peacefully  enjoy the Premises,  subject to the other terms hereof,  provided that
Tenant  pays the rent and other sums herein  recited to be paid by Tenant and  performs  all of Tenant's  covenants and agreements in this Lease.

25.2     The  foregoing  covenant and any and all other  covenants of the Landlord  shall be binding upon  Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership.

26.      RELOCATION.Intentionally Omitted.

27.      HOLDING OVER.

27.1     If Tenant holds over without  Landlord's  written  consent after  expiration or other  termination of this
Lease,  or if Tenant  continues to occupy the Premises after  termination of Tenant's right of possession  pursuant to the provisions of Section 22.2(c),  Tenant shall,  for the first thirty (30) days of such holdover  period,  pay one hundred  twenty-five  percent (125%), and the following sixty (60) days, one hundred fifty percent (150%), and, thereafter,  throughout  the  remainder of the entire  holdover  period pay rent equal to twice the Base Rental and
Additional Rent which would have been  applicable had the term of this Lease  continued  through the period of such holding over by Tenant.  Landlord  and Tenant  maintain  the right to  terminate  this month to month  tenancy with thirty (30) days following written  notification to the other party.  Notwithstanding  the foregoing,  however,  if
Tenant gives Landlord  ninety (90) days  irrevocable  notice prior to the expiration  date (and if Tenant is not in default under this Lease),  then Tenant may extend the  expiration  date of this Lease by ninety (90) days, and its
Base Rent and  Additional  Rent  payable for such ninety (90) day period shall be one hundred  twenty-five  percent
(125%) of the Base Rent and  Additional  Rent payable  immediately  prior to the  expiration  date (but such 90 day period  shall be  instead  of and not in  addition  to the 30 day  period  referred  to above in which rent in such amount is paid). In the  alternative,  if Tenant gives Landlord three hundred  sixty-five days  irrevocable  notice prior to the  expiration  date (and if Tenant is not in  default  under  this  Lease),  then  Tenant may extend the expiration  date of this Lease by six (6) months,  and its Base Rent and  Additional  Rent payable for such six (6)
month  period shall be one hundred five percent  (105%) of the Base Rent and  Additional  Rent payable  immediately prior to the original expiration date.

27.2     No  possession  by Tenant after the  expiration of the term of this Lease shall be construed to extend the term of this Lease unless Landlord has consented to such possession in writing.

28.      SUBORDINATION TO MORTGAGE.

28.1     This Lease is and shall be subject and subordinate only to a first mortgage,  whether  presently  existing or hereafter  arising upon the Premises or upon the Building and to any renewals,  modifications,  refinancings  or extensions  thereof,  but Tenant  agrees that any such first  mortgagee  shall have the right to  subordinate  such first  mortgage  to this  Lease on such terms and  subject to such  conditions  as such  first  mortgagee  may deem appropriate in its discretion provided,  however,  that such first mortgagee shall issue to Tenant a subordination, nondisturbance and attornment agreement on its standard form.

28.2     Landlord is hereby  irrevocably  vested with full power and  authority  to  subordinate  this Lease to any first mortgage,  now existing or hereafter  placed upon the Premises or the Building as a whole,  and Tenant agrees upon demand to execute such further  instruments  subordinating  the Lease or attorning to holder of any such first lien as Landlord may request.

28.3     No first mortgage is presently existing on the Building or the Project.

28.4     If Tenant should fail to execute any  subordination  or other agreement  required by this Section,  within ten (10) business days following  Landlord's written notice as requested,  then Tenant's  subordination and consent to such agreement shall be conclusively and irrevocably presumed.

28.5     Tenant  agrees  that it will from time to time upon  request  by  Landlord  execute  and  deliver  to such persons as Landlord shall request a statement in recordable  form  certifying  that this Lease is unmodified and in full  force and  effect  (or if there  have been  modifications,  that the same is in full  force and  effect as so modified),  stating  the dates to which rent and other  charges  payable  under this Lease have been paid,  stating that  Landlord is not in default  hereunder  (or if Tenant  alleges a default  stating  the nature of such  alleged default) and further stating such other matters as Landlord or its mortgagee(s) shall reasonably require.

28.6     Tenant shall,  in the event of the sale or  assignment  of  Landlord's  interest in the Building or in the event of any  proceedings  brought for the  foreclosure of, or in the event of exercise of the power of sale under, or taking by deed in lieu of foreclosure of, any first mortgage made by Landlord  covering the Premises,  give full and complete  attornment to the purchaser and recognize the purchaser as Landlord  under this Lease for the balance of the term of this Lease,  including any extensions or renewals  thereof,  and such  purchaser or mortgagee  shall recognize Tenant's rights in the form of its standard subordination, nondisturbance and attornment agreement.

29.      LANDLORD'S  LIEN.   Tenant  hereby  grants  Landlord  a  lien  and  security   interest  in  those  tenant
improvements  constructed  by  Tenant  under the  scope of  Exhibit  "D-1"  and  "D-2"  hereto,  and to  subsequent
Alterations to the Premises that are in the nature of tenant improvements.

30.      ATTORNEYS'  FEES.  If either party hereto  brings any action to enforce  rights under this Lease,  whether judicial,  administrative,  or otherwise, the prevailing party in that action shall be entitled to recover from the losing party all collection and court costs incurred,  including  reasonable  attorneys'  fees,  whether such costs and fees are incurred out of court, at trial, on appeal, or in any bankruptcy proceeding.

31.      NO IMPLIED WAIVER.

31.1     The  failure  of either  Landlord  or Tenant to  insist  at any time upon the  strict  performance  of any covenant or  agreement  or to exercise  any option,  right,  power or remedy  contained  in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.

31.2     No payment by Tenant or receipt by Landlord of a lesser  amount than the monthly  installment  of rent due under this Lease shall be deemed to be other than on account of the earliest  rent due,  nor shall any  endorsement or  statement  on any check or any  letter  accompanying  any  check or  payment  as rent be  deemed an accord  and satisfaction,  and Landlord may accept such check or payment without  prejudice to Landlord's  right to recover the balance of such rent or pursue any other remedy provided in this Lease.

32.      PERSONAL  LIABILITY.  The  liability  of Landlord  to Tenant for any default by Landlord  under this Lease shall be limited to the  interest of  Landlord  in the  Building  and Tenant  agrees to look  solely to  Landlord's interest in the Building for the  recovery of any judgment  from the  Landlord,  it being  intended  that  Landlord shall not be  personally  liable for any judgment of  deficiency.  The foregoing  limitation of liability  does not apply, however, to Landlord's obligations to make those payments that may become due under Section 20.8 hereof.

33.      SECURITY DEPOSIT.

33.1     The Security  Deposit  shall be held by Landlord  without  liability  for interest and as security for the performance by Tenant of Tenant's  covenants and obligations  under this Lease, it being expressly  understood that the Security  Deposit  shall not be  considered  an advance  payment of rental or a measure of Tenant's  damages in case of default by Tenant.  Landlord may commingle the Security  Deposit with other  security  deposits,  and shall not be required to pay interest on the Security Deposit.

33.2     Landlord may, from time to time without  prejudice to any other  remedy,  use the Security  Deposit to the extent  necessary to make good any  arrearages  of rent or to satisfy any other  covenant or  obligation  of Tenant hereunder.  Following any such  application of the Security  Deposit,  Tenant shall,  upon written notice to Tenant and in accordance  with the terms and conditions of this Lease,  pay to Landlord on demand the amount so applied in order to restore the Security  Deposit to its original  amount.  Tenant's  obligation to make the initial  Security
Deposit and to restore the Security Deposit is Additional Rent under this Lease.

33.3     If Tenant is not in default  at the  termination  of this  Lease,  the  balance  of the  Security  Deposit remaining  after any such  application  shall be  returned  by  Landlord  to  Tenant  within  forty-five  (45) days following the expiration date of this Lease.

33.4     If Landlord  transfers  its  interest in the Premises  during the term of this Lease,  Landlord may assign the  Security  Deposit  to  the  transferee  and  thereafter,  provided  that  the  transferee  assumes  Landlord's obligations  in writing,  then Landlord  shall have no further  liability for the return of such Security  Deposit.
This provision is not intended to prevent Tenant from recovering the Security  Deposit from future  landlords under the terms of Section 33.3 hereof.

33.5      Letter  of  Credit.  Tenant's  Security  Deposit  shall be in the form of a clean  irrevocable  letter of credit (the  "Letter of  Credit") in the amount of Two Hundred  Sixty  Thousand  and 00/100  Dollars  ($260,000.00)
issued by a bank  satisfactory  to Landlord in  substantially  the form  attached  hereto as Rider No. 4.  Landlord hereby  confirms  that  Canadian  International  Bank of Commerce  ("CIBC")  is a bank  satisfactory  to  Landlord, provided that CIBC allows  presentment  of the Letter of Credit in an office  located in New York City.  The Letter of Credit shall at all times be in effect  throughout  the Term.  Any  termination  or non-renewal of the Letter of
Credit prior to such time shall  constitute an immediate  default  under this Lease and shall  entitle  Landlord to present the Letter of Credit for  payment in full.  Any  default  under this Lease which has not been cured  within any  applicable  grace period and/or  curative  period shall  entitle  Landlord to present the Letter of Credit for payment in the amount  necessary to cure such default (or if such default  cannot be cured by the payment of money, for  payment in full).  Within ten (10) days  following  any  partial  draw on the Letter of Credit,  Tenant  shall replace  the  partially  drawn  Letter of Credit  with a  replacement  letter of credit  identical  in terms to the original  Letter of Credit (or,  alternatively,  an addendum to the original  Letter of Credit),  but in the amount that had been secured by the original Letter of Credit prior to such partial draw, and that  replacement  letter of credit (or the original  Letter of Credit and such addendum)  shall then become the "Letter of Credit" for purposes of this provision.  The Letter of Credit proceeds (other than those used to cure a monetary  default) shall be held by Landlord as a Security Deposit under this Lease.

34.      FORCE  MAJEURE.  Whenever a period of time is herein  prescribed  for the taking of any action by Landlord or Tenant,  such party shall not be liable or responsible  for, and there shall be excluded from the computation of such  period of time,  any delays  due to  strikes,  riots,  acts of God,  shortages  of labor or  materials,  war, governmental  laws,  regulations or restrictions,  or financing.  No force majeure event shall,  however,  serve to excuse or postpone any monetary obligation hereunder (unless expressly set forth in Section 20 hereof).

35.      RELATIONSHIP  OF PARTIES.  Nothing  contained  in this Lease shall be deemed or  construed  by the parties hereto,  nor by any third party, as creating the  relationship of principal and agent or of partnership or of joint venture  between the parties  hereto,  it being  understood  and agreed that neither the method of  computation  of rent, nor any other provision  contained herein, nor any acts of the parties herein,  shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

36.      HAZARDOUS MATERIAL.

36.1     Tenant shall not (either with or without  negligence)  cause or permit the escape,  disposal or release of any biologically or chemically active or other hazardous  substances,  or materials.  Tenant shall not allow by its own actions or those acting by,  through or under  Tenant,  the storage or use of such  substances  or materials in any manner not  sanctioned  by law or by the highest  standards  prevailing in the industry for the storage and use of such  substances or materials,  nor allow to be brought into the Project any such materials or  substances,  and then only after written  notice is given to Landlord of the identity of such  substances  or  materials,  except no notice shall be required for standard office supplies for Tenant's use. Without  limitation,  hazardous  substances and  materials  shall  include  those  described in the  Comprehensive  Environmental  Response,  Compensation  and
Liability Act of 1980, as amended, 42 U.S.C.  Section 9601 et seq., the Resource  Conservation and Recovery Act, as
amended.  42 U.S.C.  Section 6901 et seq., any  applicable  state or local laws and the  regulations  adopted under these acts.  If any lender or  governmental  agency  shall ever require  testing to ascertain  whether or not there has been any release of hazardous  materials by Tenant,  then the  reasonable  costs thereof shall be reimbursed by
Tenant to Landlord  upon demand as additional  charges if such  requirement  applies to the Premises.  In addition,
Tenant shall execute  affidavits,  representations  and the like from time to time at Landlord's request concerning
Tenant's  best  knowledge and belief  regarding the presence of hazardous  substances or materials on the Premises.
In all events,  Tenant shall indemnify  Landlord in the manner elsewhere provided in this Lease from any release of hazardous  materials on the Premises  occurring while Tenant is in possession,  or elsewhere if caused by Tenant or persons  acting under Tenant.  The within  covenants  shall survive the  expiration or earlier  termination  of the lease term.

36.2     The Tenant  agrees to document  all  hazardous  waste  disposal,  if any, and to keep the same on file for five (5)  years  and to  document  the same by one of the  following  types of  documentation:  A  hazardous  waste manifest;  a bill of lading from a bonded hazardous substance  transporter showing shipment of a licensed hazardous waste facility;  or a confirmation of receipt of materials from a recycler,  a waste exchange  operation,  or other permitted hazardous waste management facility.

36.3     Tenant agrees not to generate hazardous effluents.

36.4     Tenant  agrees to allow  reasonable  access  to the  Premises  for  monitoring  of the above by  Landlord,
Broward  County,  DERM and the  Florida  DER to assure  compliance  with the above as well as any other  conditions relating to the use of the subject property.

36.5     Violation  of any of the above  shall be deemed to be a default  on the part of the Tenant of the terms of this Lease.

36.6     It is understood  that Tenant's  liability  under this Section 36 is for action or inaction by, through or under Tenant, and Landlord retains liability for other hazardous materials matters.

37.      RADON.

         In compliance with Florida law,  Landlord is required to provide the following  notification:  "Radon Gas:
Radon is a  naturally  occurring  radioactive  gas  that,  when it has  accumulated  in a  building  in  sufficient quantities,  may  present  health  risks to persons  who are  exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional  information  regarding radon and radon testing may be obtained from your county public health unit."

38.      LIGHT AND VIEW.

         If the view from the  Premises or the light  entering  the  Premises  are  interfered  with for any reason whatsoever  including,  but not limited to Landlord's own acts,  Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any  compensation  therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

39.      MISCELLANEOUS.

39.1     Severability.  If any term or  provision  of this  Lease,  or the  application  thereof  to any  person or circumstances  shall, to any extent,  be invalid or  unenforceable,  the remainder of the Lease, or the application of such  term or  provision  to  persons  or  circumstances  other  than  those as to which it is held  invalid  or unenforceable  shall  not be  affected  thereby,  and each  term and  provision  of this  Lease  shall be valid and enforceable to the fullest extent of the law.

39.2     Recordation.  Tenant  agrees not to record this Lease or any  memorandum  hereof but  Landlord  may record this  Lease  or a  memorandum  thereof,  at its sole  election.  Tenant  shall  join in the  execution  of any such memorandum of lease requested by Landlord.

39.3     Governing  Law and Venue.  This Lease and the rights and  obligations  of the parties  hereto are governed by the laws of the State of Florida.  The  parties  hereby  consent to the  jurisdiction  of the courts  located in
Broward County, Florida, which shall be the venue for any proceedings in connection with this Lease.

39.4     Time of Performance.  Except as expressly  otherwise  herein  provided,  with respect to all required acts of Tenant, time is of the essence of this Lease.

39.5     Transfers by Landlord.  Landlord  shall have the right to transfer  and assign,  in whole or in part,  all its rights and obligations  hereunder and in the Building,  and the Premises referred to herein, and in such event, provided that the  transferee  agrees in writing to be bound by the terms and  conditions of this Lease,  including
Landlord's  obligations  hereunder,  and upon such transfer Landlord shall be released from any further obligations hereunder,  and Tenant agrees to look solely to such successor in interest of Landlord for the  performance of such obligations  accruing  after such transfer.  Notwithstanding  the  foregoing,  however,  Landlord shall not, in the event of any such  transfer or  assignment,  be released from the  obligations  under this Lease to fund the Tenant
Improvement  Allowance due under the terms of Exhibits  "D-1" and "D-2" hereto,  to fund the payments due under the
Reimbursement  Agreement for Existing Lease due from Landlord under the terms of Rider #3 hereto,  or to make those payments that may become due under the provisions of Section 20.8 hereof.

39.6     Floor Load Limit.  Tenant shall not place a load upon any floor of the Premises  exceeding  the floor load per square  foot area which such floor was  designed  to carry and which may be allowed by law.  Landlord  reserves the right to  prescribe  the weight  limitations  and position of all heavy  equipment  and similar  items,  and to prescribe  the  reinforcing  necessary,  if any,  which in the  opinion  of  Landlord  may be  required  under  the circumstances, such reinforcing to be at Tenant's expense.

39.7     Brokers.  Landlord and Tenant each  warrants  that it has had no dealings  with any real estate  broker or agents in  connection  with the  negotiation  of this Lease  excepting  only The Hogan Group,  Inc. and Cushman and
Wakefield  of  Florida,  Inc.,  which have  represented  Landlord  (together  "Landlord's  Broker"),  and Julien J.
Studley,  Inc. , which has represented Tenant ("Tenant's Broker").  Landlord will compensate Landlord's Broker who, in turn,  will  compensate  Tenant's  Broker,  if any,  in  accordance  with the  terms of a  written  co-brokerage agreement between  Landlord's  Broker and Tenant's Broker.  Landlord and Tenant each further warrants that it knows of no other real estate  broker or agent,  other than those who are named  above,  who is entitled to a real estate commission  in  connection  with this Lease and Landlord or Tenant each agrees to indemnify  the other  against any claims for  commission  and expenses  created by such claim by any other real estate  broker or agent with whom the indemnifying party may have dealt or communicated.

39.8     Real  Estate  Broker's  Commissions.  Landlord  and  Tenant  recognize  it is  possible  either  party may hereafter make  additional  agreements  regarding  extension or renewal of this Lease, or a new lease or leases for all or one or more parts of the  Premises  or other  space in the  Building  for a term or terms  commencing  after expiration  of this Lease.  Landlord and Tenant  recognize it is also possible  either party may  hereafter  modify this  Lease  to add  additional  space  or to  substitute  space as part of the  Premises.  If any such  additional agreements,  new leases or modifications to this Lease are made,  Landlord shall not have any obligation to pay any compensation  to any real estate broker or any other third party engaged by Tenant to render  services to Tenant in connection with negotiating  such matters,  regardless of whether under the  circumstances  such party is or is not regarded  by the law as an  agent  of  Landlord,  and  regardless  of  whether  such  third  party  was  previously compensated  by Landlord  under this lease or any  previous  lease with  Tenant,  unless  such broker  representing
Tenant has,  prior to the  commencement  of  negotiations  for such matter from time to time,  first entered into a written  co-brokerage  agreement with the broker then representing  Landlord.  Tenant hereby  indemnifies  Landlord against any claim for compensation brought about by Tenant's dealings with any broker or other third party.

39.9     Effect of Delivery  of This  Lease.  Landlord  has  delivered a copy of this Lease to Tenant for  Tenant's review only and the  delivery  hereof  does not  constitute  an offer to Tenant or and option to Lease.  This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and executed by Landlord.

39.10    Section  Headings.  The section or subsection  headings are used for  convenience of reference only and do not define limit or extend the scope or intent of the sections.

39.11    Definitions.  The definitions set forth in Section 1 are hereby made part of this Lease.

39.12    Exhibits.  "A", "B", "C",  "D-1",  "D-2",  "E".  "F",  "G",  "H", and the  following  numbered  Riders are attached hereto and incorporated herein and incorporated herein and made a part of this Lease for all purposes:

                  Exhibits                  Description

                  Exhibit "A"               Legal Description
                  Exhibit "B"               Floor Plan
                  Exhibit "C"               Annual Rent Adjustment
                  WORK LETTER AGREEMENT FOR INITIAL PREMISES                                 EXHIBIT "D-1"
                  WORK LETTER AGREEMENT
                             FOR SUBSEQUENT PREMISES                                         EXHIBIT "D-2"
                  RULES AND REGULATIONS                                                      EXHIBIT "E"
                  CONSTRUCTION RULES AND REGULATIONS                                         EXHIBIT "F"
                  OPTION TO RENEW                                                            EXHIBIT "G"
                  JANITORIAL SPECIFICATIONS                                                  EXHIBIT "H"
                  COMMENCEMENT DATE AGREEMENT -
                  INITIAL PREMISES                                                           RIDER #1-A
                  COMMENCEMENT DATE AGREEMENT-
                  SUBSEQUENT PREMISES                                                        RIDER #1-B
                  RIGHT OF FIRST OFFER                                                       RIDER #2
                  REIMBURSEMENT AGREEMENT- EXISTING LEASE                                    RIDER #3
                  FORM OF LETTER OF CREDIT                                                   RIDER #4

39.13    NOTICES.

                  (1)      The  Tenant  shall  pay the rent and  shall  forward  all  notices  to  Landlord  at the following  address  (or at such other  place as  Landlord  may  hereafter  designate  in writing):

                           Teachers Insurance and Annuity Association of America
                           c/o The Hogan Group
                           1000 South Pine Island Road
                           Suite 400
                           Plantation, Florida 33324

                           With respect to notices, Tenant shall send a copy to:

                           Teachers Insurance and Annuity Association of America
                           730 Third Avenue
                           New York, N.Y. 10017
                           Attention: Joseph P. Flanagan

                  (2)      The Landlord  shall forward all notices to Tenant at the  following  address (or at such other places as Tenant may hereafter designate in writing):

                           If prior to the Commencement Date:

                           Sun International North America, Inc.
                           1415 East Sunrise Boulevard
                           Fort Lauderdale, FL 33304

                           Attention: John Allison, Executive Vice President - Finance and C.F.O.

                           With a copy to:

                           Sun International North America, Inc.
                           2106 New Road, Suite C-7
                           Linwood, N.J. 08221
                           Attention: William C. Murtha, Senior Vice President and General Counsel

                           If following the Commencement Date:

                           Sun International North America, Inc.
                           1000 South Pine Island Road
                           Plantation, Florida 33324
                           Attention: John Allison, Executive Vice President - Finance and C.F.O.

                           With a copy to:

                           Sun International North America, Inc.
                           1000 South Pine Island Road
                           Plantation, Florida 33324
                           Attention: William C. Murtha, Senior Vice President and General Counsel

                  (3)      Any notice provided for in this Lease must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise expressly provided, be given or be served by depositing the same in the United States mail, postage pre-paid and certified and addressed to the party to be notified with return receipt requested, by delivering the same in person to an officer of such party, or by sending the notice by a nationally recognized overnight courier service, charges prepaid.

                  (4)      Notice  deposited  in the  mail in the  manner  herein  above  shall be  effective  upon receipt,  unless such mail is unclaimed,  in which event notice shall be effective  five
                           (5)  days  after  the  date  of  mailing.  Notices  sent  for  overnight  delivery  by a nationally  recognized  courier  service  in the  manner  herein  above  shall be deemed effective on the business day of receipt or on which delivery was refused.

39.14    Tenant  Obligation.  The  obligation  of Tenant to pay any sums due under this  Lease  shall  survive  the expiration or termination of this Lease.

39.15    Confidentiality.  Tenant  will  maintain  the  confidentiality  of this  Lease  and will not  divulge  the economic  or other terms of this Lease,  in writing,  to any  persons,  other than  Tenant's  officers,  directors, partners or shareholders;  Tenant's  attorneys,  accountants and other professional  consultants;  any governmental agencies; and pursuant to subpoena or other legal process.

39.16    Survival.  The  following  provisions of the Lease shall  survive its  expiration or earlier  termination:
(i) Any action arising from or as a result of Tenant's  noncompliance with Laws,  Regulations and Rules as required herein;  (ii)  Tenant's  obligation  to pay for any repairs  undertaken  by Landlord  pursuant to Section 10; (iii)
Landlord's  Security  Interest under Section 29; (iv) obligations  under Section 30 to pay any Legal Expenses;  (v)
Insurance  obligations under Section 18 for events occurring prior to the expiration or earlier  termination of the
Lease;  (vi) Tenant's  Indemnities  under Section 19 and otherwise under the Lease for matters arising prior to the expiration  or earlier  termination  of the Lease and/or for events  occurring by,  through or under Tenant;  (vii)
Tenant's  responsibilities  for the condition of the Premises under Section 9; (viii) Landlord's  obligations under
Section 20.8;  (ix)  Landlord's  obligations  with respect to return of the Security  Deposit under Section 33; (x)
Landlord's and Tenant's  obligations  under Sections 20 and 21 hereof relating to condemnation  and casualty;  (xi)
Landlord's  and  Tenant's  liabilities  and  indemnity  under  Section  38.7  (Brokers);  (xii) the  limitation  on
Landlord's  liability  contained  in Section 31;  (xiii)  Section  38.15  (Confidentiality);  and (xiv)  Section 39
(Waiver by Tenant); (xv) Waiver of Jury Trial (Section 39.19), and (xvi) Governing Law (Section 39.3).

39.17    USE OF ROYAL  PALM  NAME OR  IMAGE.  Tenant  acknowledges  that  the name  Royal  Palm at  Southpointe  is
Landlord's  proprietary name for the Building  Project,  and Tenant shall not, without the prior written consent of
Landlord,  use the name or a likeness of the Building or any aspect of the Building  Project in connection  with or in promoting or  advertising  the business of Tenant or in advertising to sublease the Premises (but Tenant may use the address of the Building as its business  address and for  informational  purposes in connection with a proposed sublease or  assignment).  Tenant's sole and exclusive  permitted use of the Royal Palm at  Southpointe  name shall be as Tenant's address.

39.18    WAIVER BY TENANT.  Tenant expressly waives all of the following:  (A) The requirement  under Chapter 83.12 of the Florida  Statutes  that the  plaintiff  in his distress for rent action file a bond payable to the Tenant in at least double the sum demanded by the plaintiff,  it being  understood that no bond shall be required in any such action;  (B) The right of Tenant under Chapter 83.14 of the Florida Statutes to replevy  distrained  property;  (C)
The right of  noncompulsory  counterclaim  in any action  brought by  Landlord  against  Tenant for  damages or for possession of the Premises due to nonpayment of Base Rental of other sums required of Tenant under this Lease.

39.19    WAIVER OF JURY  TRIAL In the event of suit by or  against  Landlord  or  Tenant,  then both  Landlord  and
Tenant hereby waives its right to trial by jury in connection  with the  proceedings or claims brought by either of the parties against the other.

39.20    EXHIBITS  AND RIDERS The  Exhibits  and Riders to this Lease are made a part  hereof to the same extent as if fully set forth herein.

                                             (signature page follows)

         IN WITNESS WHEREOF,  Landlord and Tenant have executed this Lease in multiple original  counterparts as of the day and year first above written.

Executed in the Presence of:                                  "TENANT"

                                                              SUN INTERNATIONAL NORTH AMERICA, INC., a Delaware
__________________________________                            corporation
Witness Signature

Witness Name Typed
__________________________________                            __________________________________
Witness Signature                                             Signature:
__________________________________                            __________________________________
Witness Name Typed                                            Name printed:
                                                              __________________________________
                                                              Title:
                                                              __________________________________
                                                              Date:

                                                              Federal I.D. Number or
                                                              S.S. Number:_______________________

                                                              If Corporation Affix Corporate Seal.

                                                              __________________________________
                                                              Date
Executed in the Presence of:                                  "LANDLORD"

                                                              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
                                                              AMERICA, a New York corporation

__________________________________                            Signature:__________________________
Witness Signature
__________________________________                            Name printed:______________________
Witness Name Typed
__________________________________                            Title:_____________________________
Witness Signature
__________________________________                            Date:______________________________
Witness Name Typed

{MI779896;8}                                             A-1
                                                    EXHIBIT "A"

                                             ROYAL PALM AT SOUTHPOINTE

                                     Legal Description of the Building Project

That portion of Parcel 4, JACARANDA  PARCEL 817,  according to the map or parcel thereof,  as recorded in Plat Book
143, Page 1, of the public records of Broward County, Florida, lying South of the following described line:

COMMENCING  at the Northwest  corner of said Parcel 4, thence South  84@05'35"  East,  along the North line of said
Parcel 4 (bearings based on the record plat) for 848.14 feet,  thence South 00(0)52'12" East,  along the East line of said Parcel 4 for 663.26 feet to the POINT OF  BEGINNING;  thence North  73(0)16'14"  West for 786.12 feet to a point of curvature;  thence Westerly along the arc of a curve to the right,  having a radius of 150.00 feet and a central angle of 23(0)06'31" for 60.50 feet, to a point of tangency,  thence North  50(0)09'43"  West for 52.73 feet to a point of curvature;  thence  Westerly along the arc of a curve to the left,  having a radius of 196.00 feet and a central angle of 13(0)28'15" for 46.08 feet, to a point of tangency;  thence North  63(0)37'27" West for 109.17 feet to a POINT
OF TERMINATION, lying on the Westerly boundary of said Parcel 4.

Said Lands situate, lying and being in Broward County, Florida.

LESS and EXCEPT that  portion  deeded to Broward  County,  a  political  subdivision  of the State of  Florida,  by
Warranty Deed recorded in O.R. Book 31049, Page 1226, public records of Broward County, Florida.

PARCEL II:

TOGETHER WITH  easements for  ingress/egress,  drainage and utilities as recorded in O.R. Book 23173,  Page 864, as modified in O.R. Book 27267, Page 754, public records of Broward County, Florida.

PARCEL III:

TOGETHER  WITH  easements  for ingress  and,  egress,  utilities,  and  landscaping  as created by  Declaration  of
Easements as recorded in O.R. Book 29097, Page 432, public records of Broward County, Florida.

PARCEL IV:

TOGETHER WITH Easement  rights created by Declaration of Covenants and  Restrictions  of Southpointe  dated October
12, 1990 and recorded in O.R. Book 17851, Page 706, public records of Broward County, Florida.

                                                    EXHIBIT "B"

                                            ROYAL PALM 1 AT SOUTHPOINTE

                                            Floor Plan of the Premises

                                   [This page depicts Tenant's Initial Premises]

                                   [This page depicts Tenant's Initial Premises]

                                 [This Page depicts Tenant's Subsequent Premises]

{MI779896;8}                                             C-1
                                                    EXHIBIT "C"

                                            ROYAL PALM 1 AT SOUTHPOINTE

                                              ANNUAL RENT ADJUSTMENT

------------------------------- ---------------------------- ---------------------------- ----------------------------
            PERIOD                   BASE RENT/S.F./YR             BASE RENT/YEAR               BASE RENT/MONTH
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/02-  11/30/03*             NA                           Abated                       Abated
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/03-  11/30/04              NA                           Abated                       Abated
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/04-  10/31/05              NA                           Abated                       Abated
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
11/1/05-  11/30/05              $17.45                       NA                           $  89,295.64
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/05-  11/30/06              $17.97                       $1,168,050.00                $  97,337.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/06-  11/30/07              $19.01                       $1,235,650.00                $102,970.83
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/07-  11/30/08              $19.58                       $1,272,700.00                $106,058.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/08-  11/30/09              $20.67                       $1,343,335.00                $111,946.25
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/09-  11/30/10              $21.29                       $1,383,850.00                $115,320.83
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/10-  11/30/11              $21.93                       $1,425,450.00                $118,787.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/11-  11/30/12              $22.59                       $1,468,350.00                $122,362.50
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/12-  11/30/13              $23.26                       $1,511,900.00                $125,991.66
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/13-  11/30/14              $23.96                       $1,557,400.00                $129,783.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/14-  11/30/15              $24.68                       $1,604,200.00                $133,683.33
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/15-  11/30/16              $25.42                       $1,652,300.00                $137,691.67
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
12/1/16-  11/30/17**            $26.18                       $1,701,700.00                $141,808.33
------------------------------- ---------------------------- ---------------------------- ----------------------------

*Tenant shall pay Base Rent in accordance with the following  schedule,  plus sales tax thereon.  In the event that the  Commencement  Date occurs  prior to December 1, 2002,  then Tenant shall pay Base Rent per month in the amount of $64,166.13,  plus sales tax, between the Commencement  Date and November 31, 2002, and its  Proportionate  Share
of  Operating  Expenses  in full for such period (and not  without  deduction  of the amount of $8.00 per  rentable square  foot per month)  for such  period.  In the event that the  Commencement  Date for the  Subsequent  Premises occurs  prior to April 1,  2004,  then  Tenant  shall pay Base Rent per month for the  Subsequent  Premises  in the amount of $20,392.36  per month for the  Subsequent  Premises  between such  Commencement  Date and March 31, 2004, together with its Proportionate  Share of Operating Expenses  allocable to the Subsequent  Premises for such period
(and without deduction of the amount of $8.00 per rentable square foot per month).

**The  Expiration  Date shall be as set forth in the Lease.  This is an estimated date based on the assumption that the Commencement Date occurs on December 1, 2002.

                                                   EXHIBIT "D-1"

                                            ROYAL PALM 1 AT SOUTHPOINTE

                                               WORK LETTER AGREEMENT

                                               FOR INITIAL PREMISES

                                                  (tenant builds)

         This Work Letter  agreement  (this "Work  Letter")  is  attached to and made part of that  certain  Office
Lease  Agreement  (the "Lease") dated the ____ day of  ____________,  2002, by and between  TEACHERS  INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA ("Landlord") and  _________________,  ("Tenant").  The terms,  definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference.

         In  consideration  of the execution of the Lease and the mutual  covenants and conditions  hereinafter set forth, Landlord and Tenant agree as follows:

1.       Building Standard Improvements:

(a)      This Work Letter sets forth the  agreement  with respect to the  construction  of the  "Building  Standard
Improvements",  which is  understood to mean (i) the "Shell  Improvements"  (as  hereinafter  defined) and (ii) any additional  improvements  constructed  or installed on the  Premises  for  Tenant's  use using  Building  Grade (as defined in the Lease and specifically enumerated hereafter)  construction and materials.  Any other improvements to the  Premises  that  require  construction  methods or materials  other than  Building  Grade shall be deemed to be
"Non-Standard  Improvements".  All  improvements  to the Shell  Improvements,  whether  constructed or installed by
Landlord or Tenant,  shall be hereinafter referred to as the "Tenant  Improvements",  which term shall include both
Building Grade and any Non-Standard Improvements.

(b)      "Shell  Improvements"  shall  mean the  following  improvements,  which have been or will be  provided  by
Landlord, at its expense, in connection with the construction of the Building:

(1)      Exterior  Building windows,  walls and roof structure and unfinished  concrete block finished in sheetrock with walls surrounding Common Areas and Service Areas.

(2)      Unfinished concrete floors and ceilings.

(3)      Fully  equipped and finished  Common  Areas and Service  Areas,  including  elevators,  elevator  lobbies, atrium entry area, restrooms, mechanical and electrical rooms.

(4)      Shell  Building  heating,  ventilation  and  air-conditioning  system  with  main  high-pressure  ductwork distribution only to all floor areas and the VAV boxes installed as part of the base Building.

(5)      Electrical  meter rooms  equipped with panels and breakers to code and based on standard  usage (5.5 watts per square foot).

(6)      Automatic sprinkler systems with construction heads per minimum code requirements for Building shell.

(7)      Public  corridor areas as needed to serve the Premises  (except those Building  Floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade Materials.

(c)      Tenant shall use the following  Building  Grade  materials,  or such  alternates of at least equal quality that Landlord may approve:

(1)      Interior  Partitions:  Taped,  finished  and  painted  (two  coats  of  flat  latex,  partitioning  to  be constructed  with 1/2"  gypsum  wallboard  mounted on each side of 3 5/8" metal  studs at 24" on center,  extending from the slab to the bottom of the finished ceiling height and having 4" vinyl base throughout.

(2)      Interior Demising Walls:  Separation  between tenants consisting of one layer of 5/8" of fire-rated gypsum mounted  on each side of 3 5/8"  metal  studs,  running  from  floor  slab to  ceiling  slab,  with 3 5/8" layer of insulation in the wall cavity;  Tenant to be  responsible  only for one-half of the cost of such interior  demising walls. Any other unfinished  concrete surfaces (walls to columns) to be covered with 5/8" gypsum wallboard;  Tenant to bear full cost of such gypsum  wallboard.  All demising  walls to be taped,  finished and painted (two coats) to the ceiling tile and vinyl base installed in the same manner prescribed for the interior partitions.

(3)      Building Exterior Wall: All window openings will have Landlord  specified  horizontal  mini-blinds,  which shall be at Tenant's expense, but subject to offset by the Tenant Improvement Allowance.

(4)      Entry Doors:  Solid core honduran  mahogany wood veneer (8'6"  height,  3' 0" width,  1 3/4" thick) set in metal frames with matching stained honduran  mahogany  frames.  Hardware to be lever handle 32 polished  stainless, hinges 26 polished chrome,  closer with painted bronze cover and 32 polished stainless floor stops.  Landlord shall reasonably approve double glass entry doors if specified by Tenant.

(5)      Interior  Doors:  Solid core wood veneer (8'6" height,  3' width) set in metal  frames.  Hardware to match
Entry Doors, with closers only as required by building code.

(6)       Carpeting: Minimum 26 ounce face weight, commercial grade, glue down, throughout Premises.

(7)      Heating,  ventilation and air conditioning:  Low pressure  ductwork and flex duct air distribution  system throughout the Premises with air diffusers, as required.

(8)      Electrical:  Wiring and conduit per code,  as required for  standard  wall-mounted  duplex power  outlets, switches and 2' x 4' parabolic lighting fixtures with complete circuitry to electrical panels.

(9)      Lighting:  2' x 4' parabolic lay-in fixtures with three fluorescent  tubes each, with wiring,  conduit and circuitry.

(10)     Telephone  Outlets:  Wall-mounted box with pull string or conduit to top of partition for Tenant telephone system.

(11)      Ceiling: 2' x 2' reveal edge lay-in acoustical ceiling tile and 1" wide metal grid.

(12)     Fire Protection and Security  Equipment:  Fully-recessed  sprinkler heads,  centered in tile, exit lights, fire  extinguishers and fire dampers as required per code. In addition to entry door locks,  Tenant shall provide a security lock as designated by Landlord on each stairwell door that is within the Premises.

(d)      Landlord has made no  representation  or promise as to the condition of the Premises.  Landlord  shall not perform  any  alterations,  additions,  or  improvements  in order to make the  Premises  suitable  and  ready  for occupancy and use by Tenant.  Tenant has inspected the Premises,  is fully familiar with the physical  condition of the  Premises,  and shall accept the Premises "as is," "where is,"  without any  warranty,  express or implied,  or representation as to fitness or suitability.

2.       Plans.  Tenant shall perform all work  necessary or desirable for Tenant's  occupancy of the Premises (the
"Tenant  Improvements").  On or before July 15, 2002,  Tenant shall  furnish to Landlord,  for  Landlord's  written approval,  a permit set (final  construction  drawings)  of plans and  specifications  for the Tenant  Improvements
(the "Plans").  Notwithstanding  anything to the contrary herein,  any reasonable delay by Tenant in submitting the
Plans to Landlord on or before July 15, 2002 shall not  constitute an event of default  under this Lease,  provided that Tenant continues to diligently pursue their completion. The Plans shall include the following:

 The Tenant  Improvements  shall be completed in accordance with detailed  architectural  and  engineering  working drawings  and  material  specifications  (the  "Plans and  Specifications")  which  shall be  prepared  at Tenant's expense  (but  subject  to offset by the  Tenant  Improvement  Allowance)  and  shall be in a form and  content  as necessary to allow Tenant's  contractor(s)  to obtain all required  building  permits and approvals.  The Plans and
Specifications shall include the following:

(1)      fully dimensioned architectural plan;

(2)      electric/telephone outlet diagram;

(3)      reflective ceiling plan with light switches;

(4)      mechanical plan;

(5)      electric power circuitry diagram;

(6)      schematic plumbing riser diagram (if any);

(7)      all color and finish selections; and

(8)      all special equipment and fixture specifications.

(b)      The Plans shall reflect Tenant's use of Building Grade materials  unless otherwise  approved in writing by
Landlord.

(c)      The Plans will be  prepared  by a licensed  architect  and the  electrical  and  mechanical  plans will be prepared by a licensed  professional  engineer.  The Plans shall be produced on CAD.  The  architect  and  engineer will be subject to Landlord's approval,  which shall not be unreasonably  withheld.  At Landlord's request,  Tenant shall use Landlord's designated engineer for the Building,  Kamm Engineering (at Tenant's  commercially  reasonable cost,  but subject to offset by the Tenant  Improvement  Allowance)  to prepare  items (4), (5) and, if  necessary, item (6). The Plans shall comply with all applicable laws, ordinances,  directives,  rules, regulations,  and other requirements  imposed by any and all governmental  authorities having or asserting  jurisdiction over the Premises.
Landlord shall review the Plans and either approve or disapprove  them within a reasonable  period of time.  Should
Landlord  disapprove  them,  Tenant shall make any  necessary  modifications  and resubmit the Plans to Landlord in final form within ten days  following  receipt of Landlord's  disapproval  of them. The approval by Landlord of the
Plans and any  approval by  Landlord  of any similar  plans and  specifications  for any other  Alterations  or the supervision by Landlord of any work performed on behalf of Tenant shall not: (i) imply  Landlord's  approval of the plans and  specifications  as to quality of design or fitness of any material or device  used;  (ii) imply that the plans and  specifications  are in compliance with any codes or other  requirements  of  governmental  authority (it being  agreed  that  compliance  with these  requirements  is solely  Tenant's  responsibility);  (iii)  impose any liability  on  Landlord  to Tenant or any third  party;  or (iv)  serve as a waiver or  forfeiture  of any right of
Landlord.

3.       Tenant's  General  Contractor.  The  Tenant  Improvements  shall be  constructed  by a general  contractor selected and paid by Tenant and  approved by  Landlord.  Landlord  hereby  tenders its  approval for the  following general contractors if selected by Tenant:  Dewhurst Construction Company,  Enterprise Construction Company; Bricar
Construction  Company and M.J.  Simpson  Construction  Company.  The general  contractor shall obtain a payment and performance  bond in form complying with Section 713.23,  Florida  Statutes.  A copy of the bond, the  contractor's license(s) to do business in the  jurisdiction(s)  in which the Premises are located,  the fully executed  contract between  Tenant and the general  contractor,  the general  contractor's  work  schedule,  and all building or other governmental  permits required for the Tenant  Improvements  shall be delivered to Landlord before  commencement of the Tenant Improvements.

(a)      Tenant shall be  responsible  for obtaining  all necessary  permits and approvals at Tenant's sole expense
(but  subject  to  offset  by  the  Tenant  Improvement   Allowance)..   Tenant  shall  advise  its  contractor(s),
subcontractor(s)  and  material  supplier(s)  that no interest of Landlord  in the  Premises,  the  Building or the
Project  shall be subject to liens to secure  payment of any amount due for work  performed or materials  installed in the Premises and that  Landlord  has recorded a notice to that effect in the public  records of Broward  County,
Florida.  Such Tenant  contractors must have submitted to Landlord,  prior to their entry into the Premises for the accomplishment of any work,  certificates of insurance  evidencing  Commercial  General Liability  insurance in the amount of at least $1 million,  excess  liability  insurance in the amount of at least $3 million,  and evidence of workers  compensation  insurance coverage,  which, with respect to the liability insurance coverage,  name Landlord as an additional  insured and are issued by an insurance  company rated by Best's Insurance Guide, or any successor thereto (or, if there be none,  an  organization  having a national  reputation)  as having a general  policyholder rating of "A-" and a financial rating of at least "X".

(b)      Tenant  shall  cooperate as  reasonably  necessary  so that its general  contractor  will cause the Tenant
Improvements  to be  completed  promptly  and with due  diligence.  The Tenant  Improvements  shall be performed in accordance  with the Plans and shall be done in a good and workmanlike  manner using new materials.  All work shall be done in  compliance  with  all  other  applicable  provisions  of this  Lease  and  with  all  applicable  laws, ordinances,  directives,  rules,  regulations,  and other  requirements of any governmental  authorities  having or asserting  jurisdiction over the Premises.  Before the commencement of any work by Tenant,  Tenant shall furnish to
Landlord certificates  evidencing the existence of builder's risk,  comprehensive  general liability,  and workers'
compensation  insurance  complying  with the  requirements  set forth in the Insurance  section of this Lease.  Any damage to any part of the  Building or the  Project  that  occurs as a result of the Tenant  Improvements  shall be promptly  repaired  by Tenant or, at  Landlord's  option,  shall be  repaired  by  Landlord,  and the  commercially reasonable  cost thereof  shall be reimbursed by Tenant to Landlord  within  fourteen (14) business days  following
Landlord's tender of an invoice for such costs to Tenant.

(c)       Landlord shall have the right to reasonably  disapprove any of Tenant's  contractors or subcontractors if
Landlord has reason to believe that such  contractors  or  subcontractors  are: (i) not licensed as required by any governmental  agency; (ii) not technically  qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work;  and/or (iv)  incompatible  with any of Landlord's  contractors or  subcontractors working on the Building (such  incompatibility  to include possible  conflicts with any union contractors  employed by Landlord).

4.        Other  Construction  Requirements.  Tenant shall also ensure  compliance with the following  requirements concerning construction:

(a)       Tenant and all  construction  personnel  shall abide by  Landlord's  job site rules and  regulations  and fully cooperate with Landlord's  construction  representatives  in coordinating all construction  activities in the
Building Project,  including rules and regulations  concerning working hours,  parking, and use of the construction elevator.

(b)       All transportation of construction materials shall be on the padded construction elevator only.

(c)       Tenant shall be responsible  for cleaning up any refuse or other  materials  left behind by  construction personnel at the end of each work day.

(d)       Tenant shall deliver to Landlord all forms of approval  provided by the  appropriate  local  governmental authorities to certify that the Tenant  Improvements  have been completed and the Premises are ready for occupancy, including a final, unconditional certificate of occupancy.

(e)      At all times during  construction,  Tenant  shall allow  Landlord  access to the  Premises for  inspection purposes.  On completion of the Tenant  Improvements,  Tenant's  general  contractor shall review the Premises with
Landlord and Tenant and secure Landlord's and Tenant's acceptance of the Tenant Improvements.

5.        Tenant  Improvement  Allowance.  If and for as long as Tenant is not in default  under this Lease  beyond any applicable grace period,  Tenant shall be entitled to a fixed price tenant improvement  allowance in the amount
Four Hundred Eighty Thousand and 00/100  ($480,000.00) (the "Tenant Improvement  Allowance").  Tenant hereby grants to Landlord a security  interest in all  improvements  to the Premises paid for in whole or in part with the Tenant
Improvement  Allowance or as Tenant Costs under this Work Letter.  The Tenant  Improvement  Allowance shall be paid to Tenant in reimbursement  for the total out of pocket costs paid by Tenant for the design  professional  fees and the "hard costs" of construction of the Tenant  Improvements.  The Tenant Improvement  Allowance may not be applied to any other costs such as, but not limited to, the costs of Tenant's  furniture,  trade  fixtures,  and equipment, cabling and wiring costs,  and moving expenses.  If the total amount paid by Tenant for the Tenant  Improvements is less than the Tenant  Improvement  Allowance,  Tenant  shall not receive  cash or any credit  against  rent for the unused  portion of the  allowance.  The Tenant  Improvement  Allowance  shall be paid  within in no more than three installments.  With respect to Tenant's first two (2) payment requests,  Landlord shall make such  reimbursement to
Tenant  within  twenty-one  (21) days  after  each of the  following  events  has first  occurred:  (i)  Tenant has submitted  paid  invoices  for Tenant  Improvements  to  Landlord,  in form and  content  that would  otherwise  be acceptable  for  funding  the  Tenant  Improvement  Allowance,  demonstrating  that  Tenant has  expended  at least
$886,800.00 of its own funds for the Tenant  Improvements,  and such invoices shall not be reimbursable by Landlord but shall instead be Tenant's obligation to pay without  reimbursement by Landlord;  (ii) Tenant has submitted paid invoices for Tenant  Improvements  in the amount  requested;  (iii) Tenant has  provided the  certification  of its architect that the invoices are for work  incorporated  into the Premises;  and (iv) Tenant has submitted  releases of lien from Tenant's general  contractor and lienors as defined below. The second  disbursement  shall also not be due until Tenant has submitted a certification  from its architect  designating the percentage of completion of the
Tenant  Improvements,  demonstrating  that they have been at least  eighty  (80%)  completed.  With  respect to the final  installment,  Landlord's  reimbursement  shall occur within 21 days after all of the  following  events have occurred:  (i) the Tenant  Improvements have been  substantially  completed;  (ii) Tenant has delivered to Landlord final  releases of lien from Tenant's  general  contractor  and all lienors giving notice as defined in the Florida
Construction  Lien Law and a final  contractor's  affidavit  from the general  contractor  in  accordance  with the
Florida  Construction Lien Law, and all other receipts and supporting  information  concerning payment for the work that  Landlord  may  reasonably  request;  (iii)  Tenant has moved into the Premises and opened for business in the
Premises;  and (iv)  Tenant  has paid the rent due for the first  month of the Lease  Term.  Tenant  shall  provide
Landlord  with true  copies of bills paid by Tenant for the  Tenant  Improvements,  and  Landlord  shall  reimburse
Tenant  for the amount set forth in the bills up to the amount of the  Tenant  Improvement  Allowance  (subject  to
Tenant's  obligation to pay for the first  $886,800.00  of the Tenant  Improvements  from its own funds and without reimbursement by the Tenant Improvement  Allowance.  If Tenant is in default under this Lease beyond any applicable grace period,  Landlord may, in addition to all its other available  rights and remedies,  withhold  payment of any unpaid  portion of the Tenant  Improvement  Allowance,  even if Tenant has already paid for all or a portion of the cost of the Tenant Improvements.

(a)       The Tenant  Improvement  Allowance  is being paid by  Landlord as an  inducement  to Tenant to enter into this Lease and as  consideration  for the  execution  of this Lease by Tenant and the  performance  by Tenant under this  Lease  for the  full  Lease  Term.  If after  Tenant  has  been  granted  all or any  portion  of the  Tenant
Improvement  Allowance,  the Lease  Term is  thereafter  terminated  by virtue of a default  by Tenant or  Landlord resumes  possession  of the Premises  consequent  to a default by Tenant,  and Landlord is precluded by  applicable law from  collecting the full amount of damages  attributable  to the default as provided in the Default section of this Lease,  then,  in addition to all other  available  damages and remedies,  Landlord  shall also be entitled to recover  from  Tenant the  unamortized  portion  (calculated  using an  interest  rate of 12% per annum  compounded monthly) of the Tenant  Improvement  Allowance,  which sum shall not be deemed rent.  This  obligation of Tenant to repay the  unamortized  balance of the Tenant  Improvement  Allowance to Landlord  shall survive the  expiration or sooner termination of the Lease Term.

(b)       The Tenant  Improvement  Allowance  provisions  of this exhibit shall not apply to any  additional  space added to the  original  Premises at any time after the date of this Lease unless  expressly  provided in the Lease, whether by any options under this Lease or otherwise,  or to any portion of the original  Premises or any additions to the Premises in the event of a renewal or extension of the initial  Lease Term,  whether under any options under this Lease or otherwise, unless expressly so provided in this Lease or an amendment to this Lease.

6.        Commencement  Date. The  "Commencement  Date" shall mean the earlier to occur of (i) the date when Tenant takes  possession of the Premises or any portion of the Premises for the conduct of its business  after the date of substantial  completion of the Tenant  Improvements,  or (ii)  December 1, 2002.  Substantial  completion  shall be deemed  to have  occurred  on the  date  that a  Certificate  of  Occupancy  or its  equivalent  is  issued  by the appropriate  local  governmental  entity  concerning  the Tenant  Improvements,  or, if no Certificate of Occupancy
will be  issued  for the  Tenant  Improvements,  the  date on  which  the  Tenant  Improvements  are  substantially completed so that Tenant may use them for their intended  purpose,  notwithstanding  that minor  punchlist items or insubstantial  details  concerning to construction,  decoration,  or mechanical  adjustment remain to be performed.
The parties shall  thereafter  execute a letter  confirming the  Commencement  Date and the expiration date of this
Lease  substantially  in the form of Rider H-1 to this Lease.  The  failure of Tenant to execute  the letter  shall not affect the validity of the Commencement Date as reasonably determined by Landlord.

7.       Low Voltage; Permits:

         Tenant shall be  responsible  for  providing  their own  telephone,  computer,  and security  cable and/or wiring for the Premises.  This work as it relates to low voltage  wiring,  requires  permitting and  inspections by
Broward County.  Failure of Tenant's vendors or contractors to obtain required  permits and associated  inspections will result in a Tenant-caused delay in occupying the space.

8.       Tenant's As-Built Verification.

         In no event shall Tenant or any  contractor,  subcontractor,  supplier or any party acting by,  through or under Tenant rely on the Plans and  Specifications  or any Building plans  submitted by Landlord for the purpose of determining  final  measurements  for any  systems,  furnishings,  cabinets,  electrical,  mechanical  or  plumbing installations  or any other type of  installation  by Tenant  whatsoever,  it being clearly  understood that Tenant shall obtain field as-built measurements and as-built plans for such purposes.

                                             (signature page follows)

         EXECUTED BY the parties hereto simultaneously with the Lease and attached thereto as Exhibit "D".

Executed in the Presence of:                                  "TENANT"

                                                              SUN INTERNATIONAL NORTH AMERICA, INC.
                                                              Signature:

                                                              Name printed:_______________________

__________________________________                            Title:______________________________
Witness Name printed
__________________________________                            Date:______________________________

__________________________________
Witness Name printed
Executed in the Presence of:                                  "LANDLORD"

                                                              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                                                              Signature:__________________________
__________________________________                            Name:_____________________________
                                                              Title:______________________________
__________________________________                            Date:______________________________
Witness Name printed

__________________________________

__________________________________
Witness Name printed

                                                   EXHIBIT "D-2"

                                            ROYAL PALM 1 AT SOUTHPOINTE

                                               WORK LETTER AGREEMENT

                                              FOR SUBSEQUENT PREMISES

                                                  (tenant builds)

         This Work Letter  agreement  (this "Work  Letter")  is  attached to and made part of that  certain  Office
Lease  Agreement  (the "Lease") dated the ____ day of  ____________,  2002, by and between  TEACHERS  INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA ("Landlord") and  _________________,  ("Tenant").  The terms,  definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference.

         In  consideration  of the execution of the Lease and the mutual  covenants and conditions  hereinafter set forth, Landlord and Tenant agree as follows:

1.       Building Standard Improvements:

(a)      This Work Letter sets forth the  agreement  with respect to the  construction  of the  "Building  Standard
Improvements",  which is  understood to mean (i) the "Shell  Improvements"  (as  hereinafter  defined) and (ii) any additional  improvements  constructed  or installed on the  Premises  for  Tenant's  use using  Building  Grade (as defined in the Lease and specifically enumerated hereafter)  construction and materials.  Any other improvements to the  Premises  that  require  construction  methods or materials  other than  Building  Grade shall be deemed to be
"Non-Standard  Improvements".  All  improvements  to the Shell  Improvements,  whether  constructed or installed by
Landlord or Tenant,  shall be hereinafter referred to as the "Tenant  Improvements",  which term shall include both
Building Grade and any Non-Standard Improvements.

(b)      "Shell  Improvements"  shall  mean the  following  improvements,  which have been or will be  provided  by
Landlord, at its expense, in connection with the construction of the Building:

(1)      Exterior  Building windows,  walls and roof structure and unfinished  concrete block finished in sheetrock with walls surrounding Common Areas and Service Areas.

(2)      Unfinished concrete floors and ceilings.

(3)      Fully  equipped and finished  Common  Areas and Service  Areas,  including  elevators,  elevator  lobbies, atrium entry area, restrooms, mechanical and electrical rooms.

(4)      Shell  Building  heating,  ventilation  and  air-conditioning  system  with  main  high-pressure  ductwork distribution only to all floor areas and the VAV boxes installed as part of the base Building.

(5)      Electrical  meter rooms  equipped with panels and breakers to code and based on standard  usage (5.5 watts per square foot).

(6)      Automatic sprinkler systems with construction heads per minimum code requirements for Building shell.

(7)      Public  corridor areas as needed to serve the Premises  (except those Building  Floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade Materials.

(8)      In the event that the  Subsequent  Premises has been improved for the occupancy of another tenant prior to the date of Landlord's  delivery of possession  thereof to Tenant for the purpose of Tenant's  construction  of the
Tenant  Improvements  therein,  then  Landlord  shall  deliver  the  Subsequent  Premises  to Tenant in broom clean condition, free of the personal property of any other party.

(c)      Tenant shall use the following  Building  Grade  materials,  or such  alternates of at least equal quality that Landlord may approve:

(1)      Interior  Partitions:  Taped,  finished  and  painted  (two  coats  of  flat  latex,  partitioning  to  be constructed  with 1/2"  gypsum  wallboard  mounted on each side of 3 5/8" metal  studs at 24" on center,  extending from the slab to the bottom of the finished ceiling height and having 4" vinyl base throughout.

(2)      Interior Demising Walls:  Separation  between tenants consisting of one layer of 5/8" of fire-rated gypsum mounted  on each side of 3 5/8"  metal  studs,  running  from  floor  slab to  ceiling  slab,  with 3 5/8" layer of insulation in the wall cavity;  Tenant to be  responsible  only for one-half of the cost of such interior  demising walls. Any other unfinished  concrete surfaces (walls to columns) to be covered with 5/8" gypsum wallboard;  Tenant to bear full cost of such gypsum  wallboard.  All demising  walls to be taped,  finished and painted (two coats) to the ceiling tile and vinyl base installed in the same manner prescribed for the interior partitions.

(3)      Building Exterior Wall: All window openings will have Landlord  specified  horizontal  mini-blinds,  which shall be at Tenant's expense, but subject to offset by the Tenant Improvement Allowance.

(4)      Entry Doors:  Solid core honduran  mahogany wood veneer (8'6"  height,  3' 0" width,  1 3/4" thick) set in metal frames with matching stained honduran  mahogany  frames.  Hardware to be lever handle 32 polished  stainless, hinges 26 polished  chrome,  closer with painted  bronze  cover and 32 polished  stainless  floor  stops.  Landlord shall reasonably approve double glass entry doors if specified by Tenant.

(5)      Interior  Doors:  Solid core wood veneer (8'6" height,  3' width) set in metal  frames.  Hardware to match
Entry Doors, with closers only as required by building code.

(6)       Carpeting: Minimum 26 ounce face weight, commercial grade, glue down, throughout Premises.

(7)      Heating,  ventilation and air conditioning:  Low pressure  ductwork and flex duct air distribution  system throughout the Premises with air diffusers, as required.

(8)      Electrical:  Wiring and conduit per code,  as required for  standard  wall-mounted  duplex power  outlets, switches and 2' x 4' parabolic lighting fixtures with complete circuitry to electrical panels.

(9)      Lighting:  2' x 4' parabolic lay-in fixtures with three fluorescent  tubes each, with wiring,  conduit and circuitry.

(10)     Telephone  Outlets:  Wall-mounted box with pull string or conduit to top of partition for Tenant telephone system.

(11)      Ceiling: 2' x 2' reveal edge lay-in acoustical ceiling tile and 1" wide metal grid.

(12)     Fire Protection and Security  Equipment:  Fully-recessed  sprinkler heads,  centered in tile, exit lights, fire  extinguishers and fire dampers as required per code. In addition to entry door locks,  Tenant shall provide a security lock as designated by Landlord on each stairwell door that is within the Premises.

(d)      Landlord has made no  representation  or promise as to the condition of the Premises.  Landlord  shall not perform  any  alterations,  additions,  or  improvements  in order to make the  Premises  suitable  and  ready  for occupancy and use by Tenant.  Tenant has inspected the Premises,  is fully familiar with the physical  condition of the  Premises,  and shall accept the Premises "as is," "where is,"  without any  warranty,  express or implied,  or representation as to fitness or suitability.

2.       Plans.  Tenant shall perform all work  necessary or desirable for Tenant's  occupancy of the Premises (the
"Tenant  Improvements").  On or before February 1, 2004, Tenant shall furnish to Landlord,  for Landlord's  written approval,  a permit set (final  construction  drawings)  of plans and  specifications  for the Tenant  Improvements
(the "Plans").  Notwithstanding  anything to the contrary herein,  any reasonable delay by Tenant in submitting the
Plans to  Landlord  on or before  February  1, 2004  shall not  constitute  an event of default  under this  Lease, provided that Tenant continues to diligently pursue their completion. The Plans shall include the following:

 The Tenant  Improvements  shall be completed in accordance with detailed  architectural  and  engineering  working drawings  and  material  specifications  (the  "Plans and  Specifications")  which  shall be  prepared  at Tenant's expense  (but  subject  to offset by the  Tenant  Improvement  Allowance)  and  shall be in a form and  content  as necessary to allow Tenant's  contractor(s)  to obtain all required  building  permits and approvals.  The Plans and
Specifications shall include the following:

(1)      fully dimensioned architectural plan;

(2)      electric/telephone outlet diagram;

(3)      reflective ceiling plan with light switches;

(4)      mechanical plan;

(5)      electric power circuitry diagram;

(6)      schematic plumbing riser diagram (if any);

(7)      all color and finish selections; and

(8)      all special equipment and fixture specifications.

(b)      The Plans shall reflect Tenant's use of Building Grade materials  unless otherwise  approved in writing by
Landlord.

(c)      The Plans will be  prepared  by a licensed  architect  and the  electrical  and  mechanical  plans will be prepared by a licensed  professional  engineer.  The Plans shall be produced on CAD.  The  architect  and  engineer will be subject to Landlord's approval,  which shall not be unreasonably  withheld.  At Landlord's request,  Tenant shall use Landlord's designated engineer for the Building (Kamm Engineering) (at Tenant's  commercially  reasonable cost,  but subject to offset by the Tenant  Improvement  Allowance)  to prepare  items (4), (5) and, if  necessary, item (6). The Plans shall comply with all applicable laws, ordinances,  directives,  rules, regulations,  and other requirements  imposed by any and all governmental  authorities having or asserting  jurisdiction over the Premises.
Landlord shall review the Plans and either approve or disapprove  them within a reasonable  period of time.  Should
Landlord  disapprove  them,  Tenant shall make any  necessary  modifications  and resubmit the Plans to Landlord in final form within ten days  following  receipt of Landlord's  disapproval  of them. The approval by Landlord of the
Plans and any  approval by  Landlord  of any similar  plans and  specifications  for any other  Alterations  or the supervision by Landlord of any work performed on behalf of Tenant shall not: (i) imply  Landlord's  approval of the plans and  specifications  as to quality of design or fitness of any material or device  used;  (ii) imply that the plans and  specifications  are in compliance with any codes or other  requirements  of  governmental  authority (it being  agreed  that  compliance  with these  requirements  is solely  Tenant's  responsibility);  (iii)  impose any liability  on  Landlord  to Tenant or any third  party;  or (iv)  serve as a waiver or  forfeiture  of any right of
Landlord.

3.       Tenant's  General  Contractor.  The  Tenant  Improvements  shall be  constructed  by a general  contractor selected and paid by Tenant and  approved by  Landlord.  Landlord  hereby  tenders its  approval for the  following general contractors if selected by Tenant:  Dewhurst Construction Company,  Enterprise Construction Company; Bricar
Construction  Company and M.J.  Simpson  Construction  Company.  The general  contractor shall obtain a payment and performance  bond in form complying with Section 713.23,  Florida  Statutes.  A copy of the bond, the  contractor's license(s) to do business in the  jurisdiction(s)  in which the Premises are located,  the fully executed  contract between  Tenant and the general  contractor,  the general  contractor's  work  schedule,  and all building or other governmental  permits required for the Tenant  Improvements  shall be delivered to Landlord before  commencement of the Tenant Improvements.

(a)      Tenant shall be  responsible  for obtaining  all necessary  permits and approvals at Tenant's sole expense
(but  subject  to  offset  by  the  Tenant  Improvement   Allowance)..   Tenant  shall  advise  its  contractor(s),
subcontractor(s)  and  material  supplier(s)  that no interest of Landlord  in the  Premises,  the  Building or the
Project  shall be subject to liens to secure  payment of any amount due for work  performed or materials  installed in the Premises and that  Landlord  has recorded a notice to that effect in the public  records of Broward  County,
Florida.  Such Tenant  contractors must have submitted to Landlord,  prior to their entry into the Premises for the accomplishment of any work,  certificates of insurance  evidencing  Commercial  General Liability  insurance in the amount of at least $1 million,  excess  liability  insurance in the amount of at least $3 million,  and evidence of workers  compensation  insurance coverage,  which, with respect to the liability insurance coverage,  name Landlord as an additional  insured and are issued by an insurance  company rated by Best's Insurance Guide, or any successor thereto (or, if there be none,  an  organization  having a national  reputation)  as having a general  policyholder rating of "A-" and a financial rating of at least "X".

(b)      Tenant  shall  cooperate as  reasonably  necessary  so that its general  contractor  will cause the Tenant
Improvements  to be  completed  promptly  and with due  diligence.  The Tenant  Improvements  shall be performed in accordance  with the Plans and shall be done in a good and workmanlike  manner using new materials.  All work shall be done in  compliance  with  all  other  applicable  provisions  of this  Lease  and  with  all  applicable  laws, ordinances,  directives,  rules,  regulations,  and other  requirements of any governmental  authorities  having or asserting  jurisdiction over the Premises.  Before the commencement of any work by Tenant,  Tenant shall furnish to
Landlord certificates  evidencing the existence of builder's risk,  comprehensive  general liability,  and workers'
compensation  insurance  complying  with the  requirements  set forth in the Insurance  section of this Lease.  Any damage to any part of the  Building or the  Project  that  occurs as a result of the Tenant  Improvements  shall be promptly  repaired  by Tenant or, at  Landlord's  option,  shall be  repaired  by  Landlord,  and the  commercially reasonable  cost thereof  shall be reimbursed by Tenant to Landlord  within  fourteen (14) business days  following
Landlord's tender of an invoice for such costs to Tenant.

(c)       Landlord shall have the right to reasonably  disapprove any of Tenant's  contractors or subcontractors if
Landlord has reason to believe that such  contractors  or  subcontractors  are: (i) not licensed as required by any governmental  agency; (ii) not technically  qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work;  and/or (iv)  incompatible  with any of Landlord's  contractors or  subcontractors working on the Building (such  incompatibility  to include possible  conflicts with any union contractors  employed by Landlord).
4.        Other  Construction  Requirements.  Tenant shall also ensure  compliance with the following  requirements concerning construction:

(a)       Tenant and all  construction  personnel  shall abide by  Landlord's  job site rules and  regulations  and fully cooperate with Landlord's  construction  representatives  in coordinating all construction  activities in the
Building Project,  including rules and regulations  concerning working hours,  parking, and use of the construction elevator.

(b)       All transportation of construction materials shall be on the padded construction elevator only.

(c)       Tenant shall be responsible  for cleaning up any refuse or other  materials  left behind by  construction personnel at the end of each work day.

(d)       Tenant shall deliver to Landlord all forms of approval  provided by the  appropriate  local  governmental authorities to certify that the Tenant  Improvements  have been completed and the Premises are ready for occupancy, including a final, unconditional certificate of occupancy.

(e)      At all times during  construction,  Tenant  shall allow  Landlord  access to the  Premises for  inspection purposes.  On completion of the Tenant  Improvements,  Tenant's  general  contractor shall review the Premises with
Landlord and Tenant and secure Landlord's and Tenant's acceptance of the Tenant Improvements.

5.        Tenant  Improvement  Allowance.  If and for as long as Tenant is not in default  under this Lease  beyond any applicable grace period,  Tenant shall be entitled to a fixed price tenant improvement  allowance in the amount of Four  Hundred  Ten  Thousand  Two  Hundred  Fifty and 00/100  Dollars  ($410,250.00)  (the  "Tenant  Improvement
Allowance").  Tenant hereby grants to Landlord a security  interest in all improvements to the Premises paid for in whole or in part with the Tenant  Improvement  Allowance  or as Tenant  Costs  under this Work  Letter.  The Tenant
Improvement  Allowance  shall be paid to Tenant in  reimbursement  for the total out of pocket costs paid by Tenant for the design  professional  fees and the "hard  costs" of  construction  of the Tenant  Improvements.  The Tenant
Improvement  Allowance  may not be applied to any other  costs such as, but not  limited  to, the costs of Tenant's furniture,  trade  fixtures,  and equipment,  cabling and wiring costs,  and moving  expenses.  If the total amount paid by Tenant  for the  Tenant  Improvements  is less than the  Tenant  Improvement  Allowance,  Tenant  shall not receive  cash or any  credit  against  rent  for the  unused  portion  of the  allowance.  The  Tenant  Improvement
Allowance shall be paid within in no more than three  installments.  With respect to Tenant's first two (2) payment requests,  Landlord  shall  make such  reimbursement  to Tenant  within  twenty-one  (21)  days  after  each of the following events has first occurred:  (i) Tenant has submitted paid invoices for Tenant  Improvements in the amount requested;  (ii)  Tenant  has  provided  the  certification  of its  architect  that  the  invoices  are  for  work incorporated into the Premises;  and (iii) Tenant has submitted  releases of lien from Tenant's general  contractor and  lienors as defined  below.  The  second  disbursement  shall  also not be due until  Tenant  has  submitted  a
certification  from  its  architect   designating  the  percentage  of  completion  of  the  Tenant   Improvements,
demonstrating  that they  have  been at least  eighty  (80%)  completed.  With  respect  to the final  installment,
Landlord's  reimbursement  shall occur  within 21 days after all of the  following  events have  occurred:  (i) the
Tenant  Improvements  have been  substantially  completed;  (ii) Tenant has delivered to Landlord final releases of lien from Tenant's  general  contractor and all lienors giving notice as defined in the Florida  Construction  Lien
Law and a final  contractor's  affidavit from the general  contractor in accordance  with the Florida  Construction
Lien Law, and all other  receipts and  supporting  information  concerning  payment for the work that  Landlord may reasonably  request;  (iii) Tenant has moved into the Premises  and opened for business in the  Premises;  and (iv)
Tenant  has paid the rent due for the first  month of the Lease  Term.  Tenant  shall  provide  Landlord  with true copies of bills paid by Tenant for the Tenant  Improvements,  and Landlord  shall  reimburse  Tenant for the amount set forth in the bills up to the amount of the Tenant  Improvement  Allowance.  If Tenant is in default  under this
Lease  beyond any  applicable  grace  period,  Landlord  may,  in addition  to all its other  available  rights and remedies,  withhold payment of any unpaid portion of the Tenant Improvement  Allowance,  even if Tenant has already paid for all or a portion of the cost of the Tenant Improvements.

(a)       The Tenant  Improvement  Allowance  is being paid by  Landlord as an  inducement  to Tenant to enter into this Lease and as  consideration  for the  execution  of this Lease by Tenant and the  performance  by Tenant under this Lease for the full Lease Term.  If after Tenant has been granted all or any portion of the Tenant  Improvement
Allowance,  the  Lease  Term is  thereafter  terminated  by virtue of a  default  by  Tenant  or  Landlord  resumes possession  of the Premises  consequent to a default by Tenant,  and Landlord is precluded by  applicable  law from collecting  the full amount of damages  attributable  to the  default as  provided  in the Default  section of this
Lease,  then, in addition to all other available  damages and remedies,  Landlord shall also be entitled to recover from Tenant the unamortized  portion  (calculated  using an interest rate of 12% per annum  compounded  monthly) of the Tenant  Improvement  Allowance,  which sum shall not be deemed  rent.  This  obligation  of Tenant to repay the unamortized  balance of the Tenant  Improvement  Allowance  to  Landlord  shall  survive the  expiration  or sooner termination of the Lease Term.

(b)       The Tenant  Improvement  Allowance  provisions  of this exhibit shall not apply to any  additional  space added to the  original  Premises at any time after the date of this Lease unless  expressly  provided in the Lease, whether by any options under this Lease or otherwise,  or to any portion of the original  Premises or any additions to the Premises in the event of a renewal or extension of the initial  Lease Term,  whether under any options under this Lease or otherwise, unless expressly so provided in this Lease or an amendment to this Lease.

6.        Commencement  Date. The  "Commencement  Date" shall mean the earlier to occur of (i) the date when Tenant takes  possession of the Premises or any portion of the Premises for the conduct of its business  after the date of substantial  completion  of the Tenant  Improvements,  or (ii) ninety (90) days  following  Landlord's  delivery of possession  of to  Tenant,  but not  later  than  April 1,  2004.  Substantial  completion  shall be deemed to have occurred  on the date that a  Certificate  of  Occupancy  or its  equivalent  is issued  by the  appropriate  local governmental  entity  concerning  the Tenant  Improvements,  or, if no  Certificate of Occupancy will be issued for the Tenant  Improvements,  the date on which the Tenant  Improvements  are  substantially  completed so that Tenant may use them for their intended  purpose,  notwithstanding  that minor  punchlist  items or  insubstantial  details concerning to  construction,  decoration,  or mechanical  adjustment  remain to be performed.  Landlord  shall,  in accordance  with  the  foregoing,  determine  the  Commencement  Date  and  shall  notify  Tenant  of the  date  so determined.  Tenant shall, if Landlord so requests,  thereafter  execute a letter  confirming the Commencement Date and the  expiration  date of this  Lease  substantially  in the form of Rider 1-B to this  Lease.  The  failure  of
Tenant to execute the letter shall not affect the validity of the  Commencement  Date as  reasonably  determined by
Landlord.

7.       Low Voltage; Permits:

         Tenant shall be  responsible  for  providing  their own  telephone,  computer,  and security  cable and/or wiring for the Premises.  This work as it relates to low voltage  wiring,  requires  permitting and  inspections by
Broward County.  Failure of Tenant's vendors or contractors to obtain required  permits and associated  inspections will result in a Tenant-caused delay in occupying the space.

8.       Tenant's As-Built Verification.

         In no event shall Tenant or any  contractor,  subcontractor,  supplier or any party acting by,  through or under Tenant rely on the Plans and  Specifications  or any Building plans  submitted by Landlord for the purpose of determining  final  measurements  for any  systems,  furnishings,  cabinets,  electrical,  mechanical  or  plumbing installations  or any other type of  installation  by Tenant  whatsoever,  it being clearly  understood that Tenant shall obtain field as-built measurements and as-built plans for such purposes.

                                              (signature page follows)

         EXECUTED BY the parties hereto simultaneously with the Lease and attached thereto as Exhibit "D".

Executed in the Presence of:                                  "TENANT"

                                                              SUN INTERNATIONAL NORTH AMERICA, INC.
                                                              Signature:__________________________

__________________________________                            Name printed:_______________________

__________________________________                            Title:______________________________
Witness Name printed
                                                              Date:______________________________
__________________________________

__________________________________
Witness Name printed
Executed in the Presence of:                                  "LANDLORD"

                                                              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                                                              Signature:__________________________
__________________________________                            Name:_____________________________
                                                              Title:______________________________
__________________________________                            Date:______________________________
Witness Name printed

__________________________________

__________________________________
Witness Name printed

                                                    EXHIBIT "E"

                                            ROYAL PALM 1 AT SOUTHPOINTE

                                          BUILDING RULES AND REGULATIONS

Landlord has adopted the following  Building  Rules and  Regulations  for the care,  protection  and benefit of the
Premises and the Building and for the general  comfort and welfare of all Tenants.  These Rules and Regulations are subject to amendment by the Landlord from time to time.

1.       The sidewalks,  entrances,  passages,  courts or stairways of the Building shall not be obstructed or used for any purpose other than ingress and egress to and from the Tenant's Premises.

2.       Nothing shall be attached to the outside walls or windows of the Building.  No curtains,  blinds,  shades, or screens  shall be used in  connection  with any  exterior  window or door of the  Premises,  except as  Landlord designates as Building standard.

3.       No sign,  advertisement,  object,  notice or other  lettering  shall be exhibited,  inscribed,  painted or affixed  on any part of the  outside,  or inside if visible  from the  outside,  or the  Premises  or the  Building without the prior consent of Landlord.

4.       The restrooms and other  plumbing  fixtures  shall not be used for any purposes other than those for which they were constructed.  No tenant shall bring or keep any inflammable,  combustible,  explosive or hazardous fluid, material, chemical or substance in or about the Premises without Landlord's prior written consent.

5.       No tenant or occupant  shall mark,  paint,  nail,  tape or drill into any part of the Building  except the
Premises,  and then only with the prior written  consent of Landlord.  No tenant shall  install any resilient  tile or similar floor covering in the Premises except in a manner approved by Landlord in writing.

6.       No  bicycles,  vehicles  or  animals  of any kind shall be  brought  into the  Premises  (except as may be required by disabled  persons).  No cooking  shall be done or  permitted  in the Building by any tenant or occupant without  the  approval  of  Landlord,  except as is  customary  for  general  office  purposes  (such as the use of microwave  ovens and coffee  machines).  No tenant or occupant  shall cause any unusual or  objectionable  odors to emanate from the  Premises.

7.       No tenant or occupant  shall  create,  or permit to be created,  any  nuisance,  or  interfere  with other tenants or occupants of the Building or neighboring buildings or premises.

8.       No additional  locks or bolts of any kind shall be placed upon any of the doors or windows,  nor shall any changes be made in locks or the  mechanism  thereof.  Each  tenant  shall,  upon the  termination  of its  tenancy, deliver to Landlord all keys of stores, offices and restrooms obtained by such tenant.

9.       Landlord  shall have the right to prohibit any  advertising  that  includes the address of the Building or any reference to it by any tenant which, in Landlord's opinion, impairs the reputation of the Building.

10.      If the Premises become infested with vermin,  such tenant,  at its sole cost and expense,  shall cause its
Premises  to be  exterminated,  from  time to  time,  to the  satisfaction  of  Landlord,  and  shall  employ  such exterminators therefor as shall be approved by Landlord.

11.      Neither any  premises or any portion of the  Building  shall be used,  or permitted to be used for lodging or sleeping, or for any illegal  or immoral purpose.

12.      The  requirements  of tenants  will be attended  to only upon  application  at the office of the  Building
Manager.  Building  employees  shall not be required to perform any work outside of their  regular  duties,  unless under specific instructions from the office of Building Manager.

13.      Canvassing,  soliciting  and peddling in the  buildings is prohibited  and each tenant and occupant  shall cooperate in seeking their prevention.

14.      In the delivery or receipt of  merchandise,  freight or other  matter,  only hand trucks or other means of conveyance equipped with rubber side guards and such other safeguards as Landlord may require shall be used.

15.      With  respect to work being  performed by a tenant in its  Premises  with the  approval of  Landlord,  the tenant shall refer all  contractors,  contractors'  representatives  and  installation  technicians to the Building
Manager for its  supervision,  approval and control prior to the performance of any work or service,  and each such party  performing work must tender an certificate of insurance prior to the  commencement of work,  naming Landlord and its  property  manager  as  additional  insureds.  This  provision  shall  apply to all work  performed  in the
Building including installation of telephones, electrical devices and attachments.

16.      Each  tenant and all of such  tenant's  representatives  shall  observe  and comply  with the  driving and parking signs and markers on the land and the Project and Landlord shall not be  responsible  for any damage to any vehicle towed because of noncompliance with parking regulations.

17.      No radio or television antenna,  loudspeaker,  music system or other device shall be installed on the roof or exterior walls of the Building or on common walls with adjacent tenants,  without  Landlord's  written approval, which approval may be withheld in Landlord's sole and absolute discretion.

18.      No  material  shall be placed in the trash boxes or  receptacles  in the  Building or project  unless such material  may be disposed of in the ordinary and  customary  manner of removing and  disposing of trash and garbage and will not result in a violation of any Laws governing such  disposal.  All garbage and refuse  disposal shall be made only through entry ways provided for such purposes and at such times as Landlord shall designate.

19.      Landlord may designate a specific  elevator for use as a service  elevator,  and no other  elevator may be used as a service or freight elevator.

20.      Tenant  shall pay to Landlord  on demand the costs  incurred  by  Landlord  for extra or unusual  cleaning required because of the condition or nature of the Premises.

21.      If  Tenant  requires  climate  control  at any time  after  Normal  Business  Hours,  Landlord  shall  use reasonable  efforts to furnish such service upon  reasonable  notice from Tenant,  and Tenant shall pay  Landlord's charges therefore within five (5) days following Landlord's written demand, such obligation being Additional Rent.

22.      No vending  machines  of any kind  shall be  installed  in the  Premises,  except  with  Landlord's  prior written  consent,  which  consent may be withheld in  Landlord's  sole and absolute  discretion.  Only Landlord may install vending machines in the Building and Landlord shall receive all of the revenue derived therefrom.

23.      In moving its property to and from the  Premises,  Tenant shall only use and shall cause its agents to use the elevator  designated  by Landlord as a service  elevator.  Tenant  shall give  Landlord  written  notice of any moving  activity by Tenant which is  anticipated  to impede other tenants' use of such elevator at least 5 business days in advance of the move.  Landlord  reserves  the right to  designate  certain  hours of the day for any moving activity.

24.      Landlord reserves the right to implement  security measures in the Building,  including but not limited to locking the entrance doors of the Building  during  weekend,  holiday and  after-hours.  In the event that Landlord locks such doors,  Tenant shall be issued  security pass keys,  which Tenant shall be responsible  for returning to
Landlord at the expiration or earlier termination of the Lease.

25.      Tenant  acknowledges  and agrees that the Building and the Arcade  Building are  "non-smoking"  buildings.
No smoke  from  cigarettes,  cigars,  pipes,  or any other type of smoking  instrument  used by Tenant or  Tenant's employees,  agents,  contractors,  invitees, or licensees will be permitted in any area of the Building or project, including  without  limitation the Premises or the interior  common areas of the Building.  Tenant shall inform all of its  employees,  agents,  contractors,  invitees,  and  licensees  that  enter the  Building,  that  smoking  is prohibited in the Building and the Premises.

                                                    EXHIBIT "F"

                                        CONSTRUCTION RULES AND REGULATIONS

1.       Each general  contractor shall provide a full time project  supervisor,  field office and telephone during the project construction.

2.       Employees of contractors  and  subcontractors  must park in areas  designated by the  Landlord's  property manager.  No parking is allowed in the loading area or on the throughways.

3.       All contractors and  subcontractors  are expressly  prohibited from using the passenger  elevators or from being in the front lobby or atrium area.  Only the designated  freight  elevator  shall be used by all  contractors and  subcontractors.  Large material  deliveries  may be made only at a time  scheduled in advance with  Landlord's property  manager  so that any  conflicts  can be  coordinated.  The  route of  access  into the  Building  will be designated by Landlord's property manager.

4.       Each  general  contractor  shall submit a complete  list of suppliers  and  subcontractors  to  Landlord's
property  manager  prior  to  commencement  of   construction.   Each  contractor  shall  also  submit  a  list  of
subcontractors'  phone numbers as well as after-hours  phone numbers if contractors or  subcontractor  will perform work after hours.

5.       Each  contractor  shall  maintain  clean and safe working  conditions at all times.  Trash removal will be done at contractor's  cost,  including all labor and dumpsters.  Dumpster locations shall be approved by Landlord's property  manager.  Trash on any tenant  build out  floors  shall be removed  within 24 hours of any  directive  of
Landlord's property manager.  No accumulation of trash will be tolerated anywhere in the building.

6.       Normal working hours will be 7:00 a.m.  until 5:30 p.m.  Landlord's  property  manager must be notified in writing of all work  schedules  and the names of those who will be working in the  building  after  normal  working hours.

7.       After  hours and  weekend  work must be  supervised  by  contractor's  superintendent  and are  subject to additional HVAC, security and other applicable charges.

8.       Each  contractor must advise  Landlord's  property  manager before working on any fire safety  components, and use all efforts to avoid  accidental  activation of alarms.  All fire detection  devices must be protected from contaminates from construction activity.

9.       No contractor and/or  subcontractor  may not operate air handling units.  Arrangements for after hours air conditioning  must be made with the office of Landlord's  property manager before 3:00 p.m. for night time requests and before 3:00 p.m. Friday for weekend  requests.  Contractor shall provide a pre-filter for the air handler,  and shall change it regularly.

10.      Contractor shall supply to building  management  copies of all building permits and submit a complete test and balance report from an independent air conditioning contractor.

11.      Contractor  must protect  public area  corridors and carpet by plastic  runners and or builder's  paper as necessary and otherwise in accordance with the requirements of Landlord's property manager.

12.      Contractor  must use  walk-off  mats at all  entrances  to the work area and  changed  as often as needed.
Contractor will be responsible for maintaining cleanliness of these areas at all times.

13.      No  utilities  are to be  interrupted  without the written  approval  Landlord's  property  manager.  Such approval must be requested not less than 24 hours in advance and on regular working days.

14.      Work that may generate  excessive noise that may disturb or inconvenience  other occupants of the building shall not be performed  between the hours of 8:30 a.m. and 5:30 p.m. on regular  business  days.  Such work must be scheduled and coordinated with Landlord's property manager.

15.      Building  materials  or equipment  are to be stored only in the build out area unless  prior  arrangements have been made with Landlord's property manager.

16.      Construction  personnel  are not to eat in the lobbies or atrium area nor are they to  congregate in these areas at any time.  They should eat in the space in which they are working.

17.      No keys will be issued to any  subcontractors.  The general  contractor on the job will be issued a key on a daily sign in/out basis only if necessary.

18.      Landlord's property manager will designate restrooms to be used by construction personnel.

19.      Contractor  shall take all  reasonable  precautions to protect  against the  possibility of fire including the following mandatory measures:  no smoking,  supervision of welding and soldering,  daily inspections of the job site, and adequate presence of fire extinguishers.

20.      Workers without shirts or  inappropriately  dressed or who conduct  themselves in an inappropriate  manner will be required to leave the building.

21.      No music will be allowed in any construction area.

22.      Prior to  commencing  work,  the  contractor  must  conduct a walk  through  of the  common  area with the
Landlord's  property  manager to determine  existing  damage;  in the event the so the contractor  will not be held responsible.

23.      Contractor  must submit in writing a list of all standard  owner supplied  building  material that will be required for each  individual  job. This material  will be turned over to the  contractor as scheduled  between the contractor and Landlord's representative.

24.      Contractor  is to maintain  and provide  proof of adequate  insurance  coverage as approved by  Landlord's property  manager  throughout  the duration of the  project.  The Hogan Group and  Teachers  Insurance  and Annuity
Association  of America  shall be named as  additional  insureds  on the  contractors  insurance  policies  and the evidence of insurance provided by contractor must include such additional insureds.

25.      Contractor  must supply an on site  supervisor  and  security  guard any time work is  scheduled in tenant occupied  spaces after regular  building  hours.  The supervisor and guard must remain on duty 100% of the time the space is open and/or work is in progress.

26.      Contractor  must assure that  entrance and  perimeter  doors of all premises are locked at all times after hours.

27.      Landlord's  property  manager  reserves  the right to  inspect  any and all  boxes,  tool  chests or other containers  which may be brought in to the building by the contractor  and/or his employees.  Such  inspections may be made  randomly  and  without  prior  notice.  Any  employees  or  subcontractors  not willing to consent to such searches will not be permitted to work in the Building.

28.      Contractor  must shield smoke detectors from  construction  dust as necessary.  Smoke detector  protection must be removed at the end of each work day and inspected by the contractor to insure its proper operation.

29.      THIS IS A NON-SMOKING BUILDING.  Smoking is not permitted anywhere within the building.

For questions concerning these construction rules and regulations,  please contact Landlord's property manager:

         Joseph J. Leone, CPM(R), RPA Telephone(954)452-9100 x 106
         Senior Property Manager
         The Hogan Group
         1000 South Pine Island Road
         Suite 400
         Plantation, FL 33324

I, __________________________________, as ____________________________
                        (name)                                             (title)

of __________________________________ have read and received a copy
                      (company)

of the above rules and regulations and agree to abide by them at all times.

Signature:__________________________

Date:______________________________

                                                     EXHIBIT G

                                                  OPTION TO RENEW

1.       Landlord  hereby  grants to Tenant,  so long as Tenant  shall not be in  default of any terms,  covenants, payments or  conditions  of this Lease beyond any  applicable  grace or cure period after  Tenant's  notice of such default,  the right and option to renew the term of this Lease,  upon its then existing terms and conditions except as set forth herein,  for one (1) additional 5 year term (the "Renewal  Term").  In addition,  Landlord agrees that it shall,  within sixty (60) days following the date of this Lease,  proceed in good faith to attempt to obtain the internal  approvals  required  for  Landlord  to include a second  (2nd) five year  Renewal  Term and,  if Landlord obtains such  approvals,  Landlord and Tenant  shall enter into an  amendment to this Lease  including  such second
Renewal Term under the terms of this Rider.

2.        Tenant shall give  Landlord  written  notice (each a "Renewal  Notice") of Tenant's  election to exercise its  Renewal  Option for each  Renewal  Term by written  notice to  Landlord  received by Landlord on or before two hundred  seventy (270) days prior to the  expiration of the then current Term of the Lease;  provided that Tenant's failure  to give the  Renewal  Notice by said  date,  whether  due to  tenant's  oversight  or  failure to cure any existing defaults or otherwise, shall render this Renewal Option null and void.

3.        Tenant  shall not be  permitted  to exercise  its Renewal  Option at any time during  which  Tenant is in default  under the Lease  beyond  any  applicable  grace or cure  period,  subject to  applicable  notice and grace periods (if any).  In the event that Tenant  fails to cure any default  under this Lease prior to the  commencement of any  Renewal  Term,  subject to  applicable  notice and grace  periods,  the Renewal  Term shall be  immediately cancelled,  unless Landlord  elects to waive such default,  and Tenant shall  forthwith  deliver  possession of the
Premises to Landlord as of the expiration date or the earlier termination of the then current term of this Lease.

4.        Tenant shall be deemed to have accepted the Premises in "as is" condition as of the  commencement  of the
Renewal Term,  subject to any repair and maintenance  obligations of Landlord under this Lease, it being understood and agreed that  Landlord  shall have no  obligation  to  renovate  or remodel  the  Premises or any portion of the
Building as a result of Tenant's renewal of this Lease.

5.        The covenants and  conditions of the Lease in force during the Term of the Lease shall  continue to be in effect  during any Renewal  Term,  except  that the  Commencement  Date for the  purposes of the Lease shall be the first day of each  Renewal  Term,  and the Base Rental for the first year of each  Renewal Term shall be based upon
95% of the then prevailing  market rental rate for office space  comparable to the Premises located in a comparable office  building  properties  located in Broward County,  Florida  outside of the City of Fort  Lauderdale  central business  district that include covered parking either in the building or an adjacent parking  structure;  provided however  that the Base Rental  shall in no event be less than the  average  Base Rental in effect over the five (5)
year period prior to such Renewal Term (the "Market  Rate").  For purposes of this Lease,  the "Market  Rate" shall be determined as follows:

A.        Landlord  shall  propose to Tenant the Market Rate for the  applicable  Renewal Term within  fifteen (15)
business days following  Landlord's receipt of Tenant's notice of renewal.  Tenant shall have fifteen (15) business days  following its receipt of such  Landlord's  notice within which to advise  Landlord in writing either that (i)
Tenant  accepts  Landlord's  proposed  Market  Rate and  renews the Term at such rate;  or (ii)  Tenant  objects to
Landlord's  proposed  Market Rate.  If no objection is received by Landlord  within such fifteen (15)  business day period,  then  Tenant  shall be deemed to have  elected to  exercise  its  renewal  option at the rate set forth in
Landlord's notice.

B.       If Tenant's  objection to Landlord's  proposed Market Rate is timely  received by Landlord,  then Landlord and Tenant shall attempt in good faith to agreed upon the Market Rate within  fifteen (15) business days  following the date of Tenant's  objection.  If Landlord  and Tenant  agree upon the Market  Rate  within  such  fifteen  (15)
business day period, then the Market Rate shall be the agreed upon base rental rate.

C.        If  Landlord  and Tenant are unable to agree on the Market  Rate within the  fifteen  (15)  business  day period described in the preceding  subparagraph  (after timely notice of Tenant's objection to Landlord's  proposed
Market Rate),  then the Market Rate shall be determined by appraisal as provided  hereinafter.  Landlord and Tenant shall  attempt  to  agree  on a  single  M.A.I.  appraiser.  Each  appraiser  (whether  one or  three)  shall  be a disinterested  licensed  appraiser  expert in the  Plantation  submarket  of Broward  County,  Florida  who, as his primary  livelihood,  has been active in the valuation of commercial  properties in this submarket for no less than five (5) years and who has not  previously  represented  either party or any related  party.  If they shall fail to agree on the choice of a single  appraiser  within ten (10) business  days after demand by either party,  then each shall select an appraiser  within five (5) business days after the expiration of the prior ten (10) day period.  If either  Landlord or Tenant  fails to appoint an  appraiser,  then the  appraiser  selected by the other party shall select the second  appraiser  within five (5) business days following the expiration of the applicable five (5) day period  referred to above.  The two  appraisers  thus selected  shall  select,  within ten (10) business days after their appointment,  a third appraiser.  If the two appraisers so selected shall be unable to agree on the selection of a third  appraiser,  then either  appraiser,  on behalf of both,  shall request such appointment by the American
Institute of Real Estate Appraisers.  Hereinafter  referred to as the "Institute" (or any successor  association or body of comparable  standing if the Institute is not then in existence).  Each appraiser  shall be a member in good standing of the Institute and hold the highest general designation of membership therein.

D.        The Market Rate shall be determined  by the  appraisers  (whether one or three) based upon  customary and usual  appraisal  techniques  of expert  appraisers as of the scheduled  commencement  date of the subject  Renewal
Term.  The  Market  Rate shall  take into  consideration  the size of  Tenant,  Tenant's  creditworthiness,  tenant improvement  allowances to new tenants in the market,  market based free rent and other concessions,  the length of the lease term, the amount of brokerage  commissions  payable,  and similar factors. The appraiser (if one) or each of the  appraisers  (if three) shall prepare a written  report of his or her  determination  of the Market Rate and deliver a copy to Landlord and a copy to Tenant  within  thirty (30) days of the selection of the appraiser if only one appraiser is used, or within  forty-five (45) days of the selection of the third appraiser if three  appraisers are used.  The Market Rate for purposes of this Lease shall equal the rental rate  established by the one appraiser if only one appraiser is used, or the average of the proposed  rental rates  established by each appraiser if three appraisers are used.

If the  appraisal  process  described  above is used to determine  the Market Rate,  then the  reasonable  fees and expenses of the appraisers shall be shared equally by Landlord and Tenant.

                                                     EXHIBIT H

         Landlord's contract with the provider for janitorial services for the Building shall include specifications consistent with the following.

                                             JANITORIAL SPECIFICATIONS

                                                     ARTICLE I

                                                DEFINITION OF WORK

Section 1.1       Janitorial Services.               Janitorial   Services   shall  include  all  labor,   cleaning
products,  cleaning supplies,  equipment and paper products necessary to provide housekeeping services as described herein as specified in Article III, Cleaning Specifications, (collectively, the "Work").

                                                    ARTICLE II

                                          JANITORIAL SERVICES AND DUTIES

Section 2.1       Hours of Work and Frequency of Service.

a)       Night Cleaning Services: Night cleaning services will be provided Monday through Friday except New
                  Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day
                  ("Designated Holidays"). Work will not be performed prior to 6:00 PM Monday through Friday.
                  However, Work can be performed after 1:00 PM on Saturday and any time on Sunday.

b)       Day Cleaning Services:  Day staff shall work Monday through Friday, 7:00 AM until 3:30 PM (except
                  Designated Holidays) with a one-half hour break for lunch, one morning break, and one afternoon break.

              Section 2.2  Areas to be Serviced:     The Work shall be  provided  to the  following  areas:  tenant suites,  elevator  lobbies,  restrooms,  stairwells,  corridor and common  areas,  first floor lobby, elevator cabs, janitorial closets,  multi-tenant  corridors,  the immediate exterior of the Property, exterior smoking areas,  janitorial storage,  breezeways and any other areas directed by the Owner or
              Manager.

                                                             ARTICLE III

                                                       CLEANING SPECIFICATIONS

                  Section 3.1       TENANT SUITES AND COMMON AREAS

a)       Nightly Services:

1.       Detail vacuum all carpet in offices and public areas.
                                            Vacuum around doorframes and behind doors.

2.       Sweep and dust mop all resilient and composition
                                            floors with treated mops.  Damp mop with  germicidal  cleaner  removing all spills and water stains.

3.       Dust all desks and office furniture with treated dust
                                            cloths including the tops of file cabinets and shelving.

4.       Empty all recyclable wastepaper baskets. Comply
                                            with current recycling program.

5.       Empty all waste paper baskets and other trash
                                            containers  and replace  plastic  trash  liners as needed and clean and sanitize as required.

6.       Remove all trash to trash compactors designated by
                                            Owner or Manager at loading dock.

7.       Remove fingerprints, dirt smudges, graffiti, etc.
                                            from all doors,  frames,  glass  partitions,  windows,  light switches, walls, elevator door jambs, call buttons and elevators.

8.       Return chairs and wastebaskets to proper positions.

9.       Clean, sanitize and polish drinking fountains.

10.      Monitor all stairwells and dust and/or damp wipe railings. Sweep landings and treads as needed.

11.      Dust and remove debris from all metal doors and elevator door thresholds.

12.      Wipe clean smudged bright work (brass, stainless).

13.      Spot clean all carpets, resilient and composition floors as required.

14.      Service all walk-off mats as required.

15.      Dust and shine all low reach areas including, but not limited to, standard and built-in furniture ledges, baseboards, windowsills, door louvers, workstation partitions and chairs.

16.      Wipe all kitchen counters and remove dirt and fingerprints from vertical cabinets.

17.      Wipe all telephones with antiseptic solution

18.      Lower and close all blinds, turn off lights.

b)       Weekly Services:

1.       Dust all high reach areas including, but not limited
                                            to,  picture  frames,  charts,  graphs,  wood  paneling,  tops  of file cabinets,  shelving,  and molding and similar wall hangings not cleaned nightly.

2.       Dust inside of all doorjambs.

3.       Clean and polish all metal door and elevator door
                                            thresholds.

4.       Wipe clean and polish all bright work.

5.       Sweep all service stairwells.

6.       Dust all wood vinyl bases.

7.       Edge all carpeted areas (use a crevice tool for inaccessible areas).

8.       Thoroughly vacuum under and around all desks and office furniture.

9.       Clean and spray buff all resilient and composition flooring.

10.      Dust and spot clean all fire extinguishers and fire extinguisher cabinets.

11.      Spot clean all vinyl covers around light switches.

12.      Clean and leave streak-free all window wall glass, glass partitions or detail.

c)       Monthly Services:

1.       Dust all high reach areas, including but not limited
                                            to,  tops  of  doorframes,   structural  and  furniture   ledges,   air
                                            conditioning diffusers and return grilles and light fixtures.

2.       Vacuum all upholstered furniture and fabric wall
                                            covering as needed.

3.       Dust window blinds.

d)       Quarterly Service:

1.       Wash all chair mats using approved cleaning
                                            material.

2.       Strip and wax kitchen, supply room and file room
                                            resilient and composition flooring.

e)       Semi-Annual Service:

1.       Clean all common area carpets including elevators.
                                            Cleaning will be done either on a high-powered
                                            extraction or bonnet mist basis.

f)       Annual Service:

1.       Damp wipe blinds.

2.       Hepa-vac all upholstery and tenant carpet.

                  Section 3.2       RESTROOMS

a)       Nightly Services:

1.       Restock all rest room including paper towels, toilet
                                            tissue,  toilet seat covers hand soap,  sanitary napkins and tampons as required.

2.       Wash, polish and sanitize all mirrors, dispensers,
                                            faucets,  flush  valves and bright work with  non-scratch  disinfectant cleaner as approved by Owner or Manager.

3.       Wash and sanitize all toilet seats, urinals and sinks
                                            with non-scratch disinfectant cleaner. Wipe dry all sinks.

4.       Remove stains, descale toilets, urinals and sinks as
                                            required.

5.       Mop all rest room floors with disinfectant,
                                            germicidal solution.

6.       Remove all restroom trash from building to
                                            designated area.

7.       Wipe down dirt spots and water stains on wall covering.

8.       Clean and sanitize floor beneath urinals to prevent urine stains.

9.       Vacuum A/C diffusers.

10.      Clean doors, light fixtures, switches, door handles, etc.

11.      Stall partitions are to be damp cleaned high and low, both sides.

12.      Dust all sink drains and pipes.

b)       Monthly Services:

1.       Dust all air conditioning diffusers and return air
                                            grilles.

2.       Spray wash and scrub wall tiles.

3.       Dust all doors, jambs and louvers.

4.       Polish floor drain cover.

c)       Quarterly Services:

1.       Machine scrub floor with mild solution, neutralize
                                            flush.

                  Section 3.3       MAIN LOBBY, PUBLIC CORRIDORS AND
                                    ELEVATOR LOBBIES

a)       Nightly Services:

                                    1.      Thoroughly clean all glass entry doors and sidelights.

2.       Spot clean all metal work including hardware, kick plates, cove base and wood baseboard, drinking fountains, planters, elevator call button plates, bronze and any visible hardware.

3.       Spot clean all columns and tenant directory board.

4.       Thoroughly clean all door thresholds of dirt and debris.

5.       Sweep and mop all granite flooring with a rayon mop. Clean dust and dirt from corners.

6.       Vacuum all carpets including garage landings and entrance mats and spot clean as necessary.

7.       Dust lobby walls top to bottom.

8.       Empty and clean all trash receptacles and ashtrays.

9.       Dust window ledges.

10.      Police exterior pavers and entrance walks.

11.      Sweep and dust railing of stairwells. Remove all debris found in stairwells.

b)       Weekly Services:

1.              Thoroughly clean all bronze metal work.

2.             Wipe down furniture, planters, baseboard and any

                                            artwork.

c)       Monthly Services:

1.             Damp mop granite & marble floor with high-speed
                                            floor machine using a white polish pad and apply granite polish.

2.             Mop all stairwells.

d)       Quarterly Services:

1.             Machine scrub to strip sealant from granite floor
                                                rinse, clean, dry and reapply granite sealant polish.

2.             High dust marble, core and perimeter air diffusers,
                                            lighting  fixtures,  metal  ceiling  coves,  curtain wall  mullions and columns.

3.             Wash all interior lobby "store front" windows.

                  Section 3.4       SERVICE AREAS

a)       Nightly Services:

1.       Remove trash from all areas, including freight vestibules.

2.       Maintain an orderly arrangement of janitorial supplies and paper products in janitorial closets and service sink areas.

3.       Maintain an orderly arrangement of all equipment stored in service areas such as mops, buckets, brooms, vacuum cleaners, and scrubbers and like materials.

4.       Clean and disinfect service sinks and floors in service areas and janitorial closets.

                  Section 3.5       PASSENGER ELEVATORS
                           a)       Nightly Services:

1.       Spot clean interior surfaces of cab walls and doors.

2.       Thoroughly clean all metal surfaces with approved products.

3.       Spot clean, vacuum and edge all elevator carpeting.

4.       Report all burned out lights or damage of cabs to cleaning supervisor who will report to Owner or
                                            Manager.

5.       Thoroughly vacuum, clean and polish all elevator thresholds.

6.       Remove all debris found in elevator cab including inside telephone boxes.

7.       Vacuum all elevator landings including garage landings.

b)       Weekly Services:

1.       Dust ceilings including incandescent cab lamps;
         wipe with a lint-free cloth to remove smudges.
                  Section 3.6       EXTERIOR SERVICE
a)       Nightly Services:

1.       Monitor perimeter of building and garage including
         smoking areas.
2.       Sweep and remove accumulated soft dirt, papers and leaves in all areas where wind tends to cause a collection of debris.

3.       Empty all trash receptacles and ashtrays.

4.       Spot clean all exterior glass and front doors at building entrance.

5.       Clean parking deck lobbies, stairs and elevators (tracks, carpet, cabs).

6.       Sweep all pedimats.

b)       Weekly Services:

1.       Hose down or pressure wash all pavers at pedestrian
         walkways and all entrance walks including loading dock area.
2.       Remove spider webs from exterior perimeter lights
         and inside garage.
3.       Replace sand in cigarette urns.

                  Section 3.7       Day Staff Daily Services:

1.       Deliver tenant newspapers.

2.       Stock paper products in restrooms, ensure soap dispenser operation and wipe clean, empty waste cans, wipe up stains and drips, flush unflushed toilets and  perform general cleaning where necessary.

3.       Sweep, wet mop, dust mop, vacuum dust, clean
                                            glass windows,  shine brass  fixtures,  empty trash,  clean  restrooms, and police exterior smoking areas.

4.       Disinfect all water fountains located on the first floor.

5.       Clean and polish all metal surfaces.

6.       Empty and clean all common area trash receptacles and ashtrays in lobby and garage landings.

7.       Dust window ledges in lobby.

8.       Monitor and sweep perimeter pavers and entrance walks.

9.       Respond to management service requests received during the course of the day.

                                                   EXHIBIT "H-1"

                                  (Commencement Date Letter for Initial Premises)

                                                  THE HOGAN GROUP
                                            1000 South Pine Island Road
                                                     Suite 170
                                             Plantation, Florida 33324

_____________, 2002

SUN INTERNATIONAL NORTH AMERICA, INC.
1000 South Pine Island Road
Plantation, Florida 33324

         Re:      Lease dated ______________,  2002 by and between Teachers Insurance and Annuity Association of
                  America, as Landlord, and SUN INTERNATIONAL NORTH AMERICA, INC., as Tenant (the "Lease")

Dear ________:

         Under  EXHIBIT  "D-1" to the Lease,  this will  confirm  that the  Commencement  Date of the Lease Term is
______________________, and the expiration date of the Lease Term is ___________________.

                                                     Sincerely,
                                                     LANDLORD:

                                                     TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                                                     By:    The Hogan Group, Property Manager for Royal Palm I at
                                                            Southpointe

                                                            By:_________________________________
                                                                Name:____________________________
                                                                Title:_____________________________
                                                                                 Date Executed:____________________

TENANT:
ACKNOWLEDGED AND AGREED:
SUN INTERNATIONAL NORTH AMERICA, INC., a
Florida corporation

By:_____________________________
     Name:________________________
     Title:_________________________
Date Executed:____________________

                                                   EXHIBIT "H-2"

                                (Commencement Date Letter for Subsequent Premises)

                                                  THE HOGAN GROUP
                                            1000 South Pine Island Road
                                                     Suite 170
                                             Plantation, Florida 33324

_____________, 2002

SUN INTERNATIONAL NORTH AMERICA, INC.
1000 South Pine Island Road
Plantation, Florida 33324

         Re:      Lease dated ______________,  2002 by and between Teachers Insurance and Annuity Association of
                  America, as Landlord, and SUN INTERNATIONAL NORTH AMERICA, INC., as Tenant (the "Lease")

Dear ________:

         Under EXHIBIT "D-2" to the Lease,  this will confirm that the Commencement  Date of the Lease Term for the
Subsequent Premises is ______________________.

                                                     Sincerely,
                                                     LANDLORD:

                                                     TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                                                     By:    The Hogan Group, Property Manager for Royal Palm I at
                                                            Southpointe

                                                            By:_________________________________
                                                                Name:____________________________
                                                                Title:_____________________________
                                                            Date Executed:_______________________

TENANT:
ACKNOWLEDGED AND AGREED:
SUN INTERNATIONAL NORTH AMERICA, INC., a
Florida corporation

By:_____________________________
     Name:_______________________
     Title:________________________
Date Executed:___________________

                                                              RIDER #2
                                                        RIGHT OF FIRST OFFER

1.       Provided  Tenant is not in default under the Lease beyond any applicable  notice and cure or grace period,
Tenant  shall at any time during the Term of the Lease,  or any renewal term  thereof,  have a right of first offer to  negotiate  a lease for space  contiguous  to and on the same  floor as any  portion of the  Premises  which may become  available  during  initial term or any renewal term of the Lease (the "First  Offer  Space").  In the event that the First Offer Space shall become  available  for leasing (or, if the First Offer Space is not under lease as of the date hereof,  if Landlord or Landlord's  real estate agent submits a proposal to a third party to lease such space),  then  Landlord  shall  promptly  advise  Tenant of the size and location of such space.  Tenant shall give
Landlord written notice fourteen (14) business days following  Landlord's notice to it of its irrevocable  election to either (i) enter into an  amendment  to this Lease  expanding  the  Premises to include the subject  First Offer
Space,  or (ii) forego its rights  under this right of first offer to lease the First Offer  Space,  in which event the procedure set forth in Paragraph 2 below shall apply.

2.       In the event that Landlord  does not enter into a lease with the third party tenant to which  Landlord had submitted the letter of intent  referenced in Paragraph 1 above,  then Landlord shall not be required to again give
Tenant  notice of the  availability  of such space until  ninety (90) days after the notice  given to Tenant  under
Paragraph  1 above.  If Tenant  gives  notice to  Landlord,  however,  during  such  ninety (90) day period that it desires to expand the  Premises  to  include  any  portion of the First  Offer  Space that shall be  designated  in
Tenant's  notice to Landlord.  Landlord  shall give notice to Tenant,  within ten (10) business days  following its receipt of Tenant's notice, if such space is available.

3.       "Available"  for  purposes  of this  Rider #2 shall mean that  Landlord  has not  entered  into a lease or letter of intent for such space with  another  tenant.  In the event  that such space is  available,  Landlord  and
Tenant shall enter into an amendment to this Lease expanding the Premises to include such first offer space.

4.       Tenant's  obligations  under this Lease for the subject  First  Offer Space shall  commence on the date of
Landlord's  delivery of possession  thereof to Tenant,  but Tenant's  lease term for the subject first offer space, and its  obligation  to pay rent with  respect to such  space,  shall  commence  on the  earlier of (i) one hundred twenty (120) days  following  Landlord's  delivery of possession to Tenant,  or (ii) the date that Tenant  occupies the subject First Offer Space for the purpose of the conduct of its business.

5.        Tenant's  rental rate for any portion of the First  Offer Space that it leases  shall be at "Fair  Market
Value".  "Fair Market Value" shall be a sum equal to one hundred  percent (100%) of the fair and reasonable  market rental  value of the subject  First  Offer  Space,  but no less than the rate per square foot then  payable for the
Premises,  taking into account the rental  rates,  as of the  commencement  date of Tenant's  lease for the subject expansion  space, in leases entered into during the preceding six (6) month period in a comparable  office building properties  located in Broward County,  Florida outside of the City of Fort Lauderdale  central  business  district that include  covered  parking  either in the  building or an adjacent  parking  structure  for premises of similar size,  taking  into  account  the terms and  conditions  of the Lease and such  other  leases,  the size of Tenant,
Tenant's  creditworthiness,  tenant improvement allowances to new tenants in the market, market based free rent and other  concessions,  the length of the lease  term,  the  amount of  brokerage  commissions  payable,  and  similar factors..  The Fair Market Value shall be based upon the net benefits to Landlord  after  deducting  the  amortized cost of tenant  improvements,  brokerage  commissions,  and rental abatements (whether tied to construction periods or  otherwise).  The tenant  improvement  allowance  shall take into  account the then  existing  condition  of the subject first offer space.  The size of the Premises and the first offer space,  and Tenant's credit rating,  shall be factors in establishing  the Fair Market Value.  The initial Fair Market Value shall increase during the term of
Tenant's lease of the subject first offer space by four percent (4%) per year.

6.        Fair Market Value shall be established under the following procedures.

(a)       Within 10  business  days after  receipt of the  Tenant's  notice  exercising  its right of first  offer,
         Landlord  shall advise  Tenant of the  applicable  Base Rent for the subject  first offer  space.  Tenant, within ten (10) business  days after the date on which  Landlord  advises  Tenant of the  applicable  Base
         Rent,  shall either (i) give Landlord  final binding notice that it elects to accept the Fair Market Value proposed by  Landlord  or (ii) that Tenant  disagrees  with  Landlord's  determination  of the Fair Market
         Value.  If Tenant fails to provide  Landlord  with a notice that it  disagrees  with  Landlord's  proposed rate within the 10 business day period  required  herein,  the Tenant shall be irrevocably  deemed to have accepted  Landlord's  proposed  rate. In such event,  or if Tenant gives timely notice to Landlord that it accepts  Landlord's  proposed  rate,  then  Landlord and Tenant shall enter into an Amendment to the Lease expanding  the  Premises  to include  the  subject  first  offer  space in  accordance  with the terms and conditions  of this Rider,  increasing  Tenant's  Percentage  Share,  and making such other changes as are commercially typical and necessary to effect such expansion.

(b)       If Tenant timely gives notice to Landlord  that it rejects  Landlord's  proposed Fair Market Value,  then
         Landlord  and  Tenant  shall work  together  in good  faith to agree  upon the Fair  Market  Value for the subject  first  offer space  within a thirty (30) day period.  On  agreement,  Landlord  and Tenant  shall enter into an amendment to the Lease  expanding the Premises in accordance  with the terms and  conditions of this Rider.

(c)       If Landlord  and Tenant  cannot  agree on the Fair Market  Value  within  such 30 days  period,  then the
         Market Rate shall be  determined by appraisal as provided  hereinafter.  Landlord and Tenant shall attempt to agree on a single M.A.I.  appraiser.  Each  appraiser  (whether one or three) shall be a  disinterested licensed  appraiser  expert in the  Plantation  submarket of Broward  County,  Florida who, as his primary livelihood,  has been active in the valuation of commercial  properties in this submarket for no less than five (5) years and who has not previously  represented  either party or any related  party.  If they shall fail to agree on the choice of a single  appraiser  within ten (10)  business  days after demand by either party,  then each shall select an  appraiser  within five (5) business  days after the  expiration  of the prior  ten (10) day  period.  If either  Landlord  or  Tenant  fails to  appoint  an  appraiser,  then the appraiser  selected by the other party shall select the second  appraiser  within five (5)  business  days following the  expiration of the  applicable  five (5) day period  referred to above.  The two  appraisers thus selected shall select, within ten (10) business days after their appointment,  a third appraiser.  If the two  appraisers  so selected  shall be unable to agree on the  selection  of a third  appraiser,  then either  appraiser,  on behalf of both,  shall request such  appointment by the American  Institute of Real
         Estate  Appraisers.  Hereinafter  referred to as the "Institute" (or any successor  association or body of comparable  standing if the Institute is not then in existence).  Each appraiser shall be a member in good standing of the Institute and hold the highest general designation of membership therein.

(d)       The Market Rate shall be determined  by the  appraisers  (whether one or three) based upon  customary and usual appraisal  techniques of expert  appraisers as of the scheduled  commencement date of Tenant's lease of the subject  First Offer  Space,  taking into  account  the factors  included in the  consideration  of
         Market  Rate  stated  hereinabove.  The  appraiser  (if one) or each of the  appraisers  (if three)  shall prepare a written  report  of his or her  determination  of the Fair  Market  Value and  deliver a copy to
         Landlord  and a copy to Tenant  within  thirty (30) days of the  selection  of the  appraiser  if only one appraiser  is used,  or within  forty-five  (45) days of the  selection  of the third  appraiser  if three appraisers  are used.  The Fair  Market  Value for  purposes  of this Lease  shall  equal the rental  rate established  by the one  appraiser if only one  appraiser is used,  or the average of the proposed  rental rates established by each appraiser if three appraisers are used.

(e)      If the appraisal  process  described above is used to determine the Fair Market Value, then the reasonable fees and expenses of the appraisers shall be shared equally by Landlord and Tenant.

7.         Landlord and Tenant shall enter into an amendment  to the Lease (i)  increasing  Tenant's  proportionate share of the  Building to include the First Offer  Space;  (ii)  revising the schedule of Base Rent to include base Rent for the First Offer Space;  (iii) including a Work Letter to provide for the  construction of tenant improvements  in the First Offer Space;  (iv) including a commencement  date for Tenant's  payment of Rent and
     Additional  Rent for the First Offer  Space,  which shall be the earlier of (a) one hundred  twenty (120) days following  the date of  Landlord's  delivery  of  possession  of the  subject  First Offer Space for Tenant to complete  improvements  to the First  Offer  Space  under the terms of a work  letter to be  included  in such amendment,  or (b) the date that Tenant  occupies the subject First Offer Space for the purpose of the conduct of its  business  (v)  including  such other  provisions  that are  required to reflect the  expansion  of the
     Premises to include the First Offer Space.

                                                     RIDER #3
                                    REIMBURSEMENT AGREEMENT FOR EXISTING LEASE

         This  Reimbursement  Agreement  for Existing  Lease  ("Agreement")  is made a part of that certain  Office
Lease Agreement  between SUN  INTERNATIONAL  NORTH AMERICA,  INC., a Delaware  corporation  ("Tenant") and Teachers
Insurance and Annuity  Association of America,  a New York  corporation  ("Landlord")  for premises in the building known as "Royal Palm I at Southpointe" located at 1000 South Pine Island Road, Plantation, Florida ("Building").

                                                     RECITALS

A.       Landlord and Tenant are parties to that certain Office Lease dated  __________________,  2002 for premises located in the Building (the "Lease").

B.       Sun  International  Representation,  Inc.  ("Original  Sister Company") is tenant under that certain Lease
Agreement  dated August 10, 1995  ("Original  Existing  Lease") with  Sentinel  Real Estate Fund, a Delaware  trust
("Original  Existing  Landlord"),  for premises located at 1415 East Sunrise  Boulevard,  Fort Lauderdale,  Florida
33304 ("Existing Building").

C.       The Original  Existing  Lease was modified by that certain  Amendment to Lease dated June 28, 1996 ("First
Amendment to Existing  Lease") between  Original Sister Company and Original  Existing  Landlord for the purpose of extending its term until December 31, 2002, and for the other purposes set forth therein.

D.       Original  Existing  Landlord and Original Sister Company  entered into that certain  Amendment #2 to Lease dated  September  10, 1996 ("Second  Amendment to Existing  Lease") for the purpose of expanding  Sister  Company's premises,  for the purpose of extending the lease term until August 31, 2003,  and for the other purposes set forth therein.

E.       Original Sister Company changed its name to Sun International Resorts, Inc. ("Sister Company").

F.       Original  Existing  Landlord and Sister Company entered into that certain  Amendment #3 to Lease dated May
29, 1998  ("Third  Amendment  to Existing  Lease") for the purpose of  expanding  the  premises,  and for the other purposes set forth therein.

G.       Original  Existing  Landlord and Sister  Company  entered  into that  certain  Amendment #4 to Lease dated
September 30, 1998  ("Fourth  Amendment to Existing  Lease") for the purpose of changing the effective  date of the
Third Amendment to Existing Lease, and for the other purposes set forth therein.

H.       Original  Existing  Landlord and Sister  Company  entered  into that  certain  Amendment #5 to Lease dated
March 30, 1999 ("Fifth  Amendment to Existing Lease") for the purpose of expanding Sister Company's  premises,  for the purpose of extending  the  expiration  date to March 31, 2004,  for the purpose of  evidencing  the guaranty of
Sister Company's  obligations by Sun International Hotels, Ltd..  ("Hotels"),  and for the other purposes set forth therein.

I.       Sentinel Real Estate  Corporation  ("Existing  Landlord")  succeeded to the interest of Original  Existing
Landlord.

J.       Existing  Landlord and Sister  Company  entered into that certain  Amendment #6 to Lease dated January 27,
2000  ("Sixth  Amendment to Existing  Lease") for the purpose of providing  for Sister  Company's  installation  of telecommunications equipment, as defined therein, and for the other purposes set forth therein.

K.       Existing  Landlord and Sister Company entered into that certain  Amendment #7 to Lease dated July 14, 2000
("Seventh  Amendment to Existing Lease") for the purpose of again making certain  arrangements  with respect to the installation of telecommunications equipment, and for the other purposes set forth therein.

L.       Existing  Landlord and Sister Company  entered into that certain  Amendment # 8 to Lease dated as of June,
2001(the  "Eighth  Amendment  to  Existing  Lease")  to  again  make  certain  arrangements  with  respect  to  the installation of telecommunications  equipment,  and for the other purposes set forth therein. The Original Existing
Lease,  the First  Amendment to Existing  Lease,  the Second  Amendment to Existing  Lease,  the Third Amendment to
Existing  Lease,  the Fourth  Amendment  to  Existing  Lease,  the Fifth  Amendment  to Existing  Lease,  the Sixth
Amendment to Existing  Lease,  the Seventh  Amendment to Existing Lease and the Eighth  Amendment to Existing Lease
are together  referred to herein as the "Existing  Lease".  Under the Existing Lease,  Sister Company leases 58,511 square feet of rentable area (the "Existing Premises") in the Existing Building.

M.        In  consideration  of Tenant's  obligations  and  undertakings  under the Lease,  Landlord  has agreed to reimburse Tenant for those  obligations  under the Existing Lease that accrue from and after the Commencement  Date of this Lease, subject to the limitations set forth herein and on the terms and conditions set forth herein.

         NOW,  THEREFORE,  in  consideration  of the terms  and  conditions  of this  Reimbursement  Agreement  for
Existing Lease and the terms and considerations of the Lease, Landlord and Tenant agree as follows:

1.        Recitals.  The above  recitals  are true and  correct  and are agreed to by  Landlord,  Tenant and Sister
         Company as if such recitals were fully set forth herein.

2.       Terms.  All undefined capitalized terms herein shall have the same meanings as defined in the Lease.

3.       No  Assumption.  While  Landlord  agrees  herein to  reimburse  Tenant for certain  obligations  of Sister
         Company under the Existing  Lease,  this  Agreement is not an  assumption by Landlord of Sister  Company's obligations under the Existing Lease, but is instead an agreement to reimburse Tenant.

4.       Status of Existing Lease. Sister Company and Tenant represent that:

A.       The  Existing  Lease  provides for payments of Fixed  Minimum Rent in the amount of  $75,312.11  per month from  September  1, 2002 until  December  31, 2002,  of  $76,610.36  per month from January 1, 2003 until March 31,
2003,  of  $77,077.11  per month from April 1, 2003 until August 31, 2003,  of  $77,905.65  from  September 1, 2003 until December 31, 2003, and of $79,203.90 from January 1, 2004 until March 31, 2004.

B.       The Existing Lease provides  that, in addition to Fixed Minimum Rent,  Tenant shall pay "Tenant's  Expense
Share",  as defined  therein,  of "Expenses"  (as defined  therein) that exceed those incurred in the 1995 calendar year,  which were $6.00 per rentable  square foot.  Tenant's  Expense Share for the 2002 calendar year is $2.83 per rentable square foot of the Existing Premises.

C.       The Existing Lease expires on March 31, 2004.

D.       The Existing Lease is in full force and effect as of the date of this  Agreement,  and that Sister Company has neither given nor received any notice of default,  and no defaults on the part of either  Existing  Landlord or
Sister Company currently exist under the Existing Lease.

5.       Limitation on Landlord's  Liability.  Notwithstanding  anything to the contrary herein,  in no event shall
         Landlord's  liability  under this  Agreement  exceed  the  amount of $1.8  million  (the  "Existing  Lease
         Liability Limit") Notwithstanding the foregoing,  however,  Landlord shall, in addition, be liable for the
         Existing Lease Alterations Payment as defined in Section 11 of this Agreement.

6.       Potential  Buy-Out of Existing  Lease.  Sister  Company and Landlord  will,  within five (5) business days following the date hereof,  agree upon a third party  commercial  real estate broker which shall,  under a dual agency  agreement with Sister Company,  Tenant and Landlord (or under a comparable  arrangement  that does not  require  such broker to  disclose  that  Landlord is a  principal)  commence  negotiations  with
         Existing  Landlord to  determine  if Existing  Landlord  would accept a one time payment in an amount less than  the  Existing  Lease  Liability  Limit  and  to be  then  specified  by  Landlord  (and  subject  to modification  by Landlord  from time to time based on the timing of such payment) (the "Buy Out Limit") in consideration  of Existing  Landlord's  agreement to accelerate the expiration  date of the Existing Lease to a date that is on or about  December  1, 2002 (the  "Existing  Lease  Termination  Agreement").  In the
         event that Sister Company and Existing Landlord enter into the Existing Lease Termination  Agreement,  and provide a true and correct copy,  executed by both Sister  Company and Existing  Landlord,  to Landlord on or before such date,  then  Landlord  shall pay to Tenant an amount equal to the lesser of (i) the Buy Out
         Limit or (ii) the amount  actually  paid by Sister  Company to Existing  Landlord for the  Existing  Lease
         Termination  Agreement.  Landlord  shall make such payment to Tenant  within  fifteen (15)  business  days following  the written  agreement  with respect to such  amount.  Upon such payment by Landlord to Tenant,
         Landlord's obligations under this Agreement shall have been satisfied in full.

7.       Periodic  Payments  of  Existing  Lease  Obligations.  In the  event  that  the  procedures  set  forth in
         Paragraph 6 hereof have not been  followed and an Existing  Lease  Termination  Agreement not entered into between  Sister Company and Existing  Landlord  then,  provided that Tenant is not in default of the terms of the Lease beyond any applicable  cure period at the time that Tenant's  right to each  "Existing  Lease
         Rent  Reimbursements"  (as  hereinafter  defined)  accrues,  then  upon  Landlord's  receipt  of a copy of
         Tenant's rent payment check (but the cancelled  check shall not be required) that the Existing  Tenant has made a rent payment  under the Existing  Lease,  Landlord  will, on a monthly basis and within twenty (20)
         business  days of its  receipt  of such  evidence,  reimburse  Tenant in the amount of such  payment  (the
         "Existing Lease Rent  Reimbursements").  The Existing Lease Rent Reimbursements shall be applicable to the period  commencing  with the  Commencement  Date of the Lease and shall  continue until the Existing Lease expires,  it being  understood  and agreed that Landlord shall  reimburse  Tenant for all of Tenant's rent under the  Existing  Lease,  including  sales tax  thereon,  up the Existing  Lease  Liability  Limit (but
         Landlord shall not be  responsible  for costs such as after-hours  air  conditioning  that are not part of operating expenses).

8.       Existing  Landlord's  Obligation  to  Mitigate  Damages.  Tenant  agrees  that it shall  use  commercially reasonable  efforts to enforce Existing  Landlord's  obligations to mitigate damages as result of Existing
         Tenant's  vacating the Existing  Premises as may exist under the Existing  Lease,  and Tenant shall,  from time to time and at Landlord's  request,  provide Landlord with the status of Existing  Landlord's efforts to relet the  Existing  Premises and Sister  Company's  efforts to cause such  reletting to occur.  Tenant shall cause  Existing  Tenant to take such  additional  steps to mitigate  the sums due under the Existing
         Lease, but without incurring third party expenses, as Landlord may from time to time reasonably require.

9.       Confidentiality.  This Agreement is a confidential agreement between Landlord,  Sister Company and Tenant.
         Neither Sister Company nor Tenant, or their officers,  directors,  attorneys or brokers,  will divulge the economic or other terms of this  Agreement,  or the  existence  of this  Agreement,  whether  orally or in writing,  to any persons,  other than  Tenant's and Existing  Tenant's  officers,  directors,  partners or
         shareholders;   Tenant's  attorneys,   accountants,   brokers  and  other  professional  consultants;  any
         governmental agencies; and pursuant to subpoena or other legal process.

10.      No  Assumption.  This  Agreement  does not serve to cause an assumption of the Existing Lease by Landlord, nor  does  it  effect  a  sublease  of  the  Existing  Premises  by  Landlord.  Instead,  it  serves  as a reimbursement agreement in accordance with the terms and subject to the conditions set forth herein.

11.      Purchase of Alterations  and Trade Fixtures  installed in Existing  Premises.  Provided that Tenant is not in default of its  obligations  under the terms of the Lease beyond any  applicable  grace or cure period, and  provided  that Tenant has  submitted  the Plans and  Specifications  to  Landlord  as required  under
         Exhibit "D-1" to the Lease,  then Landlord  shall pay to Tenant,  within twenty (20) business days of such submission,  the sum of Eight Hundred Eighty Six and 00/100  Dollars  ($886,000.00)  (the "Existing  Lease
         Alterations  Payment"),  to compensate  Tenant for the cost of moving its trade fixtures from the Existing
         Premises to the Premises,  and to compensate  Tenant for the cost of alterations to the Existing  Premises which may not be susceptible of moving to the Premises.

12.      Agreements  to Benefit  Tenant.  The  agreements on the part of Landlord  contained in this  Agreement are solely  for the  benefit  of  Tenant,  and shall  not inure to the  benefit  of any  other  person,  firm, association, corporation, entity or third party.

13.      Brokers.  The covenants and  indemnities  with respect to Brokers set forth in the Lease is expressly made a part hereof  except,  however,  that  Landlord  shall have no liability to Tenant's  Broker for any work undertaken by Tenant's Broker in association with the Existing Lease.

14.      Default under Lease.  Any default under the Lease beyond any applicable  notice and cure period shall be a default under this Agreement. Any default under this Agreement shall be a default under the Lease.

15.      Ratification  of Lease.  Unless  expressly  modified  herein,  all terms and  conditions  of the Lease are hereby ratified and reaffirmed in their entirety.

16.      Notices.  Notices under this Agreement shall be as set forth in the Lease,  and any notice to Tenant shall be deemed a notice to Sister Company.

                                             (signature page follows)

         In witness  whereof,  Landlord,  Existing Tenant and Tenant have executed this Agreement as of the date of the Lease.

Executed in the Presence of:                                  "TENANT"

                                                              SUN INTERNATIONAL NORTH AMERICA, INC.
                                                              Signature:__________________________

__________________________________                            Name printed:_______________________

_________________________________                             Title:______________________________
Witness Name printed
                                                              Date:______________________________
_________________________________

_________________________________
Witness Name printed
Executed in the Presence of:                                  "EXISTING TENANT"

                                                              SUN INTERNATIONAL RESORTS, INC.
                                                              Signature:__________________________

__________________________________                            Name printed:_______________________

__________________________________                            Title:______________________________
Witness Name printed
                                                              Date:______________________________
__________________________________

__________________________________
Witness Name printed

Executed in the Presence of:                                  "LANDLORD"

                                                              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

___________________________________
                                                              Signature:__________________________
__________________________________                            Name:_____________________________
Witness Name printed                                          Title:______________________________
                                                              Date:______________________________

__________________________________

__________________________________
Witness Name printed

                                                     RIDER #4
                                                 Letter of Credit

                                                   NAME OF BANK
                                       IRREVOCABLE STANDBY LETTER OF CREDIT
                                                       DATE

Teachers Insurance and Annuity
         Association of America
730 3rd Avenue
New York, NY 10017

RE:      Letter of Credit No.________________

Gentlemen:

We hereby open our Irrevocable  Standby Letter of Credit in your favor, for the account of SUN INTERNATIONAL  NORTH
AMERICA,  INC. in the aggregate of: USD Two Hundred Sixty Thousand and 00/100 United States  Dollars  ($260,000.00)
available by payment of your draft(s) at sight drawn on ourselves when accompanied by the following document(s):

Statement, purportedly signed by the Landlord, reading as follows:

"Tenant,  SUN  INTERNATIONAL  NORTH AMERICA,  INC., has defaulted in one or more of its obligations under the Lease
Agreement between the Landlord and Tenant for its  Premises at Royal Palm".

Draft(s)  drawn under this credit must state on their face "Drawn  under  ___________________  Irrevocable  Standby
Letter of Credit Number ______________ dated ____________________, 2002.

It is a condition of this Letter of Credit that it shall be automatically  extended without amendment,  for one (1)
year from the  present or any future  expiration  date  hereof,  unless  ninety (90) days prior to any such date we shall notify you in writing by certified mail return  receipt  requested or courier at the above listed address and with a copy to: Mr. Jay Leone, The Hogan Group,  1000 South Pine Island Road, #400,  Plantation,  FL 33324, that we elect not to consider this Letter of Credit  renewed for any such  additional  period.  Upon receipt by you of such notice you may draw hereunder,  within the applicable  expiration date and for the then available  amount, by means of your sight draft  drawn on us only,  accompanied  by the  original of this  Standby  Letter of Credit,  no other document required.

We hereby agree with you that draft(s)  drawn under and in compliance  with the terms and conditions of this credit shall be duly honored if presented  together with document(s) as specified and the original of this credit,  at our
office   located   at    __________________________________,    Attention    __________________    on   or   before
_______________________ or any automatically extended date as provided for herein.

Except as otherwise  expressly stated herein,  this Letter of Credit is subject to the Uniform Customs and Practice for  Documentary  Credits,  established  by the  International  Chamber  of  Commerce,  as in effect on the date of issuance of this credit.

         .........                                   Sincerely,

         .........                                   _______________________________
         .........                                   Authorized Signature

 [INFORMATION  NOTE ONLY:  LANDLORD MUST BE ABLE TO PRESENT AT NEW YORK CITY BRANCH OR NEW YORK CITY  CORRESPONDENT
OF ISSUING BANK FOR PAYMENT ON PRESENTATION]

                                                                                                         Exhibit 4.19

                                                  FIRST AMENDMENT
                                            TO OFFICE LEASE AGREEMENT

         THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT ("First Amendment") is made as of the ___ day of ______________, 2002, between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("Landlord") and KERZNER INTERNATIONAL North
America, INC., a Delaware corporation ("Tenant").

                                               PRELIMINARY STATEMENTS

A.       Landlord and Sun International  North America,  Inc.  ("Original Tenant") entered into that certain Office
Lease  Agreement  dated May 16, 2002 (the "Lease"),  under which Original Tenant leased the Premises known as Suite
620,  Suite 700 and Suite 800 in the office  building known as the Tower at Royal Palm I, located at 950 South Pine
Island Road, Plantation,  Florida 33324. The Premises under the Lease consists of the Initial Premises,  defined in the Lease as Suite 700 and Suite 800,  together  consisting  of 49,677  square feet of Net Rentable  Area,  and the
Subsequent Premises, defined in the Lease as Suite 620 and consisting of 15,323 square feet of Net Rentable Area.

B.       Original  Tenant  changed its name to Kerzner  International  North  America,  Inc, as evidenced by a name change amendment filed with the Florida Secretary of State on June 18, 2002.

C.       Tenant  wishes to include a portion of Suite 620 in the  Initial  Premises  under the Lease.  Accordingly,
Landlord  and Tenant  desire to enter into this First  Amendment  for the purpose of changing  the date of Tenant's scheduled occupancy of a portion of Suite 620, and for the other purposes set forth herein.

                                                        TERMS

         NOW,  THEREFORE,  for Ten Dollars  ($10.00) and for the covenants and  conditions of this  Agreement,  the receipt and sufficiency of which are hereby  conclusively  acknowledged,  5201 Landlord,  Landlord and Tenant agree as follows:

1.       Recitals.  The above  recitals  are true and correct  and are agreed to by Landlord  and Tenant as if such recitals were fully set forth herein.

2.       Terms.  All undefined capitalized terms herein shall have the same meanings as defined in the Lease.

3.       Subsequent  Premises.  Landlord and Tenant  hereby agree that Exhibit "B" to the Lease shall be revised to include in the Initial  Premises the premises  depicted in Exhibit "B-1" attached  hereto.  These  premises,  now a portion of the Initial  Premises,  were a portion of the Subsequent  Premises as defined in the Lease. The premises depicted in Exhibit "B-1" hereto are referred to herein as the "Early  Occupancy  Portion",  and are  stipulated to consist of 6,034 square feet of Net Rentable  Area.  Furthermore,  the third page of Exhibit "B" to the Lease shall be deleted and shall be replaced  with Exhibit "B-2" hereto,  which depicts the  Subsequent  Premises as defined in the Lease less the Early Occupancy Portion.

4.       Commencement  Date for Early Occupancy  Portion.  As the Early Occupancy  Portion is herein made a part of the  Initial  Premises,  the  Commencement  Date for the  Early  Occupancy  Portion  shall be the same  date as the
Commencement Date for the Initial Premises.

5.       Special  Terms  applicable  to  "Interim  Period".  The  period  between  the  Commencement  Date  and the
Commencement Date for the Subsequent Premises is referred to herein as the "Interim Period".

6.       Base Rent for Early  Occupancy  Portion.  Exhibit "C" to the Lease is hereby  supplemented to provide that
Tenant shall pay Base Rent for the Early  Occupancy  Portion for the Interim  Period in the amount of $2,517.17 per month,  plus sales tax thereon,  prorated for any partial periods.  The foregoing  monthly amount was calculated on the basis of $5.00 per square foot per year for the Early Occupancy Portion.

7.       Tenant's  Proportionate  Share.  Section 1.8 of the Lease is hereby  supplemented to provide that Tenant's
Proportionate  Share for the Early  Occupancy  Portion is 2.5109%.  Section 24.2 of the Lease is hereby  amended to provide that Tenant shall pay Tenant's  Proportionate  Share of Operating  Expenses for the Early Occupancy Portion
for the Interim Period; the Expense Stop shall not be applicable to the foregoing obligation.

8.       Parking.  Section 1.7 of the Lease is hereby  amended to provide that Tenant may use the 10 allocated  and unreserved  parking  spaces  in the  parking  structure  adjacent  to the  Building,  originally  allocated  to the
Subsequent  Premises,  on and as of the Commencement Date and for the Interim Period.  In addition,  Tenant may use twenty (20) additional  allocated and unreserved  parking spaces in the parking structure adjacent to the Building, which twenty (20) spaces are subject to  relocation  to another  surface area  adjacent to the Building  Project or within the Building Project as set forth in Section 1.7 of the Lease.

9.       Tenant Improvements for Early Occupancy Portion.

A.       Paragraph  5 of  Exhibit  "D-1" to the Lease is hereby  amended to  provide  that the  Tenant  Improvement
              Allowance  for the Initial  Premises,  including  the Early  Occupancy  Portion,  shall be  $645,030.
              Paragraph 5 of Exhibit  "D-2" to the Lease is hereby  amended to provide that the Tenant  Improvement
              Allowance  for the  Subsequent  Premises,  not  including  the  Early  Occupancy  Portion,  shall  be
              $245,220.

B.       Paragraph  2 of Exhibit  "D-1" to the Lease is hereby  amended to provide  that the Plans,  and the Tenant
              Improvements,  shall  include  the  construction  of a  demising  wall for both the  Early  Occupancy
              Portion and for the Subsequent Premises.

10.      Exhibit "D-2" to the Lease is hereby amended to include the following provision as a new Paragraph 5(c):

         Tenant  acknowledges  that Landlord may wish to lease  portions of the  Subsequent  Premises (but not including the Early Occupancy  Portion) to third parties prior to the  Commencement  Date for the Subsequent  Premises.  Such third party leases shall be consistent  with the  requirements of
         Section  1.9 of the Lease with  respect to the date that  Landlord  shall be  required  to tender delivery of possession of the Subsequent  Premises (less the Early Occupancy  Portion) to Tenant.
         In the event that Landlord  enters into leases with such third party tenants,  Landlord may elect to construct  tenant  improvements  in the  Subsequent  Premises to prepare  applicable  portions thereof  for the use and  occupancy  of such  third  parties.  In the event that  Tenant,  in the course  of its  work  under  Exhibit  "D-2"  to the  Lease,  utilizes  some or all of the  tenant improvements  constructed  by Landlord for the use of such third  parties in the  Premises,  then
         Landlord's  commercially  reasonable cost of such reutilized  improvements  may be offset against the tenant  improvement  allowance  granted  to Tenant  under  Section 5 of Exhibit  "D-2" to the
         Lease.  In the  event  that  Tenant  does not  reutilize  any such  improvements  constructed  by
         Landlord and instead  causes them to be  demolished in the course of its work under Exhibit "D-2"
         to the Lease, then Landlord shall increase the tenant  improvement  allowance under Exhibit "D-2"
         to the Lease by the  commercially  reasonable  costs of such  demolition.  Tenant agrees that, if
         Landlord tenders its plans and  specifications  for any such tenant  improvements for third party tenants to Tenant  prior to its  construction  thereof,  that Tenant  shall review such plans and provide detailed,  reasonable  comments thereto,  within ten (10) business days following receipt from Landlord (or receipt of any  revisions  based upon such Tenant  comments),  so that Landlord may attempt to plan such tenant  improvements  so that they are  susceptible of being  reutilized by Tenant  provided,  however,  that  Tenant  shall  not be bound to  subsequently  utilize  such improvements  by  virtue  of the fact  that it made  such  comments.  In the  event  that  Tenant reutilizes  any  portion of the tenant  improvements  constructed  by  Landlord,  Landlord  shall provide  Tenant with an accounting of such  expenditures  within five (5) business days following
         Tenant's request  therefor or following  Landlord's  determination  that such  reutilization  has been affected.  In the event that Tenant intends to demolish any such  improvements in the course of its work  under  Exhibit  "D-2" to the  Lease,  then  Tenant  shall  tender  to  Landlord  its commercially  reasonable  estimate of the cost of such  demolition.  Landlord  and Tenant  shall, within five (5) business  days  following  its receipt of the estimate from the other of the cost of such  improvements  (or their  demolition),  give notice to the other if it contests that such estimate is for a  commercially  reasonable  amount and, in the event of such  contest,  Landlord and Tenant shall work with each other to agree upon the amount of such costs.

11.      Brokers.  Landlord and Tenant each  warrants  that it has had no dealings  with any real estate  broker or agents in  connection  with the  negotiation  of this First  Amendment  excepting  only The Hogan  Group,  Inc. and
Cushman and Wakefield of Florida,  Inc.,  which have  represented  Landlord  (together  "Landlord's  Broker"),  and
Julien J. Studley,  Inc. , which has represented Tenant ("Tenant's  Broker").  Landlord will compensate  Landlord's
Broker who,  in turn,  will  compensate  Tenant's  Broker in  accordance  with the terms of a written  co-brokerage agreement between  Landlord's  Broker and Tenant's Broker.  Landlord and Tenant each further warrants that it knows of no other real estate  broker or agent,  other than those who are named  above,  who is entitled to a real estate commission  in  connection  with this Lease and Landlord or Tenant each agrees to indemnify  the other  against any claims for  commission  and expenses  created by such claim by any other real estate  broker or agent with whom the indemnifying party may have dealt or communicated.

12.      Right of First Offer.  Tenant has elected not to exercise its Right of First Offer,  set forth in Rider #2 to the Lease,  with respect to premises  consisting of 6,048 square feet of Net Rentable Area on the sixth floor of the Building that  Landlord is in the process of leasing to a third party for a term of sixty-four  (64) months and with one five (5) year  renewal  option.  Landlord  hereby  confirms  that  Tenant's  Right of First Offer shall be applicable to other available  premises on the Building's  sixth floor in accordance with the terms of the Right of
First Offer.  Furthermore,  with respect to the term of the Right of First Offer,  the first  sentence of the Rider
#2 to the Lease is hereby  amended to provide  that  Tenant's  Right of First  Offer shall be  applicable  from and after the date of the Lease and  thereafter  at any time during the Term of the Lease,  provided that Tenant is not in default under the Lease beyond any applicable notice and cure or grace period.

13.      Effect of Delivery.  Landlord has delivered a copy of this First  Amendment to Tenant for Tenant's  review only and the delivery  hereof does not  constitute an offer to Tenant or an option to lease.  This First  Amendment shall not be effective until a copy is executed by Landlord and Tenant and is returned to Tenant.

14.      Ratification  of Lease.  Unless  expressly  modified  herein,  all terms and  conditions  of the Lease are hereby ratified and reaffirmed in their  entirety.  Any default under this First Amendment shall be a default under the Lease, and any default under the Lease shall be a default under this First Amendment.

15.      Lease  in Full  Force  and  Effect.  Tenant  represents,  warrants  and  acknowledges  that  the  Lease is unmodified,  other than pursuant to the terms of this First Amendment,  and is in full force and effect as modified herein;  that to the knowledge of Tenant Landlord is not in default in the  performance of any covenant,  agreement or condition  contained in the Lease, as modified;  and that to its knowledge  Tenant has no defense to the payment of any amounts due under the Lease, as modified.

                                             (Execution page follows)

         IN WITNESS  WHEREOF,  the parties have executed this First  Amendment as of the day and year first written above.

Signed, sealed and delivered                                  Tenant:

in the presence of:                                           KERZNER   INTERNATIONAL   NORTH   AMERICA,   INC.,  a
                                                              Delaware corporation

______________________________________                        By:
Print Name:                                                   Name:
                                                              Title:
_____________________________________
Print Name:

                                                              Landlord:

                                                              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
                                                              AMERICA, a New York corporation

______________________________________                        By:
Print Name:                                                   Name:
______________________________                                                                   Title:

______________________________________
Print Name:

                                                   EXHIBIT "B-1"
                                      FLOOR PLAN FOR EARLY OCCUPANCY PORTION